          As filed with the Securities and Exchange Commission on March 23, 2001

      Securities Act of 1933 File No. 333-20637
       Investment Company Act of 1940 File No. 811-8035

                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                      FORM N-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933   [ X ]

   Pre-Effective Amendment No. __         [   ]
   Post-Effective Amendment No. 5     [ X ]

           and

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940  [ X ]

   Amendment No. 8       [ X ]

 AFBA 5 STAR FUND, INC.
(Exact Name of Registrant as Specified in Charter)

c/o PFPC Inc.
400 Bellevue Parkway
Wilmington, DE 19809
(Address of Principal Executive Offices)

(800) 243-9865
(Registrant's Telephone Number)

Mr. John A. Johnson, President
c/o PFPC Inc.
400 Bellevue Parkway
Wilmington, DE 19809
(Name and Address of Agent for Service)

Copies to:
Michael P. O'Hare, Esquire
Stradley, Ronon, Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA 19103-7098

It is proposed that this filing will become effective:

  [   ] immediately upon filing pursuant to Paragraph (b) of Rule 485;
  [   ] on (date) pursuant to Paragraph (b) of Rule 485;
  [ X ] 60 days after filing pursuant to Paragraph (a)(1) of Rule 485;
  [   ] on (date) pursuant to Paragraph (a)(1) of Rule 485;
  [   ] 75 days after filing pursuant to Paragraph (a)(2) of Rule 485; or
  [   ] on (date) pursuant to Paragraph (a)(2) of Rule 485.

If appropriate, check the following box:

  [   ] this post-effective amendment designates a new effective date for a previously filed post-effective amendment.

Cover Page

Part A
Prospectus for the Class A, Class B and Class C shares of each series of the AFBA 5Star
Fund, Inc.

Prospectus for the original class of shares of each series of the Registrant included in the
Post-Effective Amendment 4 to Registrant's Form N-1A, filed via EDGAR on July 28,
2000, is hereby incorporated by reference into this filing.

Part B
Statement of Additional Information for all four classes of each series of the Registrant.

Part C
Other Information and Exhibits.

Prospectus dated __________, 2001

AFBA 5Star FundSM

Class A Shares
Class B Shares
Class C Shares

Shares of the Fund have not been approved or disapproved by the Securities and Exchange Commission nor has the
Commission passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

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Prospectus dated __________, 2001

AFBA 5Star Fund, Inc.

MANAGER:
AFBA 5STAR INVESTMENT MANAGEMENT COMPANY

SUB-ADVISER:
KORNITZER CAPITAL MANAGEMENT, INC.

DISTRIBUTED BY:
PFPC DISTRIBUTORS, INC.

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Table of Contents

Page

Information About the Funds

Investment Objectives and Principal Investment Strategies

Principal Risk Factors

Past Performance

Fees and Expenses

Management and Investment Counsel

Information About Investing

Selecting the Correct Class of Shares

How to Purchase Shares

How to Redeem Shares

Shareholder Services

How Share Price is Determined

Distributions and Taxes

Additional Policies About Transactions

Distribution and Service Arrangements

Conducting Business with AFBA 5Star Fund, Inc.

2 3 4 7 12 13 16 16 17 17 17 18 19 21

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Investment Objectives and Principal Investment Strategies

Market Capitalization:
How much a company is considered to be worth. It equals the number of outstanding shares times the share price. Larger capitalization companies are those in excess of $1 billion while smaller capitalization companies are valued under that figure.

The investment objectives and the manner in which the AFBA 5Star Funds will pursue their objectives are as follows:

  AFBA 5Star Balanced Fund - seeks long-term capital growth and high current income by investing in common stocks, convertible bonds and convertible preferred stocks and corporate fixed income securities, many of which can be high-yielding, high risk securities.
  AFBA 5Star Equity Fund - seeks long-term capital growth by investing at least 65% of its assets in common stocks of large capitalization companies most of which are listed on the New York Stock Exchange.
  AFBA 5Star High Yield Fund - seeks high current income with long-term capital growth as a secondary objective by investing at least 65% of its assets in high yielding, high risk fixed income securities.
  AFBA 5Star USA Global Fund - seeks long-term capital growth by investing in common stocks of companies based in the United States that receive greater than 40% of their revenues or income from global sales and operations. The international operations of these U.S. based companies will provide investors with exposure to at least three foreign countries.

Each Fund's principal investment strategies used are described below:

  AFBA 5Star Balanced Fund invests in a combination of common stocks, high yield, high risk corporate bonds and high yield, high risk convertible securities. The allocation of assets invested in each type of security is designed to balance yield income and long-term capital appreciation with reduced volatility of returns. The Fund expects to change its allocation mix over time based on the sub-adviser's view of economic conditions and underlying security values. Usually, the sub-adviser will invest at least 25% of the Fund's assets in equity securities and at least 25% in fixed-income securities.
  AFBA 5Star Equity Fund invests in companies that meet specific cash flow criteria and/or are expected to benefit from long-term industry and technological trends that are likely to positively impact company performance. The cash flow criteria used by the sub-adviser focuses on consistency and predictability of cash generation. Separately, long-term trends are identified with the purpose of investing in companies that should have favorable operating environments over the next three to five years. The final stock selection process includes: 1) ongoing fundamental analysis of industries and the economic cycle; 2) analysis of company-specific factors such as product cycles, management, etc.; and 3) rigorous valuation analysis.
  AFBA 5Star High Yield Fund uses extensive fundamental research to identify potential fixed income investment opportunities among higher risk, higher yielding securities. Emphasis is placed on relative value and good corporate management. Specifically, the sub-adviser may look at a number of past, present and estimated factors such as: 1) financial strength of the issuer; 2) cash flow; 3) management; 4) borrowing requirements; and 5) responsiveness to changes in interest rates and business conditions.

    AFBA 5Star USA Global Fund identifies companies that exhibit consistent or predictable cash generation and/or are expected to benefit from long-term industry or technological trends. The sub-adviser then selects securities based on: 1) fundamental analysis of industries and the economic cycle; 2) company-specific analysis such as product cycles, management, etc.; 3) rigorous valuation analysis; and, 4) the issuer must have substantial international operations.

Temporary Investments - The Funds intend to hold a small percentage of cash or high quality, short-term debt obligations for reserves to cover redemptions and unanticipated expenses. There may be times, however, when a Fund may respond to adverse market, economic, political or other considerations by investing up to 100% of its assets in high quality short-term debt obligations or other defensive investments for temporary investment purposes. During these times, a Fund may not achieve its investment objective. Also, keep in mind that a temporary defensive strategy still has the potential to lose money.

The objectives and policies described above determine how the Funds are managed and may only be changed with the approval of the corresponding Fund's shareholders.

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Principal Risk Factors

Default risk: The possibility that the issuer of a debt security will fail to make timely payments of principal or interest to the Funds.

 Market Risks - Equity securities are subject to market, economic and business risks that will cause their prices to fluctuate over time. Since the Funds (except AFBA 5Star High Yield) are normally invested in equity securities, the value of these Funds will go up and down. For example, with any mutual fund, there is a risk that you could lose money by investing in the Funds.

Different types of investments shift in and out of favor depending on market and economic conditions. For example, at various times stocks will be more or less favorable than bonds, and small company stocks will be more or less favorable than large company stocks. Because of this, the Funds will perform better or worse than other types of funds depending on what is in "favor."

Fixed Income Risks - The yields and principal values of debt securities will also fluctuate. Generally, values of debt securities change inversely with interest rates. That is, as interest rates go up, the values of debt securities tend to go down and vice versa. Furthermore, these fluctuations tend to increase as a bond's maturity increases such that a longer term bond will increase or decrease more for a given change in interest rates than a shorter term bond.

High Yield Risks - AFBA Balanced and AFBA 5Star High Yield Funds invest in lower-rated, high yielding bonds (so-called "junk bonds"). These bonds have a greater degree of default risk than higher-rated bonds. Lower-rated securities may be issued by companies that are restructuring, are smaller and less credit worthy or are more highly indebted than other companies. Lower-rated securities also tend to have less liquid markets than higher-rated securities. In addition, market prices of lower-rated bonds tend to react more negatively to adverse economic or political changes, investor perceptions or individual corporate developments than higher-rated bonds.

International Risks - International investing poses additional risks such as currency fluctuation and political instability. However, AFBA 5Star USA Global Fund limits these risks by investing only in U.S. companies traded in the U.S. and denominated in U.S. dollars. While this eliminates direct foreign investment, the companies the Fund invests in will experience these risks in their day-to-day business dealings. These risks are inherently passed on to the company's shareholders and in turn, to the Fund's shareholders.

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Past Performance

The performance information shown below provides an indication of the risks of investing in the Funds. The bar charts on the left side show the total returns generated by the respective Fund for each calendar year. The tables on the right show how each Fund's average annual returns for certain periods compare with those of a relevant, widely recognized benchmark. The returns assume that all dividends and capital gains distributions have been reinvested in new shares of the Fund. Past performance is not necessarily an indication of how a Fund will perform in the future.

The performance information is based on the performance of each Fund's original class which is not offered in this Prospectus. Different classes of shares of the same Fund will generally have substantially similar annual returns because the shares are invested in the same portfolio of securities. Annual returns of the Class A, B and C shares will differ from each other and those of the original class only to the extent that the classes have different expenses (including Rule 12b-1 fees) or sales charges. The returns shown in the bar charts do not reflect any sales charges. If sales charges were reflected, returns would be less than those shown.

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AFBA 5Star Balanced Fund

Annual Total Return as of December 31 of Each Year

1998	(0.4)%
1999	6.7%
2000	11.2%

Year-to-Date Return as of March 31, 2001 = _____%
Best Quarter Ended March 31, 2000 = 9.97%
Worst Quarter Ended September 30, 1998 = (11.86)%

Average Annual Total Return as of December 31, 2000	1 Year	Annualized Total Return Since Inception1

AFBA 5Star Balanced Fund2
 Class A
	___%	___%
 Class B
	___%	___%
 Class C
	___%	___%

S&P 500 Index	(9.13)%	14.38%

S&P 500 Index and Merrill Lynch Bond Fund Weighted Average	_____%	_____%

1 Inception Date = June 3, 1997

2 The average annual total return figures are based on the historical performance of the Fund's original class of shares, but have been recalculated to show the effect of any applicable front-end or deferred sales charges (but not Rule 12b-1 fees).

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AFBA 5Star Equity Fund

Annual Total Return as of December 31 of Each Year

1998	6.4%
1999	13.2%
2000	18.13%

Year-to-Date Return (through March 31, 2001) = _____%
Best Quarter Ended December 31, 1998 = 16.47%
Worst Quarter Ended September 30, 1998 = (16.37)%

Average Annual Total Return as of December 31, 2000	1 Year	Annualized Total Return Since Inception1

AFBA 5Star Equity Fund2
 Class A
	___%	___%
 Class B
	___%	___%
 Class C
	___%	___%

S&P 500 Index	(9.13)%	14.38%

1 Inception Date = June 3, 1997

2 The average annual total return figures are based on the historical performance of the Fund's original class of shares, but have been recalculated to show the effect of any applicable front-end or deferred sales charges (but not Rule 12b-1 fees).

The stock market and the major market indices, including the Standard & Poor's 500 Index, enjoyed a period of great economic growth during the period shown. The AFBA 5Star Equity Fund's performance during the period reflects this positive trend, however, investors are cautioned that such high total returns are likely not sustainable.

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AFBA 5Star High Yield Fund

Annual Total Return as of December 31 of Each Year

1998	(6.0)%
1999	2.3%
2000	7.7%

Year-to-Date Return as of March 31, 2001 = _____%
Best Quarter Ended September 30, 2000 = 5.60%
Worst Quarter Ended September 30, 1998 = (6.27)%

Average Annual Total Return as of December 31, 2000	1 Year	Annualized Total Return Since Inception1

AFBA 5Star High Yield Fund2
 Class A
	___%	___%
 Class B
	___%	___%
 Class C
	___%	___%

Merrill Lynch High Yield Bond Index	_____%	_____%

1 Inception Date = June 3, 1997

2 The average annual total return figures are based on the historical performance of the Fund's original class of shares, but have been recalculated to show the effect of any applicable front-end or deferred sales charges (but not Rule 12b-1 fees).

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AFBA 5Star USA Global Fund

Annual Total Return as of December 31 of Each Year

1998	8.10%
1999	32.1%
2000	8.7%

Year-to-Date Return as of March 31, 2001 = _____%
Best Quarter Ended December 31, 1999 = 19.48%
Worst Quarter Ended September 30, 1998 = (10.25)%

Average Annual Total Return as of December 31, 2000	1 Year	Annualized Total Return Since Inception1

AFBA 5Star USA Global Fund2
 Class A
	___%	___%
 Class B
	___%	___%
 Class C
	___%	___%

S&P 500 Index	(9.13)%	14.38%

1 Inception Date = June 3, 1997

2 The average annual total return figures are based on the historical performance of the Fund's original class of shares, but have been recalculated to show the effect of any applicable front-end or deferred sales charges (but not Rule 12b-1 fees).

The stock market and the major market indices, including the Standard & Poor's 500 Index, enjoyed a period of great economic growth during the period shown. The AFBA 5Star USA Global Fund's performance during the period reflects this positive trend, however, investors are cautioned that such high total returns are likely not sustainable.

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Fees & Expenses

The following tables describe the fees and expenses that you may pay if you buy and hold shares of each AFBA 5Star Fund. There are different share classes to allow you to maximize your potential return depending on your and your financial adviser's current expectations for your investment in a Fund.

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AFBA 5Star Balanced Fund
AFBA 5Star Equity Fund
AFBA 5Star USA Global Fund

Shareholder Fees (fees paid directly from your investment)	Class A	Class B (a)	Class C
Maximum Sales Charge Imposed on Purchases (as a percentage of offering price)	5.50% (b)	None	None
Maximum Deferred Sales Charge	None (c)	4.75% (d)	1.00% (e)
Maximum Sales Charge Imposed on Reinvested Dividends	None	None	None
Redemption Fee (f)	None	None	None
Exchange Fee	None	None	None

(a) Class B shares convert to Class A shares automatically at the end of the seventh year (84th month) after purchase. Investors seeking to purchase Class B shares in amounts that exceed $250,000 should discuss with their financial consultant whether the purchase of another class would be more appropriate; such orders may be rejected by the Fund.

(b) Reduced for purchases of $50,000 and more; waived for certain systematic retirement accounts.

(c) Class A shares are not subject to a contingent deferred sales charge (a "CDSC"); except certain purchases that are not subject to an initial sales charge may instead be subject to a CDSC of 1.00% of amounts redeemed within the first year of purchase. Such a CDSC may be waived in connection with redemptions to participants in certain fee-based programs.

(d) A CDSC will be charged on redemptions of Class B shares as follows: 4.75% during the first year; 4.25% during the second year; 3.25% during the third year; 2.25% during the fourth year and fifth year; 1.25% during the sixth year; and 0.50% during the seventh year. Class B shares automatically convert into Class A shares at the end of the seventh year after purchase and thereafter will not be subject to a CDSC.

(e) Class C shares are subject to a 1.00% CDSC only if they are redeemed within the first 18 months after purchase.

(f) If you redeem shares via wire transfer, you may be required to pay fees, including a $10 wire fee and other fees, that will be directly deducted from your redemption proceeds. If you request redemption checks to be sent by overnight mail, you may be required to pay a $10 fee that will be directly deducted from your redemption proceeds.

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AFBA 5Star High Yield Fund

Shareholder Fees (fees paid directly from your investment)	Class A	Class B (a)	Class C
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	3.75% (b)	None	None
Maximum Deferred Sales Charge (Load)	None (c)	4.00% (d)	1.00% (e)
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None	None	None
Redemption Fee (f)	None	None	None
Exchange Fee	None	None	None

(a) Class B shares convert to Class A shares automatically at the end of the seventh year (84th month) after purchase. Investors seeking to purchase Class B shares in amounts that exceed $250,000 should discuss with their financial consultant whether the purchase of another class would be more appropriate; such orders may be rejected by the Fund.

(b) Reduced for purchases of $50,000 and more.

(c) Class A shares are not subject to a contingent deferred sales charge (a "CDSC"); except certain purchases that are not subject to an initial sales charge may instead be subject to a CDSC of 1.00% of amounts redeemed within the first year of purchase. Such a CDSC may be waived in connection with redemptions to participants in certain fee-based programs.

(d) A CDSC will be charged on redemptions of Class B shares as follows: 4.00% during the first year; 3.00% during the second year and third year; 2.00% during the fourth year, fifth year and sixth year; and 1.00% during the seventh year. Class B shares automatically convert into Class A shares at the end of the seventh year after purchase and thereafter will not be subject to a CDSC.

(e) Class C shares are subject to a 1.00% CDSC only if they are redeemed within the first 18 months after purchase.

(f) If you effect a redemption via wire transfer, you may be required to pay fees, including a $10 wire fee and other fees, that will be directly deducted from your redemption proceeds. If you request redemption checks to be sent by overnight mail, you may be required to pay a $10 fee that will be directly deducted from your redemption proceeds.

Annual Fund Operating Expenses
(expenses that are deducted from Fund assets)

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AFBA 5Star Balanced Fund

	Class A	Class B	Class C
Management Fees	0.80%	0.80%	0.80%
Distribution (12b-1) fees	None	0.75%	0.75%
Shareholder Service (12b-1) fees	0.25%	0.25%	0.25%
Other Expenses	0.43%	0.43%	0.43%
Total Annual Fund Operating Expenses	1.48%	2.23%	2.23%

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AFBA 5Star Equity Fund

	Class A	Class B	Class C
Management Fees	0.80%	0.80%	0.80%
Distribution (12b-1) fees	None	0.75%	0.75%
Shareholder Service (12b-1) fees	0.25%	0.25%	0.25%
Other Expenses	0.67%	0.67%	0.67%
Total Annual Fund Operating Expenses	1.72%	2.47%	2.47%

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AFBA 5Star High Yield Fund

	Class A	Class B	Class C
Management Fees	0.80%	0.80%	0.80%
Distribution (12b-1) fees	None	0.75%	0.75%
Shareholder Service (12b-1) fees	0.25%	0.25%	0.25%
Other Expenses	1.64%	1.64%	1.64%
Total Annual Fund Operating Expenses	2.69%	3.44%	3.44%

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AFBA 5Star USA Global Fund

	Class A	Class B	Class C
Management Fees	0.80%	0.80%	0.80%
Distribution (12b-1) fees	None	0.75%	0.75%
Shareholder Service (12b-1) fees	0.25%	0.25%	0.25%
Other Expenses	0.41%	0.41%	0.41%
Total Annual Fund Operating Expenses	1.46%	2.21%	2.21%


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Fee Examples

The following examples are intended to help you compare the cost of investing in each AFBA 5Star Fund with the cost of investing in other mutual funds. The examples assume that you invest $10,000 in a Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The examples also assume that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

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AFBA 5Star Balanced Fund

	1 Year	3 Years	5 Years	10 Years

Class A1	$692	$992	$1,318	$2,287

Class B (assuming no redemption)	$226	$697	$1,206	$2,717

Class B (assuming complete redemption at the end of the period)2	$690	$1,002	$1,431	$2,717

Class C (assuming no redemption)	$226	$697	$1,206	$2,717

Class C (assuming complete redemption at end of period)2	$324	$697	$1,206	$2,717

1 Assumes deduction at time of purchase of maximum sales charge.
2 Assumes deduction at redemption of maximum deferred sales charge.

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AFBA 5Star Equity Fund

	1 Year	3 Years	5 Years	10 Years

Class A1	$715	$1,062	$1,438	$2,556

Class B (assuming no redemption)	$250	$770	$1,329	$2,991

Class B (assuming complete redemption at the end of the period)2	$713	$1,095	$1,551	$2,991

Class C (assuming no redemption)	$250	$770	$1,329	$2,991

Class C (assuming complete redemption at end of period)2	$348	$770	$1,329	$2,991

1 Assumes deduction at time of purchase of maximum sales charge.
2 Assumes deduction at redemption of maximum deferred sales charge.

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AFBA 5Star High Yield Fund

	1 Year	3 Years	5 Years	10 Years

Class A1	$807	$1,339	$1,911	$3,611

Class B (assuming no redemption)	$347	$1,056	$1,814	$4,064

Class B (assuming complete redemption at the end of the period)2	$733	$1,356	$2,014	$4,064

Class C (assuming no redemption)	$347	$1,056	$1,814	$4,064

Class C (assuming complete redemption at end of period)2	$443	$1,056	$1,814	$4,064

1 Assumes deduction at time of purchase of maximum sales charge.
2 Assumes deduction at redemption of maximum deferred sales charge.

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AFBA 5Star USA Global Fund

	1 Year	3 Years	5 Years	10 Years

Class A1	$690	$986	$1,308	$2,694

Class B (assuming no redemption)	$224	$691	$1,196	$2,694

Class B (assuming complete redemption at the end of the period)2	$688	$1,016	$1,421	$2,694

Class C (assuming no redemption)	$224	$691	$1,196	$2,694

Class C (assuming complete redemption at end of period)2	$322	$691	$1,196	$2,694

1 Assumes deduction at time of purchase of maximum sales charge.
2 Assumes deduction at redemption of maximum deferred sales charge.

The above examples are for comparison purposes only and are not a representation of the Funds' actual expenses and returns, either past or future.

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Manager and Sub-Adviser

 AFBA 5Star Investment Management Company (the "Manager") acts as the Fund's investment and business manager and is a registered investment adviser under the Investment Advisers Act of 1940. Pursuant to the current Management Agreement for each of the Funds, the Manager is responsible for providing or obtaining investment management and related administrative services for the Funds. The Manager's sole business is the management of the Funds, which currently have approximately $115 million in total assets. The Manager is a corporation organized under the laws of the State of Virginia. The firm is a wholly-owned subsidiary of 5Star Financial Company and, ultimately, a wholly-owned subsidiary of Armed Forces Benefit Association ("AFBA"), which was organized in 1947 to provide low-cost life insurance for military families. As AFBA's eligibility criteria have expanded over the years, so has its services, which now include banking products, mutual funds, health insurance and financial services. Lt. General C.C. Blanton, USAF (Ret.), serves as the Chairman of the Manager's Board of Directors, as well as Chairman of the Board of Directors of the Funds.

The Manager employs at its own expense Kornitzer Capital Management, Inc. as sub-adviser to manage the assets of the Funds on a day-to-day basis. Kornitzer Capital Management, Inc. is an independent investment advisory firm founded in 1989. Its experienced investment analysis and research staff serves a broad variety of individual, corporate and other institutional clients. The AFBA 5Star Funds are managed by a team of four individuals. John Kornitzer has over 29 years of investment experience. He served as investment manager at several Fortune 500 companies prior to founding Kornitzer Capital Management, Inc. in 1989. Kent Gasaway joined KCM in 1991 and is a Chartered Financial Analyst with 17 years of research and management experience. He holds a BS in Business Administration from Kansas State University. Tom Laming joined KCM in 1993 and is an experienced aerospace engineer and research analyst. He holds a BS in Physics from the University of Kansas, an MS in Aeronautics and Astronautics from MIT, and an MBA from Indiana University. Bob Male is a Chartered Financial Analyst with more than 10 years of investment research experience. Prior to joining KCM in 1997, Bob was an investment manager with USAA, San Antonio, TX, since 1992. He holds a B.S. in Business Administration from the University of Kansas and an MBA from Southern Methodist University.

For its services, each Fund pays the Manager a fee at the annual rate of 0.80% of the Fund's average daily net assets.

AFBA 5Star Investment Management Company is located at 909 N. Washington Street, Alexandria, VA 22314. Kornitzer Capital Management is located at 5420 W. 61st Place, Shawnee Mission, KS 66205.

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Selecting the Correct Class of Shares

Class A Shares Front End Sales Load

This prospectus offers Class A, Class B and Class C shares of each Fund. Each class has its own cost structure, allowing you to choose the one that best meets your requirements and current expectations. Your financial consultant can help you decide which class is best for you. For estimated expenses of each class, see the table under "Fees and Expenses" earlier in this prospectus

If you purchase Class A shares, you will incur a sales charge at the time of purchase (a "front-end load") based on the dollar amount of your purchase and an ongoing shareholder service fee of 0.25% of average net assets. The maximum initial sales charge is 5.50%, which is reduced for purchases of $50,000 and more. Sales charges also may be reduced by using the accumulation privilege described under "Sales Charge Reduction and Waivers." Class A shares will not be subject to any contingent deferred sales charge (CDSC or "back-end load") when they are redeemed. There are no front-end loads imposed on reinvested dividends or other distributors. Class A shares also will be issued upon conversion of Class B Shares, as described below under "Class B Shares." The minimum initial investment in Class A shares is $500.

Part of the front-end sales charge is paid directly to the selling broker-dealer (the "dealer reallowance"). The remainder is retained by the distributor and may by used either to promote the sale of the Fund's shares or to compensate the distributor for its efforts to sell the shares of the Fund.

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AFBA 5Star Balanced Fund

AFBA 5Star Equity Fund

AFBA 5Star USA Global Fund

Your Investment	As a Percentage of Offering Price	As a Percentage of Your Investment
$50,000 and less	5.50%	5.82%
$50,000 up to $150,000	5.00%	5.26%
$150,000 up to $250,000	4.50%	4.71%
$250,000 up to $500,000	3.50%	3.63%
$500,000 up to $1,000,000	3.00%	3.09%
Over $1,000,000	0.00%	0.00%

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AFBA 5Star High Yield Fund

Your Investment	As a Percentage of Offering Price	As a Percentage of Your Investment
$50,000 and less	3.75%	3.90%
$50,000 up to $150,000	3.25%	3.36%
$150,000 up to $250,000	2.75%	2.83%
$250,000 up to $500,000	2.25%	2.30%
$500,000 up to $1,000,000	1.75%	1.78%
Over $1,000,000	0.00%	0.00%

Class B Shares

Back End Sales Load Class C Shares Pay As You Go CDSC or "Contingent Deferred Sales Charge"

If you purchase Class B shares, you will not incur a sales charge at the time of purchase. However, Class B shares are subject to an ongoing Rule 12b-1 distribution fee of 0.75% of average net assets and an ongoing shareholder service fee of 0.25% of average net assets. Class B shares are subject to a CDSC if you redeem them prior to the seventh year after purchase. At the end of the seventh year after purchase, Class B shares will automatically convert into Class A shares of the respective Fund, which are not subject to the Rule 12b-1 distribution fee of 0.75%. Automatic conversion of Class B shares into Class A shares will occur at least once a month on the basis of the relative net asset values of the shares of the two classes on the conversion date, without the imposition of any sales load, fee or other charge. Conversion of Class B shares to Class A shares will not be deemed a purchase or sale of the shares for federal income tax purposes. There is no CDSC imposed on Class B shares purchased through reinvestment of dividends and other distributions and such shares will convert automatically to Class A shares based on the portion of purchased shares that convert. The minimum initial investment in Class B shares is $500.

If you purchase Class C shares, you do not incur a sales charge at the time of purchase. However, Class C shares are subject to an ongoing Rule 12b-1 distribution fee of 0.75% of average net assets and an ongoing shareholder service fee of 0.25% of average net assets. Class C shares also are subject to a 1.00% CDSC if you redeem them within 18 months of purchase. Although Class C shares are subject to a CDSC for only 18 months (as compared to six years of Class B), Class C shares have no conversion feature. Accordingly, if you purchase Class C shares, those shares will be subject to the 0.75% distribution fee and the 0.25% shareholder service fee for as long as you own your Class C shares. The minimum initial investment in Class C shares is $500.

You may be subject to a CDSC upon redemption of your Class B and Class C shares under the following conditions.

  Class B Shares

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AFBA 5Star Balanced Fund

AFBA 5Star Equity Fund

AFBA 5Star USA Global Fund

Years After Purchase	CDSC on Shares Being Redeemed
1st year	4.75%
2nd year	4.25%
3rd year	3.25%
4th year	2.25%
5th year	2.25%
6th year	1.25%
7th year	0.50%
After the 7th year	None

*************************************************************** AFBA 5Star High Yield Fund

Years After Purchase	CDSC on Shares Being Redeemed
1st year	4.00%
2nd year	3.00%
3rd year	3.00%
4th year	2.00%
5th year	2.00%
6th year	2.00%
7th year	1.00%
After the 7th year	None

Sales Charge Reductions and Waivers

Class B shares will be automatically converted to Class A shares at the end of the seventh year after purchase.

Class C Shares

If you redeem Class C shares within 18 months of purchase, you will be charged a CDSC of 1.00%. There is no CDSC imposed on Class C shares acquired through reinvestment of dividends or capital gains.

The CDSC on redemptions of shares is computed based on the original purchase price of the shares being redeemed, net of reinvested dividends and capital gains distributions. CDSC calculations are based on the specific shares involved, not the value of the account. To keep your CDSC as low as possible, each time you place a request to sell shares, we will first sell any shares in your account that are not subject to a CDSC. If there are not enough of these shares to meet your request, we will sell your shares on a first-in, first-out basis. Your financial consultant or institution may elect to waive some or all of the payment, thereby reducing or eliminating the otherwise applicable CDSC.

Reducing Sales Charges on Your Class A Shares. There are several ways you can combine multiple purchases of Class A shares to take advantage of the breakpoints in the sales charge schedule. These can be combined in any manner:

  Accumulation privilege  lets you add the value of any Class A shares you and your immediate family already own to the amount of your next investment for purposes of calculating sales charges.
  Letter of intent  lets you purchase Class A shares over a 13-month period and receive the same sales charge as if all shares had been purchased at once. See the Statement of Additional Information for terms and conditions.

To use these privileges, discuss your eligibility with your financial consultant.

CDSC Waivers. In general, the CDSC may be waived on shares you sell for the following reasons:

  Payments through certain systematic retirement plans and other employee benefit plans
  Qualifying distributions from qualified retirement plans and other employee benefit plans

  Distributions from custodial accounts under section 403(b)(7) of the Internal Revenue Code as well as from Individual Retirement Accounts (IRAs) due to death, disability or attainment of age 70 1/2.
  Participation in certain fee-based programs

To use any of these waivers, contact your financial consultant.

Net Asset Value Purchases. Class A shares may be sold at net asset value, with only a minimum initial investment, to:

  Clients of financial consultants who exchange their shares from an unaffiliated investment company that has a comparable sales charge, provided that such shares are purchased within 60 days of the redemption and the exchange is effected through the same financial consultant;
  Trustees or other fiduciaries purchasing shares for certain retirement plans of organizations with 50 or more eligible employees and employer-sponsored benefit plans in connection with purchases of Fund shares made as a result of participant-directed exchanges between options in such a plan;
  Investment advisers, financial planners and certain financial institutions that place trades for their own accounts or the accounts of their clients either individually or through a master account and who charge a management, consulting or other fee for their services;
  "Wrap accounts" for the benefit of clients of broker-dealers, financial institutions or financial planners having sales or service agreements with the distributor or another broker-dealer or financial institution with respect to sales of Fund shares;
  Current or retired trustees, officers and employees of AFBA 5Star Fund, Inc., the distributor, the transfer agent, the adviser and its members, certain family members of the above persons, and trusts or plans primarily for such persons or their family members;
  Current or retired registered representatives or full-time employees and their spouses and minor children and plans of broker-dealers or other institutions that have selling agreements with the distributor; and
  Such other persons as are determined by the adviser or distributor to have acquired shares under circumstances where a Fund has not incurred any sales expense.

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How to Purchase Shares

How to Buy Shares (see chart on page 23 for details) By phone, mail or wire Through Automatic Monthly Investments

Minimum Initial Investment	Class A	Class B	Class C
Regular Account	$500	$500	$500
Account With Automatic Monthly Investment Plan	$100	$100	$100
IRA and Uniform Transfer (Gift) to Minors Accounts	$250	$250	$250

Minimum Additional Investment	Class A	Class B	Class C
By Mail	$100	$100	$100
By Telephone (ACH)	$100	$100	$100
By Wire	$500	$500	$500
Account With Automatic Monthly Investment Plan	$50	$50	$50

You must maintain a minimum account value equal to the current minimum initial investment. If your account falls below this amount due to redemptions (not market action) we may ask you to increase the account to the minimum. If you do not bring the account up to the minimum within 60 days after we contact you, we will close the account and send your money to you.

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How to Redeem Shares

You may withdraw from your account at any time in the following amounts:

  any amount for redemptions requested by mail, phone or telegraph
  $1,000 or more for redemptions wired to your account ($10 fee)
  $50 or more for redemptions by a systematic redemption plan (there may be a fee)
  $100 or more for redemptions by automatic monthly exchange to another fund
  $100 or more via ACH; there is no fee but proceeds may take 4 days to reach your account

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Shareholder Services

The following services are also available to Class A, Class B and Class C shareholders. Please call your financial consultant or the Fund at 1-800-243-9865.

  Uniform Transfers (Gifts) to Minors accounts
  Accounts for corporations or partnerships
  Sub-Accounting Services for Keogh, tax qualified retirement plans, and others
  Prototype Retirement Plans for the self-employed, partnerships and corporations
  Traditional IRA accounts
  Roth IRA accounts
  Simplified Employee Pensions (SEPs)
  Savings Incentive Match Plan for Employees (SIMPLE Plan)

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How Share Price is Determined

Shares of each Fund are purchased or redeemed at its net asset value per share next calculated after your purchase order and payment or redemption order is received by the Fund. In the case of certain institutions which have made satisfactory payment or redemption arrangements with the Funds, orders may be processed at the net asset value per share next effective after receipt by that institution.

The net asset value is calculated by subtracting from each Fund's total assets any liabilities and then dividing into this amount the total outstanding shares as of the date of the calculation. The net asset value per share is computed once daily, Monday through Friday, at 4:00 p.m. (Eastern Time) on days when the Funds are open for business (generally the same days that the New York Stock Exchange is open for trading). The Funds are generally closed on weekends, national holidays and Good Friday.

Each security owned by a Fund that is listed on an Exchange is valued at its last sale price on that Exchange on the date as of which assets are valued. Where the security is listed on more than one Exchange, each Fund will use the price of that Exchange which it generally considers to be the principal Exchange on which the stock is traded. Lacking sales, the security is valued at the mean between the last bid and asked prices. An unlisted security for which over-the-counter market quotations are readily available is valued at the mean between the last bid and asked prices. When market quotations are not readily available, any security or other asset is valued at its fair value as determined in good faith by the Board of Directors.

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Distributions and Taxes

The AFBA 5Star Balanced Fund and the AFBA 5Star High Yield Fund pay distributions from net investment income quarterly, usually in March, June, September and December. The AFBA 5Star Equity Fund and the AFBA 5Star USA Global Fund pay distributions from net investment income semi-annually, usually in June and December. Distributions from net capital gains realized on the sale of securities will be declared by the AFBA 5Star Balanced Fund annually on or before December 31 and by the AFBA 5Star Equity Fund, AFBA 5Star High Yield Fund and AFBA 5Star USA Global Fund semi-annually, usually in June and December. Your distributions will be reinvested automatically in additional shares of a Fund, unless you have elected on your original application, or by written instructions filed with the Funds, to have them paid in cash. We automatically reinvest all dividends under $10.00 in additional shares of a Fund. There are no fees or sales charges on reinvestments.

Tax Considerations - In general, distributions from a Fund are taxable to you as either ordinary income or capital gains. This is true whether you reinvest your distributions in additional shares of a Fund or receive them in cash. Any capital gains a Fund distributes are taxable to you as long-term capital gains no matter how long you have owned your shares.

When you sell your shares of a Fund, you may have a capital gain or loss. An exchange of your Fund shares for shares of a different AFBA 5Star Fund or a AFBA 5Star Money Market Fund is the same as a sale. The individual tax rate on any gain from the sale or exchange of your shares depends on how long you have held your shares.

Fund distributions and gains from the sale or exchange of your shares will generally be subject to state and local income tax. Non-U.S. investors may be subject to U.S. withholding and estate tax. You should consult your tax advisor about the federal, state, local or foreign tax consequences of your investment in a Fund.

Backup Withholding - By law, the Funds must withhold 31% of your taxable distributions and proceeds if you do not provide your correct taxpayer identification number (TIN) or certify that your TIN is correct, or if the IRS instructs the Funds to do so.

Every January, you will receive a statement that shows the tax status of distributions you received for the previous year. Distributions declared in December but paid in January are taxable as if they were paid in December.

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Additional Policies About Transactions

We cannot process transaction requests that are not completed properly as described in this section. We may cancel or change our transaction policies without notice. To avoid delays, please call us if you have any questions about these policies.

Purchases - We may reject orders when not accompanied by payment or when in the best interest of the Funds and their shareholders.

Redemptions - We try to send proceeds as soon as practical. In any event, we send proceeds by the third business day after we receive a properly completed request. We cannot accept requests that contain special conditions or effective dates. We may request additional documentation to ensure that a request is genuine. Under certain circumstances, we may pay you proceeds in the form of portfolio securities owned by the Fund being redeemed. If you receive securities instead of cash, you will incur brokerage costs when converting into cash.

If you request a redemption within 15 days of purchase, we will delay sending your proceeds until we have collected unconditional payment, which may take up to 15 days from the date of purchase. For your protection, if your account address has been changed within the last 30 days, your redemption request must be in writing and signed by each account owner, with signature guarantees. The right to redeem shares may be temporarily suspended in emergency situations only as permitted under federal law.

Market Timers - The Funds may refuse to sell shares to market timers. You will be considered a market timer if you (i) request a redemption of Fund shares within two weeks of an earlier purchase request, (ii) make investments of large amounts of $1 million or more followed by a redemption request in close proximity to the purchase or (iii) otherwise seem to follow a timing pattern. Shares under common ownership or control are combined for these purposes.

Signature Guarantees  The Funds require a medallion signature guarantee on any redemption over $10,000 (but may require additional documentation or a medallion signature guarantee on any redemption request to help protect against fraud), the redemption of corporate, partnership or fiduciary accounts, or for certain types of transfer requests or account registration changes. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker, dealer, clearing agency, savings association, or other financial institution which is participating in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) and New York Stock Exchange, Inc. Medallion Signature Program (NYSE MSP). Please call (888) 578-2733 for information on obtaining a signature guarantee.

Corporations, Trusts and Other Entities - Additional documentation is normally required for corporations, fiduciaries and others who hold shares in a representative or nominee capacity. We cannot process your request until we have all documents in the form required. Please call us first to avoid delays.

Exchanges to Another Fund - You must meet the minimum investment requirement of the AFBA 5Star Fund you are exchanging into. The names and registrations on the two accounts must be identical. Your shares must have been held in an open account for 15 days or more and we must have received good payment before we will exchange shares. You should review the prospectus of the Fund being purchased. Call us for a free copy.

Telephone Services - During periods of increased market activity, you may have difficulty reaching us by telephone. If this happens, contact us by mail. We may refuse a telephone request including a telephone redemption request. We will use reasonable procedures to confirm that telephone instructions are genuine. If such procedures are followed and we reasonably believe the instructions are genuine, the Funds are not liable for losses due to unauthorized or fraudulent instructions. At our option, we may limit the frequency or the amount of telephone redemption requests. Neither the Funds nor PFPC Inc., the Funds' transfer agent, assumes responsibility for the authenticity of telephone redemption requests.

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Distribution and Service Arrangements

How Can Your Financial Consultant Help You?

Rule 12b-1 Fees: 12b-1 fees, charged by some funds, are deducted from fund assets to pay for marketing and advertising expenses or, more commonly, to compensate sales professionals for selling fund shares.

The Distributor, PFPC Distributors, Inc., manages the Funds' distribution efforts and enters into agreements with financial consultants to sell fund shares.

Your financial consultant is familiar with the Funds and with Kornitzer Capital Management. He or she can answer any questions you may have now, or in the future, about how each Fund operates, which class of shares is most appropriate for you and how the Kornitzer investment style works and has performed for other investors. Your financial consultant can be a valuable and knowledgeable resource.

Each Fund has a distribution plan under Rule 12b-1 that allows the Fund to pay a fee to the distributor or others for facilitating the sale and distribution of its shares. Because these fees are paid out of a Fund's assets on an ongoing basis, over time these fees indirectly will increase the cost of your investment and may cost you more than paying other types of sales charges.

Rule 12b-1 permits a fund directly or indirectly to pay expenses associated with the distribution of its shares and the servicing of its shareholders in accordance with a plan adopted by the fund's board of directors. Pursuant to the Rule, the Board has adopted separate distribution plans for the Class B and Class C shares. Under the Distribution Plans, the Funds will pay distribution fees to the distributor at a maximum annual rate of 0.75% of their aggregate average daily net assets attributable to its Class B and Class C shares.

Each Distribution Plan provides that the distributor may use the distribution fees received from a class of shares to pay for the distribution and shareholder servicing expenses of that class, including, but not limited to (i) incentive compensation paid to the directors, officers and employees of, agents for and consultants to, the distributor or any other broker-dealer or financial institution that engages in the distribution of that class; and (ii) compensation to broker-dealers, financial institutions or other persons for providing distribution assistance with respect to that class. Distribution fees may also be used for (i) marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising for that class; (ii) costs of printing and distributing prospectuses, Statements of Additional Information and reports of the Funds to prospective investors in that class; (iii) costs involved in preparing, printing and distributing sales literature pertaining to the Funds and that class; and (iv) costs involved in obtaining whatever information, analyses and reports with respect to marketing and promotional activities that the Funds may, from time to time, deem advisable with respect to the distribution of that class. Distribution fees are accrued daily and paid monthly, and are charged as expenses of, respectively, Class B and Class C shares as accrued.

The distribution fees applicable to the Class B and Class C shares are designed to permit you to purchase Class B and Class C shares through broker-dealers without the assessment of a front-end sales charge.

Shareholder Service Fees

The Board has also adopted a shareholder service plan pursuant to Rule 12b-1 authorizing the Funds to pay service providers an annual fee not exceeding 0.25% for Class A, Class B and Class C shares of a Fund's average daily net assets of each class of shares, to compensate service providers who maintain a service relationship. Service activities provided under this plan include (a) establishing and maintaining shareholder accounts and records, (b) answering shareholder inquiries, (c) assisting in share purchases and redemptions, (d) providing statements and reports to shareholders, and (e) providing other related services requested by shareholders.

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Conducting Business with AFBA 5Star Fund

BY PHONE	HOW TO OPEN AN ACCOUNT	HOW TO ADD TO AN ACCOUNT

1-888-578-2733

You must authorize each type of telephone transaction on your account application or the appropriate form, available from us. All account owners must sign. When you call, we may request personal identification and tape record the call.

If you already have an account with us and you have authorized telephone exchanges, you may call to open an account in another AFBA 5Star Fund by exchange ($500 minimum). The names and registrations on the accounts must be identical.

 You may make investments ($100 minimum) by telephone. After we have received your telephone call, we will deduct from your checking account the cost of the shares.

Availability of this service is subject to approval by the Funds and participating banks.

BY MAIL

Initial Purchases and all Redemptions:
AFBA 5Star Fund, Inc.
c/o PFPC Inc.
P.O. Box 61503
King of Prussia, PA 19406

Overnight Address for All Transactions:
AFBA 5Star Funds
c/o PFPC Inc.
211 S. Gulph Road
King of Prussia, PA 19406

Subsequent Purchases:
c/o PFPC Inc.
P.O. Box 61503
King of Prussia, PA 19406

	Complete and sign the application which accompanies this Prospectus. Your initial investment must meet the minimum amount. Make your check payable to AFBA 5Star Fund, Inc.	Make your check ($100 minimum) payable to AFBA 5Star Fund, Inc. and mail it to us. Always identify your account number or include the detachable reminder stub (from your confirmation statement).
BY WIRE
Boston Safe Deposit & Trust ABA #011001234 Credit: "Name of specific AFBA 5Star Fund" DDA: 021458 FBO: "Shareholder name and new account number"	Call us first to get an account number. We will require information such as your Social Security or Taxpayer Identification Number, the amount being wired ($500 minimum), and the name and telephone number of the wiring bank. Then tell your bank to wire the amount. You must send us a completed application as soon as possible or payment of your redemption proceeds will be delayed.	Wire share purchases ($500 minimum) should include the names of each account owner, your account number and the AFBA 5Star Fund in which you are purchasing shares. You should notify us by telephone that you have sent a wire purchase order to Boston Safe Deposit & Trust.
Through Automatic Transaction Plans		Automatic Monthly Investment:
You must authorize each type of automatic transaction on your account application or complete an authorization form, available from us upon request. All registered owners must sign.	Not applicable.	You may authorize automatic monthly investments in a constant dollar amount ($----50 minimum) from your checking account. We will draft your checking account on the same day each month in the amount you authorize.

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HOW TO SELL SHARES	HOW TO EXCHANGE SHARES
You may redeem shares by telephone ($10,000 maximum) if, when you opened your account, you authorized the telephone redemption privilege. If you have not authorized telephone redemptions and wish to do so, please call 1-888-578-2733 for instructions and the appropriate form.	You may exchange shares ($100 minimum or the initial minimum fund requirement) for shares in another AFBA 5Star Fund. The shares being exchanged must have been held in open account for 15 days or more.
In a letter, include the genuine signature of each registered owner (exactly as registered), the name of each account owner, the account number and the number of shares or the dollar amount to be redeemed. We will send funds only to the address of record.	In a letter, include the genuine signature of each registered owner, the account number, the number of shares or dollar amount to be exchanged ($100 minimum) and the AFBA 5Star Money Market or the AFBA 5Star Fund, into which the amount is being transferred.
Redemption proceeds ($1,000 minimum) may be wired to your pre-identified bank account. A $10 fee is deducted. If we receive your written request before 4:00 P.M. (Eastern Time) we will normally wire funds the following business day. If we receive your written request after 4:00 P.M. (Eastern Time), we will normally wire funds on the second business day. Contact your bank about the time of receipt and availability.	Not applicable.
Systematic Redemption Plan:You may specify a dollar amount ($50 minimum) to be withdrawn monthly or quarterly or have your shares redeemed at a rate calculated to exhaust the account at the end of a specified period. A fee of $1.50 or less may be charged for each withdrawal. You must own shares in an open account valued at $10,000 when you first authorize the systematic redemption plan. You may cancel or change your plan or redeem all your shares at any time. We will continue withdrawals until your shares are gone or until the Fund or you cancel the plan.	Monthly Exchanges:You may authorize monthly exchanges from your account ($50 minimum) to another AFBA 5Star Fund or the AFBA 5Star Money Market Fund. Exchanges will be continued until all shares have been exchanged or until you terminate the service.

AFBA 5Star Fund, Inc.SM

AFBA 5Star Balanced Fund

AFBA 5Star Equity Fund

AFBA 5Star High Yield Fund

AFBA 5Star USA Global Fund

Additional Information

A Statement of Additional Information (SAI) contains additional information about the Funds and is incorporated by reference into this Prospectus. The Fund's annual and semi-annual reports to shareholders contain additional information about the Fund's investments. In the Fund's annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

You may obtain a free copy of these documents by calling or writing the Fund as shown below. You also may call the toll free number given below to request other information about the Fund and to make shareholder inquiries.

You may review and copy the SAI and other information about the Funds by visiting the Securities and Exchange Commission's Public Reference Room in Washington, DC (202-942-8090) or by visiting the Commission's Internet site at http://www.sec.gov. Copies of this information also may be obtained, upon payment of a duplicating fee, by electronic request at publicinfo@sec.gov, or by writing to the Public Reference Section of the Commission, Washington, DC 20549-0102.

AFBA
5Star
Fund, Inc. SM

AFBA 5Star Investment Management Company
909 N. Washington Street
Alexandria, Virginia 22314
1-800-243-9865

Shareholder Inquiries 1-888-578-2733 JB17D (7/00)	Investment Company Act file number 811-8035

AFBA 5STAR FUND, INC.

Consisting of:

AFBA 5STAR BALANCED FUND

AFBA 5STAR EQUITY FUND

AFBA 5STAR HIGH YIELD FUND

AFBA 5STAR USA GLOBAL FUND

STATEMENT OF ADDITIONAL INFORMATION

Dated _____, 2001

This Statement of Additional Information ("SAI") is not a Prospectus but should be read in conjunction with the current Prospectus of the Funds' dated _____, 2001. To obtain the Prospectus or any Annual or Semi-Annual Report to shareholders, please call the Fund toll-free at 1-800-243-9865.

TABLE OF CONTENTS

Fund History

Information About the Funds' Investments and Risks

Classification

Investment Strategies and Risks

Fundamental Investment Policies and Restrictions

Non-Fundamental Investment Policies and Restrictions

Temporary Defensive Position

Portfolio Turnover

Management of the Company

Directors and Officers

Compensation

Code of Ethics

Control Persons and Principal Holders of Securities

Investment Advisory and Other Services

Manager and Investment Counsel

Administration and Accounting Services

Additional Service Provides

Prior Underwriter, Distributor and Transfer Agent

Distribution of Shares and Rule 12b-1 Plan

Brokerage Allocation and Other Practices

Capital Stock and Other Securities

Purchasing and Selling Shares

Purchases

Sales (Redemptions)

Additional Purchase and Redemption Policies

How Share Price Is Determined

Distributions and Taxes

Performance Measures

Financial Statements

Appendix-Credit Ratings

Page 2 2 2 2 5 6 6 6 7 7 8 9 9 9 9 10 10 10 10 12 13 13 13 14 15 16 16 17 19 20

FUND HISTORY

AFBA 5Star Fund, Inc. (the "Company") was organized as a Maryland corporation on January 9, 1997, and is currently operating four (4) separate investment portfolios: the AFBA 5Star Balanced Fund, AFBA 5Star Equity Fund, AFBA 5Star High Yield Fund and AFBA 5Star USA Global Fund (hereafter, the "Funds").

INFORMATION ABOUT THE FUNDS' INVESTMENTS AND RISKS

Classification: The Company is classified and registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). Each Fund is classified as diversified under the 1940 Act. These classifications mean that the assets of the Funds are invested in a diversified portfolio of securities and the Funds operate as mutual funds, allowing shareholders to buy and sell shares at any time (as described in the Prospectus).

Investment Strategies and Risks. The following supplements the information contained in the Prospectus concerning the investment objectives and policies of the Funds. Each Fund's objectives and policies as described in this section will not be changed without approval of a majority of the Fund's outstanding shares.

AFBA 5Star Balanced Fund  seeks both long-term capital growth and high current income. Long-term capital growth is intended to be achieved primarily by the Fund's investment in common stocks and secondarily by the Fund's investment in convertible bonds and convertible preferred stocks. High current income is intended to be achieved by the Fund's investment in corporate bonds, government bonds, mortgage-backed securities, convertible bonds, preferred stocks and convertible preferred stocks.

It is expected that the majority of common stocks purchased by the Fund will be large capitalization companies with most, if not all, listed on the New York Stock Exchange. Large capitalization stocks are considered to be those with capitalization in excess of $1 billion. It is not the manager's intention to make wide use of Nasdaq-traded, smaller capitalization common stocks (capitalization of less than $1 billion). The Fund may invest up to 75% of its assets in corporate bonds, convertible bonds, preferred stocks and convertible preferred stocks. The manager expects that generally these securities may be rated below investment grade (BBB) or its equivalent by the major rating agencies.

Securities rated below Baa by Moody's or BBB by Standard & Poor's are commonly known as junk bonds and are considered to be high risk. Yields on such bonds will fluctuate over time, and achievement of the Fund's investment objective may be more dependent on the Fund's own credit analysis than is the case for higher rated bonds. Up to 20% of the Fund's assets may be invested in debt securities which are rated less than B or are unrated. The Fund will not invest in securities that, at the time of initial investment, are rated less than B by Moody's or Standard & Poor's. Securities that are subsequently downgraded in quality below B may continue to be held by the Fund, and will be sold only at the Fund adviser's discretion. In addition, the credit quality of unrated securities purchased by the Fund must be, in the opinion of the Fund's adviser, at least equivalent to a B rating by Moody's or Standard & Poor's. Securities rated less than Baa by Moody's or BBB by Standard & Poor's are classified as non-investment grade securities. Such securities carry a high degree of risk and are considered speculative by the major credit rating agencies. (See "High Yielding Debt Securities.")

AFBA 5Star Equity Fund  seeks long-term capital growth by investing primarily in common stocks. Realization of dividend income is a secondary consideration. AFBA 5Star Equity Fund will normally invest in a broad array of common stocks, in terms of companies and industries. It is expected that the majority of common stocks purchased in the Fund will be large capitalization companies with most, if not all, listed on the New York Stock Exchange.

AFBA 5Star High Yield Fund  primarily seeks a high level of current income and secondarily, capital growth. The Fund invests primarily in a diversified portfolio of high-yielding fixed income securities. High current income is intended to be achieved by the Fund's investment in fixed income securities, without restriction, such as corporate bonds, government bonds, convertible bonds, preferred stocks and convertible preferred stocks. The Fund may not invest in foreign government bonds. Capital growth is intended to be achieved by the appreciation of fixed income and equity investments held in the Fund.

The Fund may invest up to 100% of its assets in fixed income securities, including without limitation, corporate bonds, convertible bonds, preferred stocks and convertible preferred stocks. These securities may be rated below investment grade by the major rating agencies or, if unrated, are in the opinion of the manager of similar quality. Securities rated Baa and below by Moody's or BBB and below by Standard & Poor's are commonly known as "junk bonds" and are considered to be high risk (see "High Yielding Debt Securities"). Yields on such bonds will fluctuate over time, and achievement of the Fund's investment objective may be more dependent on the Fund's own credit analysis than is the case for higher rated bonds. Up to 20% of the Fund's assets may be invested in debt securities which are rated less than B at the time of purchase or if unrated are in the opinion of the manager of similar quality. Securities rated B or higher at the time of purchase, which are subsequently downgraded, will not be subject to this limitation. The lowest rating that may be held in the Fund is D, or that of defaulted securities. The Fund will not purchase obligations that are in default, but may hold in the portfolio securities that go into default subsequent to acquisition by the Fund.

The proportion of the Fund invested in each type of security is expected to change over time in accordance with the investment manager's interpretation of economic conditions and underlying security values. However, it is expected that a minimum of 65% of the Fund's total assets will always be invested in fixed income securities and that a maximum of 10% of its total assets will be invested in equity securities. The Fund's flexible investment policy allows it to invest in securities with varying maturities; however, it is anticipated that the average maturity of securities acquired by the Fund will not exceed 15 years. The average maturity of the Fund will be generally ten years or less.

Sometimes the manager may believe that a full or partial temporary defensive position is desirable, due to present or anticipated market or economic conditions. To achieve a defensive posture, the manager may take any one or more of the following steps with respect to assets in the Fund's portfolio: (1) shortening the average maturity of the Fund's debt portfolio; (2) holding cash or cash equivalents; and (3) emphasizing high-grade debt securities. Use of a defensive posture by the Fund's manager may involve a reduction in the yield on the Fund's portfolio

AFBA 5Star USA Global Fund - seeks capital growth by investing in common stocks of companies based in the United States that receive greater than 40% of their revenues or income from international operations; measured as of the preceding four completed quarters of business or the respective company's most recently completed fiscal year. The Fund will invest in common stocks considered by the manager to have above average potential for appreciation; income is a secondary consideration. Under normal circumstances, the Fund will invest a majority of its assets in common stocks listed on the New York Stock Exchange.

Cash Management. For purposes including, but not limited to, meeting redemptions and unanticipated expenses, the Funds may invest a portion of their assets in cash or high-quality, short term debt obligations readily changeable into cash. In addition, the Funds may invest up to 100% of their respective assets in such securities for temporary, emergency purposes. Such high quality, short-term obligations include: money market securities, commercial paper, bank certificates of deposit, and repurchase agreements collateralized by government securities. Investments in commercial paper are restricted to companies in the top two short-term rating categories by Moody's Investment Service, Inc. (Moody's) and Standard & Poor's Corporation.

Repurchase Agreements. The Funds may invest in issues of the United States Treasury or a United States government agency subject to repurchase agreements. A repurchase agreement involves the sale of securities to the Fund with the concurrent agreement by the seller to repurchase the securities at the Fund's cost plus interest at an agreed rate upon demand or within a specified time, thereby determining the yield during the Fund's period of ownership. The result is a fixed rate of return insulated from market fluctuations during such period. Under the 1940 Act, repurchase agreements are considered loans by the respective Fund.

The Funds will enter into repurchase agreements only with United States banks having assets in excess of $1 billion which are members of the Federal Deposit Insurance Corporation, and with certain securities dealers who meet the qualifications set from time to time by the Board of Directors of the Company. The term to maturity of a repurchase agreement normally will be no longer than a few days. Repurchase agreements maturing in more than seven days and other illiquid securities will not exceed 15% of the net assets of the Fund.

The use of repurchase agreements involves certain risks. For example, if the seller of the agreement defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, a Fund may incur a loss when the securities are sold. If the seller of the agreement becomes insolvent and subject to liquidation or reorganization under the Bankruptcy Code or other laws, disposition of the underlying securities may be delayed pending court proceedings. Finally, it is possible that a Fund may not be able to perfect its interest in the underlying securities. While the Fund management acknowledges these risks, it is expected that they can be controlled through stringent security selection criteria and careful monitoring procedures.

Covered Call Options. Each Fund is authorized to write (i.e. sell) covered call options on the securities in which it may invest and to enter into closing purchase transactions with respect to certain of such options. A covered call option is an option where the Fund in return for a premium gives another party a right to buy specified securities owned by the Fund at a specified future date and price set at the time of the contract. Covered call options are intended to serve as a partial hedge against any declining price of the underlying securities.

Up to 25% of a Fund's total assets may be subject to covered call options. By writing covered call options, the Fund gives up the opportunity, while the option is in effect, to profit from any price increase in the underlying security above the option exercise price. In addition, a Fund's ability to sell the underlying security will be limited while the option is in effect unless the Fund effects a closing purchase transaction. A closing purchase transaction cancels out a Fund's position as the writer of an option by means of an offsetting purchase of an identical option prior to the expiration of the option it has written. Upon the termination of a Fund's obligation under a covered call option other than through exercise of the option, the Fund will realize a short-term capital gain or loss. Any gain realized by a Fund from the exercise of an option will be short- or long-term depending on the period for which the stock was held. The writing of covered call options creates a straddle that is potentially subject to the straddle rules, which may override some of the foregoing rules and result in a deferral of some losses for tax purposes.

Money Market Securities. Investments by the Funds in money market securities shall include government securities, commercial paper, bank certificates of deposit and repurchase agreements collateralized by government securities. Investment in commercial paper is restricted to companies in the top two rating categories by Moody's and Standard & Poor's.

Asset-Backed Securities. The AFBA 5Star High Yield Fund may invest in asset-backed securities. Asset-backed securities are collateralized by short maturity loans such as automobile receivables, credit card receivables, other types of receivables or assets. Credit support for asset-backed securities may be based on the underlying assets and/or provided through credit enhancements by a third party. Credit enhancement techniques include letters of credit, insurance bonds, limited guarantees (which are generally provided by the issuer), senior-subordinated structures and over-collateralization.

ADRs. AFBA 5Star Equity Fund may gain international exposure through investing in American Depositary Receipts (ADRs). ADRs, which are issued by domestic banks, are publicly traded in the United States and represent ownership in underlying foreign securities. The Fund does not intend to invest directly in foreign securities or foreign currencies.

Up to 25% of AFBA 5Star Equity Funds total assets may be invested in ADRs. Most ADRs are traded on a U.S. stock exchange and can be sponsored or unsponsored. Issuers of unsponsored ADRs are not contractually obligated to disclose material information in the U.S. and, therefore, there may not be a correlation between such information and the market value of the unsponsored ADR.

ADRs do not involve the same direct currency and liquidity risks as securities denominated in foreign currency. However, their value will generally be affected by currency fluctuations that alter the value of the security underlying the ADRs with respect to the U.S. dollar.

High Yielding Securities. The AFBA 5Star Balanced Fund and the AFBA 5Star High Yield Fund invest in high-yielding, high-risk debt securities (so-called "junk bonds"). These lower rated bonds involve a higher degree of credit risk, the risk that the issuer will not make interest or principal payments when due. In the event of an unanticipated default, a Fund would experience a reduction in its income, and could expect a decline in the market value of the securities so affected. More careful analysis of the financial condition of each issuer of lower grade securities is therefore necessary. During an economic downturn or substantial period of rising interest rates, highly leveraged issuers may experience financial stress which would adversely affect their ability to service their principal and interest payment obligations, to meet projected business goals and to obtain additional financing.

The market prices of lower grade securities are generally less sensitive to interest rate changes than higher rated investments, but more sensitive to adverse economic or political changes or, in the case of corporate issuers, individual corporate developments. Periods of economic or political uncertainty and change can be expected to result in volatility of prices of these securities. Since the last major economic recession, there has been a substantial increase in the use of high-yield debt securities to fund highly leveraged corporate acquisitions and restructurings. Therefore, past experience with high-yield securities in a prolonged economic downturn may not provide an accurate indication of future performance during such periods. Lower rated securities also may have less liquid markets than higher rated securities, and their liquidity as well as their value may be adversely affected by adverse economic conditions. Adverse publicity and investor perceptions, as well as new or proposed laws, may also have a negative impact on the market for high-yield/high-risk bonds.

Credit quality of lower-rated securities can change suddenly and unexpectedly and even recently issued credit ratings may not fully reflect the actual risks posed by a particular high-yield/high-risk security. For these reasons, it is the Funds' policy not to rely primarily on ratings issued by established credit rating agencies, but to utilize such ratings in conjunction with the investment adviser's own independent and ongoing review of credit quality. As a mutual fund investing in fixed income securities, each of the Funds is subject primarily to interest rate, income and credit risk. Interest rate risk is the potential for a decline in bond prices due to rising interest rates. In general, bond prices vary inversely with interest rates. When interest rates rise, bond prices generally fall. Conversely, when interest rates fall, bond prices generally rise. The change in price depends on several factors, including the bond's maturity date. In general, bonds with longer maturities are more sensitive to interest rates than bonds with shorter maturities.

The Funds are also subject to income risk, which is the potential for a decline in the respective Fund's income due to falling market interest rates. In addition to interest rate and income risks, each Fund is subject to credit risk as defined above. The credit risk of a Fund depends on the quality of its investments. Reflecting their higher risks, lower-quality bonds generally offer higher yields (all other factors being equal).

Small Capitalization Securities. Investments in common stocks in general are subject to market, economic and business risks that will cause their price to fluctuate over time. Investment in smaller company securities may involve greater price volatility than securities of larger, more established companies. AFBA 5Star Equity Fund and AFBA 5Star Balanced Fund may occasionally invest in equity securities of such smaller companies, therefore investments in these Funds may be more suitable for long-term investors who can bear the risk of these fluctuations.

Fundamental Investment Policies and Restrictions. The following fundamental policies have been adopted by the Fund. These policies cannot be changed without the approval of a "majority of the outstanding voting securities." Under the 1940 Act, a "majority of the outstanding voting securities" of a Fund means the vote of: (i) more than 50% of the outstanding voting securities of the Fund; or (ii) 67% or more of the voting securities of the Fund present at a meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, whichever is less. In cases where the current legal or regulatory limitations are explained, such explanations are not part of the fundamental restriction and may be modified without shareholder approval to reflect changes in the legal and regulatory requirements.

Each portfolio within the AFBA 5Star Fund, Inc. will not:

(1) purchase the securities of any one issuer, except the United States government, if immediately after and as a result of such purchase (a) the value of the holding of the Fund in the securities of such issuer exceeds 5% of the value of the Funds' total assets, or (b) the Fund owns more than 10% of the outstanding voting securities, or any other class of securities, of such issuer;

(2) engage in the purchase or sale of real estate (unless acquired as a result of ownership of securities or other instruments and provided that this restriction does not prevent the Fund from investing in issuers which invest, deal or otherwise engage in transactions in real estate or interests therein, or investing in securities that are secured by real estate or interests therein), commodities (unless acquired as a result of ownership of securities or other instruments and provided that this restriction does not prevent the Fund from engaging in transactions in securities secured by physical commodities) or futures contracts;

(3) underwrite the securities of other issuers (except that the Fund may engage in transactions involving the acquisition, disposition or resale of its portfolio securities, under circumstances where it may be considered to be an underwriter under the Securities Act of 1933);

(4) make loans to any of its officers, directors or employees, or to its manager, general distributor or officers or directors thereof;

(5) make any loan (the purchase of a security subject to a repurchase agreement or the purchase of a portion of an issue of publicly distributed debt securities is not considered the making of a loan);

(6) invest in companies for the purpose of exercising control of management;

(7) purchase securities on margin, or sell securities short, except that the Fund may write covered call options;

(8) purchase shares of other investment companies except in the open market at ordinary broker's commission or pursuant to a plan of merger or consolidation;

(9) invest in the aggregate more than 5% of the value of its gross assets in the securities of issuers (other than federal, state, territorial, or local governments, or corporations, or authorities established thereby), which, including predecessors have not had at least three years' continuous operations;

(10) except for transactions in its shares or other securities through brokerage practices which are considered normal and generally accepted under circumstances existing at the time, enter into dealings with its officers or directors, its manager or underwriter, or their officers or directors, or any organization in which such persons have a financial interest;

(11) borrow or pledge its assets under normal circumstances, except up to 10% of its total assets (computed at the lower of fair market value or cost) temporarily for emergency or extraordinary purposes, and not for the purpose of leveraging its investments, and provided further that any borrowing in excess of the 5% of the total assets of the Fund shall have asset coverage of at least 3 to 1;

(12) make itself or its assets liable for the indebtedness of others;

(13) invest in securities which are assessable or involve unlimited liability; or

(14) purchase any securities which would cause 25% or more of the assets of the Fund at the time of purchase to be invested in any one industry. In applying this restriction, it is a matter of non-fundamental policy that investment in certain categories of companies will not be considered to be investments in a particular industry. For example: (i) financial service companies will be classified according to the end users of their services, for example, automobile finance, bank finance and diversified finance will each be considered a separate industry; (ii) technology companies will be divided according to their products and services, for example, hardware, software, information services and outsourcing, or telecommunications will each be a separate industry; (iii) asset-backed securities will be classified according to the underlying assets securing such securities; and (iv) utility companies will be divided according to their services, for example, gas, gas transmission, electric and telephone will each be considered a separate industry.

Non-Fundamental Investment Policies and Restrictions. In addition to the fundamental policies and investment restrictions described above, and the various general investment policies described in the Prospectus, the Fund will be subject to the following investment restrictions, which are considered non-fundamental and may be changed by the Board of Directors without shareholder approval.

Other Investment Companies. The AFBA 5Star Fund is permitted to invest in other investment companies, including open-end, closed-end or unregistered investment companies, either within the percentage limits set forth in the 1940 Act, any rule or order thereunder, or SEC staff interpretation thereof, or without regard to percentage limits in connection with a merger, reorganization, consolidation or other similar transaction. However, the Fund may not operate as a fund of funds which invests primarily in the shares of other investment companies as permitted by Section 12(d)(1)(F) or (G) of the 1940 Act, if its own shares are utilized as investments by such a fund of funds. Under current legal and regulatory requirements, the Fund may invest up to 5% of its total assets in the securities of any one investment company, but may not own more than 3% of any investment company or invest more than 10% of its total assets in the securities of other investment companies.

Temporary Defensive Position. The Funds may invest up to 100% of their respective assets in such securities for temporary, emergency purposes. Such high quality, short-term obligations include: money market securities, commercial paper, bank certificates of deposit, and repurchase agreements collateralized by government securities. Investments in commercial paper are restricted to companies in the top two short-term rating categories by Moody's Investment Service, Inc. (Moody's) and Standard & Poor's Corporation.

Portfolio Turnover. Portfolio turnover ratios for time periods indicated are as follows:

Name of Fund	Fiscal Year Ended March 31, 1999	Fiscal Year Ended March 31, 2000	Fiscal Year Ended March 31, 2001
AFBA 5Star Balanced Fund	53%	44%	__%
AFBA 5Star Equity Fund	64%	31%	__%
AFBA 5Star High Yield Fund	11%	34%	__%
AFBA 5Star USA Global Fund	19%	36%	__%

* Percentages are annualized.

MANAGEMENT OF AFBA 5STAR, INC.

Directors and Officers. The Funds are managed by AFBA 5Star Investment Management Company subject to the supervision and control of the Board of Directors of the Company. The following lists the officers and directors of the Funds, their age, address and principle occupation.

Name, Age and Address	Position(s) with the Company	Principal Occupation(s) During Past Five Years
*Lieutenant General C.C. Blanton, USAF (Ret.) (71) 909 North Washington Street Alexandria, Virginia 22314	Chairman and Director	President, Chief Executive Officer, Armed Forces Benefit Association; Chairman, AFBA 5Star Financial Company; Chairman, AFBA 5Star Bank; Chairman, AFBA 5Star Life Insurance Company; Chairman, AFBA 5Star Investment Management Company.
*John A. Johnson (64) 909 North Washington Street Alexandria, Virginia 22314	President and Director	President, Chief Executive Officer, Director, AFBA 5Star Financial Company; President, Chief Executive Officer, Director, AFBA 5Star Investment Management Company; AFBA 5Star Administrators, Inc.; and AFBA 5Star Securities Company. Formerly, President and Chief Executive Officer, AFBA 5Star Life Insurance Company.
*John C. Kornitzer (55) 5420 W. 61st Place Shawnee Mission, KS 66205-3084	Director	President, Kornitzer Capital Management, Inc; formerly Vice President of Investments, Employers Reinsurance Corp.
General Monroe W. Hatch, Jr., USAF (Ret.) (67) 8210 Thomas Ashleigh Lane Clifton, Virginia, 20124	Director	President, Professional Services, Consultant to Industry; formerly Executive Director, Air Force Association.
General Louis C. Wagner, Jr., USA (Ret.) (69) 6309 Chaucer Lane AlexandriaVirginia 22304	Director	Private Consultant
Brigadier General Henry J. Sechler , USAF (Ret.) (69) 3190 Fairview Park Drive Falls Church, Virginia 22030	Director	Retired; formerly, Vice President, General Dynamics Corp.
Kimberley E. Wooding (33) 909 North Washington Street Alexandria, Virginia 22314	CFO and Treasurer	Executive Vice President and Chief Financial Officer, AFBA 5Star Life Insurance Company, AFBA 5Star Investment Management Company and AFBA 5Star Securities Company. Formerly, Manager, Price Waterhouse, LLP.

Name, Age and Address	Position(s) with the Company	Principal Occupation(s) During Past Five Years
Michael E. Houchins (31) 909 North Washington Street Alexandria, Virginia 22314	Vice President and Secretary	Vice President and Controller of AFBA 5Star Life Insurance Company and AFBA 5Star Investment Management Company. Formerly, Auditor, PricewaterhouseCoopers LLP.
Andrew J. Welle (34) 909 North Washington Street Alexandria, Virginia 22314	Vice President	Vice President of AFBA 5Star Securities Company. Director for Distribution, AFBA 5Star Investment Management Company.
Lorraine J. Lennon (40) 909 North Washington Street Alexandria, Virginia 22314	Vice President Compliance	Vice President of Compliance for AFBA 5Star Life Insurance Company, AFBA 5Star Investment Management Company and AFBA 5Star Securities Company. Formerly Chief Compliance Officer, Banner Life Insurance Company and Banner Financial Services Group.
Jeffrey C. Sandefur (56) 909 North Washington Street Alexandria, Virginia 22314	Assistant Secretary	Sr. Vice President, Marketing, AFBA 5Star Financial Company, AFBA 5Star Bank and AFBA 5Star Life Insurance Company.
John R. Moorman (31) 909 North Washington Street Alexandria, Virginia 22314	Assistant Vice President	Distribution Manager, AFBA 5Star Investment Management Company
Stephanie M. Bowers (30) 909 North Washington Street Alexandria, Virginia 22314	Assistant Vice President, Compliance	Distribution Manager, AFBA 5Star Investment Management Company.
Mary Jane Maloney (43) PFPC Inc. 400 Bellevue Parkway Wilmington, DE 19809	Assistant Secretary	Vice President, PFPC Inc.
Joel Weiss (38) PFPC Inc. 103 Bellevue Parkway Wilmington, DE 19809	Assistant Treasurer	Managing Director, Fund Accounting and Administration, PFPC Inc.
David Castaldi (35) PFPC Inc. 103 Bellevue Parkway Wilmington, DE 19809	Assistant Treasurer	Director, Fund Accounting and Administration, PFPC Inc.
_______________________________________

* Directors who are interested persons as that term is defined in the 1940 Act.

Compensation. None of the officers or directors will be remunerated by the Funds for their normal duties and services. Their compensation and expenses arising out of normal operations will be paid by the Manager under the provisions of the Management Agreement.

Messrs. Hatch, Sechler and Wagner have no financial interest in, nor are they affiliated with AFBA 5Star Investment Management Company, PFPC Distributors, Inc. or Kornitzer Capital Management, Inc.

Code of Ethics. The Funds, their investment adviser and sub-adviser have adopted a code of ethics, as required by Rule 17j-1 under the 1940 Act. Under each code of ethics, persons who are designated as access persons may engage in personal securities transactions, including transactions involving securities that may be purchased or sold by any Fund, subject to certain general restrictions and procedures. The codes of ethics are on file with the Securities and Exchange Commission.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

Control Persons. Persons or organizations beneficially owning 25% or more of the outstanding shares of a portfolio may be presumed to "control" a Fund. As a result, those persons or organizations could have the ability to vote a majority of the shares of a Fund on any matter requiring the approval of the shareholders of that Fund.

Principal Holders. As of January 31, 2001, Armed Forces Benefit Association (AFBA), 909 N. Washington Street, Alexandria, VA 22314 owned of record 5% or more of the outstanding shares of the original class of shares of AFBA 5Star Balanced Fund, AFBA 5Star Equity Fund, AFBA 5Star High Yield Fund and ABFA 5Star USA Global Fund as follows, 93.14%, 74.29%, 81.78% and 83.17%, respectively.

Management Ownership. The officers and directors as a group own less than 1% of any of the Funds.

INVESTMENT ADVISORY AND OTHER SERVICES

Manager and Sub-Adviser. AFBA 5Star Investment Management Company acts as manager of the Fund and is a registered investment advisor under the Investment Advisors Act of 1940. It organized the Fund in 1997 and employs at its own expense Kornitzer Capital Management, Inc. to serve as its investment counsel.

For its services as manager, the Funds pay AFBA 5Star Investment Management Company a fee at the annual rate of 0.80% of average daily net assets. From these management fees AFBA 5Star Investment Management Company pays all the Funds' expenses except those directly payable by the Funds. For instance, from these management fees AFBA 5Star Investment Management Company pays Kornitzer Capital Management, Inc. a fee of 33/100 of 1% (.33%). AFBA 5Star Investment Management Company received the following management fees from the respective Funds for the time periods indicated:

Name of Fund	Fiscal Year Ended March 31, 1999	Fiscal Year Ended March 31, 2000	Fiscal Year Ended March 31, 2001
AFBA 5Star Balanced Fund	$40,019	$62,926	$_____
AFBA 5Star Equity Fund	$56,947	$ 95,190	$_____
AFBA 5Star High Yield Fund	$29,036	$ 46,250	$_____
AFBA 5Star USA Global Fund	$43,588	$ 91,231	$_____

Kornitzer Capital Management, Inc. was founded in 1989 and is a private investment research and counseling organization serving individual, corporate and other institutional clients. Kornitzer Capital Management, Inc. also serves as investment adviser to the Buffalo Group of Mutual Funds. The following amounts were paid to Kornitzer Capital Management, Inc. for its services from AFBA 5Star Investment Management, Inc.:

Name of Fund	Fiscal Year Ended March 31, 1999	Fiscal Year Ended March 31, 2000	Fiscal Year Ended March 31, 2001
AFBA 5Star Balanced Fund	$13,339	$20,954	$_____
AFBA 5Star Equity Fund	$18,965	$31,698	$_____
AFBA 5Star High Yield Fund	$9,679	$15,401	$_____
AFBA 5Star USA Global Fund	$14,555	$30,380	$_____

Administration and Accounting Services. Under a separate Administration and Accounting Services Agreement, PFPC Inc., 400 Bellevue Parkway, Wilmington, Delaware 19809 performs certain administrative and accounting services for the Funds. These services include preparing shareholder reports, providing statistical data and preparing and filing federal and state tax returns on behalf of the Funds. In addition, PFPC prepares and files various reports with the appropriate regulatory agencies and prepares materials required by the SEC or any state securities commission having jurisdiction over the Funds. The accounting services performed by PFPC include determining the net asset value per share of each Fund and maintaining records relating to the securities transactions of each Fund. The Administration and Accounting Services Agreement provides that PFPC and its affiliates shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds, except to the extent of a loss resulting from willful misfeasance, bad faith or gross negligence on their part in the performance of their obligations and duties under the Administration and Accounting Services Agreement.

Additional Service Providers

Independent Auditors. The Funds' financial statements are audited by independent auditors approved by the directors each year, and in years in which an annual meeting is held the directors may submit their selection of independent auditors to the shareholders for ratification. PricewaterhouseCoopers LLP, 250 W. Pratt St., Suite 2100, Baltimore, MD 210201-2304, is the auditor for the Funds.

Custodian. PFPC Trust Company, 8800 Tinicuim Boulevard, 3rd Floor, Suite 200, Philadelphia, PA 19153, serves as the custodian.

Transfer Agent. PFPC Inc. ("PFPC"), 400 Bellevue Parkway, Wilmington, DE 19809-0001, serves as the Transfer Agent and Dividend Paying Agent.

Prior Underwriter, Distributor and Transfer Agent. Prior to January 1, 2001, the manager employed at its own expense, Jones & Babson, Inc. as the Funds' underwriter and distributor and prior to February 26, 2001, the manager employed Jones & Babson, Inc. as the Fund's transfer agent. The following amounts were paid to Jones & Babson, Inc. for its services by AFBA 5Star Investment Management Company:

Name of Fund	Fiscal Year Ended March 31, 1999	Fiscal Year Ended March 31, 2000	Fiscal Year Ended March 31, 2001
AFBA 5Star Balanced Fund	$3,120	$13,844	$_____
AFBA 5Star Equity Fund	$10,224	$26,653	$_____
AFBA 5Star High Yield Fund	$0	$6,938	$_____
AFBA 5Star USA Global Fund	$4,071	$25,545	$_____

DISTRIBUTION OF SHARES AND RULE 12B-1 PLAN

Pursuant to an Underwriting Agreement (the "Underwriting Agreement"), PFPC Distributors, Inc. ("PFPC Distributors"), 3200 Horizon Drive, King of Prussia, PA 19406, serves as the distributor of the Funds' shares. The terms of the Underwriter Agreement grant PFPC Distributors the right to sell the shares of the Funds as agent for the Funds. Shares of the Funds are offered continuously.

Under the terms of the Underwriting Agreement, PFPC Distributors agrees to use all reasonable efforts to secure purchasers for shares of the Funds and to pay expenses of printing and distributing prospectuses, statements of additional information and reports prepared for use in connection with the sale of the Funds' shares and any other literature and advertising used in connection with the offering, out of the compensation it receives pursuant to the Funds' Distribution Plan for its Class B Shares and Class C Shares, each of which have been adopted pursuant to Rule 12b-1 under the 1940 Act (collectively, the "Rule 12b-1 Plans"). PFPC Distributors receives no underwriting commissions or Rule 12b-1 fees in connection with the sale of the Class A shares of the Funds.

The Underwriting Agreement provides that PFPC Distributors, in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under each agreement, will not be liable to any of the Funds or its shareholders for losses arising in connection with the sale of shares of the Funds.

The Underwriting Agreement for the Funds' shares became effective as of January 1, 2001 and continues in effect for a period of two years. Thereafter, the Underwriting Agreement may continue in effect for successive annual periods provided such continuance is approved at least annually by a majority of the directors, including a majority of the non-interested directors.

The Underwriting Agreement terminates automatically in the event of an assignment, and is terminable without payment of any penalty with respect to a Fund (i) (by vote of a majority of the directors of the Company who are not interested persons of the Company and who have no direct or indirect financial interest in the operation of any Rule 12b-1 Plan of the Funds or any agreements related to such plan, or by vote of a majority of the outstanding voting securities of the applicable Fund) on sixty (60) days' written notice to PFPC Distributors; or (ii) by PFPC Distributors on sixty (60) days' written notice to the Company.

PFPC Distributors will be compensated for distribution services according to the Rule 12b-1 Plans, regardless of PFPC Distributors' expenses. The Rule 12b-1 Plans provide that PFPC Distributors will be paid for distribution activities such as public relations services, telephone services, sales presentations, media charges, preparation, printing and mailing advertising and sales literature, data processing necessary to support a distribution effort and printing and mailing of prospectuses to prospective shareholders. Additionally, PFPC Distributors may pay certain financial institutions such as banks or broker-dealers who have entered into servicing agreements with PFPC Distributors and other financial institutions for distribution and shareholder servicing activities.

The Class B Plan further provides that monthly payments shall be made in the amount of 0.75% per annum of the Class B shares' average net assets as compensation for PFPC Distributors' role in the distribution of a Fund's Class B shares. The Class C Plan provides that monthly payments shall be made in the amount of 0.75% per annum of the average daily net assets to a Fund's Class C shares (or such lesser amount as may be established by a majority of the Board of Directors, including a majority of the non-interested directors) as compensation for PFPC Distributors' role in the distribution of a Fund's Class C shares.

Under the Class B Plan and Class C Plan, if any payments made by the adviser out of its advisory fee, not to exceed the amount of that fee, to any third parties (including banks), including payments for shareholder servicing and transfer agent functions, were deemed to be indirect financing by a Fund of the distribution of its shares, such payments are authorized. A Fund may execute portfolio transactions with and purchase securities issued by depository institutions that receive payments under the Class B Plan or Class C Plan. No preference for instruments issued by such depository institutions is shown in the selection of investments.

When purchasing Class A shares, a sales charge will be incurred at the time of purchase (a "front-end load") based on the dollar amount of the purchase. The maximum initial sales charge is 5.50% (3.75% for the High Yield Fund), which is reduced for purchases of $50,000 and more. Sales charges also may be reduced by using the accumulation privilege described under "Sales Charge Reductions and Waiver" in the Prospectus. Although purchases of $1,000,000 or more may not be subject to an initial sales charge, if the initial sales charge is waived, such purchases may be subject to a CDSC of 1.00% if the shares are redeemed within one year after purchase.

Part of the front-end sales charge is paid directly to the selling broker-dealer (the "dealer reallowance"). The remainder is retained by the distributor and may be used either to promote the sale of each of the Fund's shares or to compensate PFPC Distributors for its efforts to sell the shares of each Fund.

AFBA 5Star Balanced Fund
AFBA 5Star Equity Fund
AFBA 5Star USA Global Fund
YOUR INVESTMENT	AS A PERCENTAGE OF OFFERING PRICE	AS A PERCENTAGE OF YOUR INVESTMENT	DEALER REALLOWANCE AS A PERCENTAGE OF OFFERING PRICE
$50,000 and less	5.50%	5.82%	4.00%
$50,000 up to $150,000	5.00%	5.26%	3.50%
$150,000 up to $250,000	4.50%	4.71%	3.00%
$250,000 up to $500,000	3.50%	3.63%	2.25%
$500,000 up to $1,000,000	3.00%	3.09%	1.74%
Over $1,000,000	0.00%	0.00%	0.00%

AFBA 5Star High Yield Fund
YOUR INVESTMENT	AS A PERCENTAGE OF OFFERING PRICE	AS A PERCENTAGE OF YOUR INVESTMENT	DEALER REALLOWANCE AS A PERCENTAGE OF OFFERING PRICE
$50,000 and less	3.75%	3.90%	2.50%
$50,000 up to $150,000	3.25%	3.36%	2.00%
$150,000 up to $250,000	2.75%	2.83%	1.50%
$250,000 up to $500,000	2.25%	2.30%	1.25%
$500,000 up to $1,000,000	1.75%	1.78%	0.75%
Over $1,000,000	0.00%	0.00%	0.00%

BROKERAGE ALLOCATION AND OTHER PRACTICES.

Decisions to buy and sell securities for the Funds are made by AFBA 5Star Investment Management Company, Inc. pursuant to recommendations by Kornitzer Capital Management, Inc. Officers of the Funds and AFBA 5Star Investment Management Company, Inc. are generally responsible for implementing and supervising these decisions, including allocation of portfolio brokerage and principal business and the negotiation of commissions and/or price of the securities. In instances where securities are purchased on a commission basis, the Funds will seek competitive and reasonable commission rates based on circumstances of the trade involved and to the extent that they do not detract from the quality of the execution. Following is information on the amount of brokerage commissions by the Funds during the periods indicated:

Name of Fund	Fiscal Year Ended March 31, 1999	Fiscal Year Ended March 31, 2000	Fiscal Year Ended March 31, 2001
AFBA 5Star Balanced Fund	$7,330	$7,696	$_____
AFBA 5Star Equity Fund	$11,456	$12,770	$_____
AFBA 5Star High Yield Fund	$313	$203	$_____
AFBA 5Star USA Global Fund	$6,980	$8,594	$_____

The level of brokerage commissions generated by a Fund is directly related to the number and size of buy and sell transactions into which the Fund enters. The frequency and size of these transactions are affected by various factors such as cash flows into and out of the Fund, the manager's interpretation of the market or economic environment, etc. The Funds, in purchasing and selling portfolio securities, will seek the best available combination of execution and overall price (which shall include the cost of the transaction) consistent with the circumstances which exist at the time. The Funds do not intend to solicit competitive bids on each transaction.

The Funds believe it is in their best interest to have a stable and continuous relationship with a diverse group of financially strong and technically qualified broker-dealers who will provide quality executions at competitive rates. Broker-dealers meeting these qualifications also will be selected for their demonstrated loyalty to the respective Fund, when acting on its behalf, as well as for any research or other services provided to the respective Fund. The Funds may execute a substantial portion of the portfolio transactions through brokerage firms which are members of the New York Stock Exchange or through other major securities exchanges. When buying securities in the over-the-counter market, the Funds will select a broker who maintains a primary market for the security unless it appears that a better combination of price and execution may be obtained elsewhere. The Funds will not normally pay a higher commission rate to broker-dealers providing benefits or services to it than it would pay to broker-dealers who did not provide such benefits or services. However, the Funds reserve the right to do so within the principles set out in Section 28(e) of the Securities Exchange Act of 1934 when it appears that this would be in the best interests of the shareholders.

No commitment is made to any broker or dealer with regard to placing of orders for the purchase or sale of Fund portfolio securities, and no specific formula is used in placing such business. Allocation is reviewed regularly by the Boards of Directors of the Funds.

It is not the Funds' practice to allocate brokerage or principle business on the basis of sales of their shares which may be made through such firms. However, they may place portfolio orders with qualified broker-dealers who recommend the Funds to their clients, or who act as agent in the purchase of the Funds' shares for their clients.

Research services furnished by broker-dealers may be useful to the Funds' manager and its investment counsel in serving other clients, as well as the respective Funds. Conversely, the Funds may benefit from research services obtained by the manager or its investment counsel from the placement of portfolio brokerage of other clients.

When the manager in its fiduciary duty believes it to be in the best interest of the shareholders, the Funds may join with other clients of the manager and its investment counsel in acquiring or disposing of a portfolio holding. Securities acquired or proceeds obtained will be equitably distributed among the Funds and other clients participating in the transaction. In some instances, this investment procedure may affect the price paid or received by a Fund or the size of the position obtained by a Fund.

CAPITAL STOCK AND OTHER SECURITIES

With respect to the Funds, the Company issues four separate classes of shares, Institutional Class, Class A, Class B and Class C. The shares of each Fund, when issued and paid for in accordance with its prospectus, will be fully paid and non-assessable shares, with equal voting rights and no preferences as to conversion, exchange, dividends, redemption or any other feature.

The separate classes of shares each represent interests in the same portfolio of investments, have the same rights and are identical in all respects, except that Class B and Class C shares bear Rule 12b-1 distribution expenses and shareholder service fees of 0.75% and 0.25% of the average net assets of the respective Class B and Class C shares and have exclusive voting rights with respect to the Rule 12b-1 Plan pursuant to which the Rule 12b-1 fee may be paid. Each Class except the Institutional Class bears a shareholder service fee of 0.25% of the average net assets of the Class. The net income attributable to a class of shares and the dividends payable on such shares will be reduced by the amount of any shareholder service or Rule 12b-1 fees; accordingly, the net asset value of Class A, Class B and Class C shares will be reduced by such amount to the extent a Fund has undistributed net income.

Shares of a Fund entitle holders to one vote per share and fractional votes for fractional shares held. Shares have non-cumulative voting rights, do not have preemptive or subscription rights and are transferable. Each Fund and class takes separate votes on matters affecting only that Fund or class. For example, a change in the fundamental investment policies for a Fund would be voted upon only by shareholders of that Fund.

All shares issued by each portfolio within the Fund are of same class with like rights and privileges as other shares issued by the same portfolio. Each full and fractional share, issued and outstanding, has (1) equal voting rights with respect to matters that affect the Funds, and (2) equal dividend, distribution and redemption rights to the assets of the Fund. Shares when issued are fully paid and non-assessable. The Funds may create other series of stock but will not issue senior securities. Shareholders do not have pre-emptive or conversion rights.

Non-cumulative voting  Shares of the Fund have non-cumulative voting rights, which means that the holders of 50% of the shares voting for the election of directors can elect 100% of the directors, if they choose to do so, and in such event, the holders of the remaining less than 50% of the shares voting will not be able to elect any directors.

The Fund will not hold annual meetings except as required by the Investment Company Act of 1940 and other applicable laws. Under Maryland law, a special meeting of shareholders of the Fund must be held if the Fund receives the written request for a meeting from the shareholders entitled to cast at least 25% of all the votes entitled to be cast at the meeting.

The Fund has undertaken that its Directors will call a meeting of shareholders if such a meeting is requested in writing by the holders of not less than 10% of the outstanding shares of the Fund.

PURCHASING AND SELLING SHARES

Purchases. We will not be responsible for the consequences of delays, including delays in the banking or Federal Reserve wire systems. We cannot process transaction requests that are not completed properly as described in the prospectus. If you use the services of any other broker to purchase or redeem shares of the Fund, that broker may charge you a fee. Each order accepted will be fully invested in whole and fractional shares, unless the purchase of a certain number of whole shares is specified, at the net asset value per share next effective after the order is accepted by the Fund.

By Mail: You or your financial intermediary may purchase shares by sending a check drawn on a U.S. bank payable to AFBA 5Star Fund, along with a completed application (included at the end of the prospectus). If a subsequent investment is being made, the check should also indicate your Fund account number. When you make purchases by check, the Fund may withhold payment on redemptions until it is reasonably satisfied that the funds are collected (which can take up to 10 days). If you purchase shares with a check that does not clear, your purchase will be canceled and you will be responsible for any losses or fees incurred in that transaction. Send the check and application to:

Regular mail:	Overnight mail:
AFBA 5Star Funds	AFBA 5Star Funds
c/o PFPC Inc	c/o PFPC Inc
P.O. Box 61503	211 S. Gulph Road
King of Prussia, PA 19406	King of Prussia, PA 19406

By Wire: You may purchase shares by wiring federal funds readily available. Please call PFPC at (888) 578-2733 for instructions and to make specific arrangements before making a purchase by wire, and if making an initial purchase, to also obtain an account number.

Annual Statements. Each investment is confirmed by a year-to-date statement which provides the details of the immediate transaction, plus all prior transactions in your account during the current year. This includes the dollar amount invested, the number of shares purchased or redeemed, the price per share, and the aggregate shares owned. A transcript of all activity in your account during the previous year will be furnished each January. By retaining each annual summary and the last year-to-date statement, you have a complete detailed history of your account which provides necessary tax information. A duplicate copy of a past annual statement is available from PFPC Inc. at its cost, subject to a minimum charge of $5 per account, per year requested.

The Funds reserve the right in their sole discretion to withdraw all or any part of the offering made by the prospectus or to reject purchase orders when, in the judgment of management, such withdrawal or rejection is in the best interest of the Funds and their shareholders.

Sales (Redemptions). We will not be responsible for the consequences of delays, including delays in the banking or Federal Reserve wire systems. We cannot process transaction requests that are not complete and in good order. We must receive an endorsed share certificate with a signature guarantee, where a certificate has been issued.

You or your financial intermediary may sell your shares on any Business Day as described below. A Business Day is any day that both the New York Stock Exchange and PFPC Inc., the Transfer Agent, are open for business. Redemptions are effected at the NAV next determined after the Transfer Agent has received your redemption request. It is the responsibility of your financial intermediary to transmit redemption orders and credit your account with redemption proceeds on a timely basis. Redemption checks are mailed on the next Business Day following receipt by the Transfer Agent of redemption instructions, but never later than 7 days following such receipt. Amounts redeemed by wire are normally wired on the date of receipt of redemption instructions (if received by the Transfer Agent before 4:00 p.m. Eastern time), or the next Business Day (if received after 4:00 p.m. Eastern time, or on a non-Business Day), but never later than 7 days following such receipt.

By Mail: If you redeem your shares by mail, you should submit written instructions with a "signature guarantee." A signature guarantee verifies the authenticity of your signature. When a Fund requires a signature guarantee, a medallion signature guarantee must be provided. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker, dealer, clearing agency, savings association, or other financial institution, which is participating in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) and New York Stock Exchange, Inc. Medallion Signature Program (NYSE MSP). Signature guarantees from financial institutions, which are not participating in one of these programs will not be accepted. You can obtain one from most banking institutions or securities brokers, but not from a Notary Public. You must indicate the Fund name, your account number and your name. The written instructions and signature guarantee should be mailed to:

Regular mail:	Overnight mail:
AFBA 5Star Funds	AFBA 5Star Funds
c/o PFPC Inc	c/o PFPC Inc
P.O. Box 61503	211 S. Gulph Road
King of Prussia, PA 19406	King of Prussia, PA 19406

By Telephone: If you prefer to redeem your shares by telephone you may elect to do so. However, there are certain risks. Each Fund has certain safeguards and procedures to confirm the identity of callers and to confirm that the instructions communicated are genuine. If such procedures are followed, you will bear the risk of any losses.

By Wire: Redemption proceeds may be wired to your predesignated bank account in any commercial bank in the United States if the amount is $1,000 or more. The receiving bank may charge a fee for this service. Proceeds may also be mailed to your bank or, for amounts of $10,000 or less, mailed to your Fund account address of record if the address has been established for at least 60 days. In order to authorize the Transfer Agent to mail redemption proceeds to your Fund account address of record, complete the appropriate section of the Application for Telephone Redemptions or include your Fund account address of record when you submit written instructions. You may change the account that you have designated to receive amounts redeemed at any time. Any request to change the account designated to receive redemption proceeds should be accompanied by a guarantee of the shareholder's signature by an eligible institution. A signature and a medallion signature guarantee are required for each person in whose name the account is registered. Further documentation will be required to change the designated account when a corporation, other organization, trust, fiduciary or other institutional investor holds the Fund shares.

Additional Purchase and Redemption Policies. We reserve the right to:

  Waive or increase the minimum investment requirements with respect to any person or class of persons, which include shareholders of the Fund's special investment programs.

  Cancel or change the telephone investment service, the telephone/telegraph exchange service and the automatic monthly investment plan without prior notice to you where in the best interest of the Funds and its investors.
  Begin charging a fee for the telephone investment service or the automatic monthly investment plan and to cancel or change these services upon 15 days written notice to you.
  Begin charging a fee for the telephone/telegraph service and to cancel or change the service upon 60 days written notice to you.
  Begin charging a fee for the systematic redemption plan upon 30 days written notice to you.
  Waive signature guarantee requirements in certain instances where it appears reasonable to do so and will not unduly affect the interests of other shareholders. We may waive the signature guarantee requirement if you authorize the telephone/telegraph redemption method at the same time you submit the initial application to purchase shares.
  Require signature guarantees if there appears to be a pattern of redemptions designed to avoid the signature guarantee requirement, or if we have other reason to believe that this requirement would be in the best interests of the Funds and their shareholders.
  If shares to be redeemed represent a recent investment made by check, the Funds reserve the right not to make the redemption proceeds available until there are reasonable grounds to believe that the check has been collected (which could take up to 10 days).

  To ensure proper authorization before redeeming Fund shares, the Transfer Agent may require additional documents such as, but not restricted to, stock powers, trust instruments, death certificates, appointments as fiduciary, certificates of corporate authority and waivers of tax required in some states when settling estates.
  When shares are held in the name of a corporation, other organization, trust, fiduciary or other institutional investor, the Transfer Agent requires, in addition to the stock power, certified evidence of authority to sign the necessary instruments of transfer. These procedures are for the protection of shareholders and should be followed to ensure prompt payment. Redemption requests must not be conditional as to date or price of the redemption. Proceeds of a redemption will be sent within 7 days of acceptance of shares tendered for redemption. Delay may result if the purchase check has not yet cleared, but the delay will be no longer than required to verify that the purchase check has cleared, and the Funds will act as quickly as possible to minimize delay.

The value of shares redeemed may be more or less than your cost, depending on the net asset value at the time of redemption. Redemption of shares may result in tax consequences (gain or loss) to you, and the proceeds of a redemption may be subject to backup withholding.

Your right to redeem shares and to receive payment therefore may be suspended when (a) the Exchange is closed, other than customary weekend and holiday closings, (b) trading on the Exchange is restricted, (c) an emergency exists as a result of which it is not reasonably practicable to dispose of the Fund's securities or to determine the value of the Fund's net assets, or (d) ordered by a governmental body having jurisdiction over the Fund for the protection of the Fund's shareholders, provided that applicable rules and regulations of the SEC (or any succeeding governmental authority) shall govern as to whether a condition described in (b), (c) or (d) exists. In case of such suspension, shareholders of the Fund may withdraw their requests for redemption or may receive payment based on the net asset value of the Fund next determined after the suspension is lifted.

Each Fund reserves the right, if conditions exist which make cash payments undesirable, to honor any request for redemption by making payment in whole or in part with readily marketable securities chosen by each Fund and valued in the same way as they would be valued for purposes of computing the net asset value of each Fund. If payment is made in securities, you may incur transaction expenses in converting these securities into cash. Each Fund has elected, however, to be governed by Rule 18f-1 under the 1940 Act, as a result of which each Fund is obligated to redeem shares solely in cash if the redemption requests are made by one shareholder account up to the lesser of $250,000 or 1% of the net assets of that particular Fund during any 90-day period. This election is irrevocable unless the SEC permits its withdrawal.

How Share Price is Determined. Each Fund values its assets based on current market values when such values are readily available. These prices normally are supplied by a pricing service. Securities that do not have a readily available current market value are valued a fair value as determined under the direction of the Board of Directors.

PFPC Inc. determines the NAV per share of each Fund as of the close of regular trading on the New York Stock Exchange (currently 4:00 p.m., Eastern time), on each Business Day (a day that the Exchange, PFPC Inc. and the Philadelphia branch of the Federal Reserve Bank are open for business). The NAV is calculated by adding the value of all securities and other assets in each Fund, deducting its liabilities and dividing the balance by the number of outstanding shares in the Fund.

Shares will not be priced on those days the Funds are closed. As of the date of this SAI, those days are:

New Year's Day Martin Luther King, Jr. Day Presidents' Day Good Friday	Memorial Day Independence Day Labor Day Columbus Day	Veterans Day Thanksgiving Day Christmas Day

DISTRIBUTIONS AND TAXES

Distributions of net investment income. A Fund receives income generally in the form of dividends and interest on its investments. This income, less expenses incurred in the operation of a Fund, constitutes a Fund's net investment income from which dividends may be paid to you. Any distributions by a Fund from such income will be taxable to you as ordinary income, whether you take them in cash or in additional shares.

Distributions of capital gains. A Fund may derive capital gains and losses in connection with sales or other dispositions of its portfolio securities. Distributions from net short-term capital gains will be taxable to you as ordinary income. Distributions from net long-term capital gains will be taxable to you as long-term gains, regardless of how long you have held your shares in a Fund. Any net capital gains realized by a Fund generally will be distributed once each year, and may be distributed more frequently, if necessary, in order to reduce or eliminate excise or income taxes on a Fund.

Information on the tax character of distributions. A Fund will inform you of the amount of your ordinary income dividends and capital gains distributions at the time they are paid, and will advise you of their tax status for federal income tax purposes shortly after the close of each calendar year. If you have not held Fund shares for a full year, a Fund may designate and distribute to you, as ordinary income or capital gain, a percentage of income that is not equal to the actual amount of such income earned during the period of your investment in a Fund.

Election to be taxed as a regulated investment company. Each Fund intends to elect to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code. As a regulated investment company, a Fund generally pays no income tax on the income and gains it distributes to you. The Board reserves the right not to maintain the qualification of a Fund as a regulated investment company if it determines such course of action to be beneficial to shareholders. In such case, a Fund will be subject to federal, and possibly state, corporate taxes on its taxable income and gains, and distributions to you will be taxed as ordinary dividend income to the extent of a Fund's earnings and profits.

Excise tax distribution requirements. To avoid federal excise taxes, the Internal Revenue Code requires a Fund to distribute to you by December 31 of each year, at a minimum, the following amounts: 98% of its taxable ordinary income earned during the calendar year; 98% of its capital gain net income earned during the twelve month period ending October 31; and 100% of any undistributed amounts from the prior year. Each Fund intends to declare and pay these amounts in December (or in January that are treated by you as received in December) to avoid these excise taxes, but can give no assurances that its distributions will be sufficient to eliminate all taxes.

Redemption of Fund shares. Redemptions and exchanges of Fund shares are taxable transactions for federal and state income tax purposes. If you redeem your Fund shares, or exchange your Fund shares for shares of a different AFBA 5Star Fund, the IRS will require that you report a gain or loss on your redemption or exchange. If you hold your shares as a capital asset, the gain or loss that you realize will be capital gain or loss and will be long-term or short-term, generally depending on how long you hold your shares. Any loss incurred on the redemption or exchange of shares held for six months or less will be treated as a long-term capital loss to the extent of any long-term capital gains distributed to you by a Fund on those shares.

All or a portion of any loss that you realize upon the redemption of your Fund shares will be disallowed to the extent that you buy other shares in the Fund (through reinvestment of dividends or otherwise) within 30 days before or after your share redemption. Any loss disallowed under these rules will be added to your tax basis in the new shares you buy.

U.S. government obligations. Many states grant tax-free status to dividends paid to you from interest earned on direct obligations of the U.S. government, subject in some states to minimum investment requirements that must be met by the Fund. Investments in Government National Mortgage Association or Federal National Mortgage Association securities, bankers acceptances, commercial paper and repurchase agreements collateralized by U.S. government securities do not generally qualify for tax-free treatment. The rules on exclusion of this income are different for corporations.

Dividends-received deduction for corporations. If you are a corporate shareholder, you should note that the Funds anticipate that some percentage of the dividends they pay will qualify for the dividends-received deduction. In some circumstances, you will be allowed to deduct these qualified dividends, thereby reducing the tax that you would otherwise be required to pay on these dividends. The dividends-received deduction will be available only with respect to dividends designated by a Fund as eligible for such treatment. All dividends (including the deducted portion) must be included in your alternative minimum taxable income calculation.

PERFORMANCE MEASURES

The Funds may advertise "average annual total return" over various periods of time. Such total return figures show the average percentage change in value of an investment in the Fund from the beginning date of the measuring period to the end of the measuring period. These figures reflect changes in the price of each Fund's shares and assume that any income dividends and/or capital gains distributions made by the Funds during the period were reinvested in shares of the Funds. Figures will be given for recent one-, five- and ten-year periods (if applicable), and may be given for other periods as well (such as from commencement of the Fund's operations, or on a year-by-year basis). When considering "average" total return figures for periods longer than one year, it is important to note that a Fund's annual total return for any one year in the period might have been greater or less than the average for the entire period.

Total Return. The Funds' "average annual total return" figures described and shown below are computed according to a formula prescribed by the Securities and Exchange Commission. The formula can be expressed as follows:

   P(1+T)n = ERV

  Where: P = a hypothetical initial payment
             of $1,000

         T = average annual total return

         n = number of years

       ERV = Ending Redeemable Value of a hypothetical $1000 payment made at the beginning of the 1, 5 or 10 year (or other) periods at the end of the 1, 5 or 10 year
             (or other) periods (or fractional portions thereof).

From time to time, AFBA 5Star Balanced Fund and AFBA 5Star High Yield Fund may quote its yield in advertisements, shareholder reports or other communications to shareholders. Yield is calculated according to the following standardized SEC formula.

Current yield reflects the income per share earned by the Fund's investments.

Current yield is determined by dividing the net investment income per share earned during a 30-day base period by the maximum offering price per share on the last day of the period and annualizing the result. Expenses accrued for the period include any fees charged to all shareholders during the base period.

The SEC standardized yield formula is as follows:

Where:

a = dividends and interest earned during the period

b = expenses accrued for the period (net of reimbursements)

c = the average daily number of shares outstanding during the period that were entitled to receive dividends

d = the maximum offering price per share on the last day of the period.

Performance Comparisons. In advertisements or in reports to shareholders, a Fund may compare its performance to that of other mutual funds with similar investment objectives and to stock or other relevant indices. For example, it may compare its performance to rankings prepared by Lipper Analytical Services, Inc. (Lipper), a widely recognized independent service which monitors the performance of mutual funds. The Fund may compare its performance to the Standard & Poor's 500 Stock Index (S&P 500), an index of unmanaged groups of common stocks, the Dow Jones Industrial Average, a recognized unmanaged index of common stocks of 30 industrial companies listed on the NYSE, the Russell 2000 Index, a small company stock index, or the Consumer Price Index.

Performance rankings, recommendations, published editorial comments and listings reported in Money, Barron's, Kiplinger's Personal Finance Magazine, Financial World, Forbes, U.S. News & World Report, Business Week, The Wall Street Journal, Investors Business Daily, USA Today, Fortune and Stanger's may also be cited (if the Fund is listed in any such publication) or used for comparison, as well as performance listings and rankings from Morningstar Mutual Funds, Personal Finance, Income and Safety, The Mutual Fund Letter, No-Load Fund Investor, United Mutual Fund Selector, No-Load Fund Analyst, No-Load Fund X, Louis Rukeyser's Wall Street newsletter, Donoghue's Money Letter, CDA Investment Technologies, Inc., Wiesenberger Investment Companies Service and Donoghue's Mutual Fund Almanac.

The table below shows the average annual return for Institutional Class shares of each of the Funds for the specified periods.

	AFBA 5Star Balanced Fund	AFBA 5Star Equity Fund	AFBA 5Star High Yield Fund	AFBA 5Star USA Global Fund

For the year 4/1/99 3/31/01	____%	____%	____%	____%

From beginning of operations to 3/31/01*	____%	____%	____%	____%

* Each AFBA 5Star Fund inception date is June 3, 1997.

FINANCIAL STATEMENTS

The audited financial statements and notes thereto in the Company's Annual Report to Shareholders for the fiscal year ended March 31, 2000 (the "2000 Annual Report") are incorporated into this SAI by reference. No other parts of the 2000 Annual Report are incorporated by reference herein. The financial statements included in the 2000 Annual Report have been audited by the Company's former independent auditors, Ernst & Young LLP, whose report thereon is incorporated herein by reference. Copies of the 2000 Annual Report and the unaudited 2000 Semi-Annual Report may be obtained at no charge by telephoning the Funds at 1-888-578-2733.

FIXED INCOME SECURITIES
DESCRIBED AND RATINGS

Description of Bond Ratings:

Standard & Poor's Corporation (S&P).

AAA Highest Grade. These securities possess the ultimate degree of protection as to principal and interest. Marketwise, they move with interest rates, and hence provide the maximum safety on all counts.

AA High Grade. Generally, these bonds differ from AAA issues only in a small degree. Here too, prices move with the long-term money market.

A Upper-medium Grade. They have considerable investment strength, but are not entirely free from adverse effects of changes in economic and trade conditions. Interest and prin-cipal are regarded as safe. They predominately reflect money rates in their market behavior but, to some extent, also economic conditions.

BBB Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in the A category.

BB, B, CCC, CC Bonds rated BB, B, CCC and CC are regarded, on balance, as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligations. BB indicates the lowest degree of speculation and CC the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

Moody's Investors Service, Inc. (Moody's).

Aaa Best Quality. These securities carry the smal-lest degree of investment risk and are generally referred to as "gilt-edge." Interest payments are protected by a large, or by an exceptionally stable margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa High Quality by All Standards. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities, fluctua-tion of protective elements may be of greater amplitude, or there may be other elements present which make the long-term risks appear somewhat greater.

A Upper-medium Grade. Factors giving security to principal and interest are considered ade-quate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstand-ing investment characteristics and in fact have speculative characteristics as well.

Ba Bonds which are rated Ba are judged to have predominantly speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or maintenance of other terms of the contract over any long period of time may be small.

Caa Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca Bonds which are rated Ca repre-sent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

Description of Commercial Paper Ratings:

Moody's . . . Moody's commercial paper rating is an opinion of the ability of an issuer to repay punctually promissory obligations not having an original maturity in excess of nine months. Moody's has one rating - prime. Every such prime rating means Moody's believes that the commercial paper note will be redeemed as agreed. Within this single rating category are the follow-ing classifications:

Prime - 1 Highest Quality

Prime - 2 Higher Quality

Prime - 3 High Quality

The criteria used by Moody's for rating a commercial paper issuer under this graded system include, but are not limited to the following factors:

(1) evaluation of the management of the issuer;

(2) economic evaluation of the issuer's industry or industries and an appraisal of speculative type risks which may be in-herent in certain areas;

(3) evaluation of the issuer's products in relation to competi-tion and customer acceptance;

(4) liquidity;

(5) amount and quality of long-term debt;

(6) trend of earnings over a period of ten years;

(7) financial strength of a parent company and relationships which exist with the issuer; and

(8) recognition by the management of obligations which may be present or may arise as a result of public interest questions and preparations to meet such obligations.

S&P . . .Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely repayment of debt having an original maturity of no more than 270 days. Ratings are graded into four categories, ranging from "A" for the highest quality obligations to "D" for the lowest. The four categories are as follows:

A Issues assigned this highest rating are regarded as having the greatest capacity for timely payment. Issues in this category are further refined with the designations 1, 2, and 3 to indicate the relative degree of safety.

A-1 This designation indicates that the degree of safety regarding timely payment is very strong.

A-2 Capacity for timely payment on issues with this designation is strong. However, the relative degree of safety is not as over-whelming.

A-3 Issues carrying this designa-tion have a satisfactory capacity for timely payment. They are, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

B Issues rated "B" are regarded as having only an adequate capacity for timely payment. Furthermore, such capacity may be damaged by changing condi-tions or short-term adversities.

C This rating is assigned to short-term debt obligations with a doubtful capacity for payment.

D This rating indicates that the issuer is either in default or is expected to be in default upon maturity.

AFBA 5STAR FUND, INC.

PART C

OTHER INFORMATION

ITEM 23. EXHIBITS.

(a)(1) Articles of Incorporation as filed with the State of Maryland on January 9, 1997 are incorporated herein by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form N-1A as filed with the Securities and Exchange Commission (the "SEC") on June 1, 1999 ("PEA No. 3").

(a)(2) Articles Supplementary as filed with the State of Maryland on April 4, 1997 are incorporated herein by reference to PEA No. 3.

(a)(3) Articles of Amendment as filed with the State of Maryland on October 16, 2000 are filed herewith.

(a)(4) Form of Articles Supplementary to the Articles of Incorporation to be filed with the State of Maryland is filed herewith.

(b) By-Laws are incorporated herein by reference to PEA No. 3.

(c) Specimen copies of securities of the Registrant are incorporated herein by reference to PEA No. 3.

(d)(1) Management Agreement between AFBA Investment Management Company and AFBA 5Star Fund, Inc. dated June 2, 1997 is incorporated herein by reference to PEA No. 3.

(d)(2) Investment Counsel Agreement between AFBA Investment Management Company and Kornitzer Capital Management, Inc. dated June 2, 1997 is incorporated herein by reference to PEA No. 3.

(e) Underwriting Agreement between PFPC Distributors, Inc. and ABFA 5Star Fund, Inc. dated December 18, 2000 is filed herewith.

(f) Not Applicable.

(g) Custodian Agreement between PFPC Trust Company and AFBA 5Star Fund, Inc. dated December 18, 2000 is filed herewith.

(h)(1) Transfer Agency Agreement between PFPC Inc. and AFBA 5Star Fund, Inc. dated December 18, 2000 is filed herewith.

(h)(2) Administration and Accounting Services Agreement between PFPC Inc. and AFBA 5Star Fund, Inc. dated December 18, 2000 is filed herewith.

(i) None

(j)(1) Consent of Ernst & Young LLP is filed herewith.

(j)(2) Consent of Pricewaterhouse Coopers LLP is filed herewith.

(j)(3) Powers of Attorney for Registrant are incorporated herein by reference to PEA No. 3.

(k) Not Applicable.

(l) Not Applicable.

(m)(1) Form of Rule 12b-1 Plan Distribution Plan for Class B shares is filed herewith.

(m)(2) Form of Rule 12b-1 Plan Distribution Plan for Class C shares is filed herewith.

(m)(3) Form of Shareholder Service pursuant to Rule 12b-1 is filed herewith

(n) Form of Rule 18f-3 Plan is filed herewith.

(p)(1) The Code of Ethics of AFBA 5Star Investment Management Company is incorporated herein by reference to Post-Effective Amendment No. 4 5o Registrant's Registration Statement on Form N-1A as filed with the SEC via EDGAR on July 2000 ("No. 4").

(p)(2) The joint Code of Ethics of the Registrant and the former underwriter is incorporated herein by reference to PEA No. 4.

(p)(3) The Code of Ethics of the sub-adviser for each Fund, Kornitzer Capital Management, Inc. is incorporated herein by reference to PEA No. 4.

ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE REGISTRANT.

None.

ITEM 25. INDEMNIFICATION.

Under the terms of the Maryland General Corporation Law and the Registrant's Articles of Incorporation and By-Laws, the Registrant shall indemnify any persons who was or is a director, officer or employee of the Registrant to the maximum extent permitted by the Maryland General Corporation Law; provided, however, that any such indemnification (unless ordered by a court) shall be made by the Registrant only as authorized in the specific case upon a determination that indemnification of such person is proper under the circumstances. Such determination shall be made:

(i) by the Board of Directors by a majority vote of a quorum which consists of the directors who are neither "interested persons" of the Registrant as defined in Section 2(a)(19) of the 1940 Act, nor parties to the proceedings, or

(ii) if the required quorum is not obtainable or if a quorum of such directors so directs, by independent legal counsel in a written opinion.

No indemnification will be provided by the Registrant to any director or officer of the Registrant for any liability to the Registrant or shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duty.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER.

The principal business of AFBA 5Star Investment Management Company and Kornitzer Capital Management, Inc. is the provision of investment management services to individuals and businesses.

Information as to the directors and principal executive officers of AFBA 5Star Investment Management Company is included in its Form ADV filed with the SEC (File No. 801-54247) as filed under the Investment Advisers Act of 1940, which is incorporated herein by reference.

Information as to the directors and principal executive officers of Kornitzer Capital Management, Inc. is included in its Form ADV filed with the SEC (File No. 801-34933) as filed under the Investment Advisers Act of 1940, which is incorporated herein by reference.

ITEM 27. PRINCIPAL UNDERWRITER.

(a) PFPC Distributors, Inc. (the "Distributor") acts as principal underwriter for the following investment companies as of January 31, 2001:

Provident Institutional Funds Trust

Columbia Common Stock Fund, Inc.

Columbia Growth Fund, Inc.

Columbia International Stock Fund, Inc.

Columbia Special Fund, Inc.

Columbia Small Cap Fund, Inc.

Columbia Real Estate Equity Fund, Inc.

Columbia Balanced Fund, Inc.

Columbia Daily Income Company

Columbia U.S. Government Securities Fund, Inc.

Columbia Fixed Income Securities Fund, Inc.

Columbia Municipal Bond Fund, Inc.

Columbia High Yield Fund, Inc.

Columbia National Municipal Bond Fund, Inc.

GAMNA Series Funds, Inc.

WT Investment Trust

Kalmar Pooled Investment Trust

The RBB Fund, Inc.

Robertson Stephens Investment Trust

Harris Insight Funds Trust

Deutsche Asset Management VIT Funds

Allegheny Funds

First Choice Funds Trust

Forward Funds, Inc.

LKCM Funds

Matthews International Funds

McM Funds

Metropolitan West Funds

New Covenant Funds

Pictet Funds

Stratton Growth Fund, Inc.

Stratton Monthly Dividend REIT Shares, Inc.

The Stratton Funds, Inc.

The Galaxy Fund

The Galaxy VIP Fund

Galaxy Fund II

Trainer, Wortham First Mutual Funds

Undiscovered Managers Funds

Wilshire Target Funds, Inc.

Weiss, Peck & Greer Funds Trust

Weiss, Peck & Greer International Fund

WPG Growth and Income Fund

WPG Tudor Fund

RWB/WPG U.S. Large Stock Fund

Tomorrow Funds Retirement Trust

The BlackRock Funds, Inc. (Distributed by BlackRock Distributors, Inc. a wholly owned subsidiary of PFPC Distributors, Inc.)

Northern Funds Trust (Distributed by Northern Funds Distributors, LLC. a wholly owned subsidiary of PFPC Distributors, Inc.)

The Offit Investment Fund, Inc. (Distributed by Offit Funds Distributor, Inc. a wholly owned subsidiary of PFPC Distributors, Inc.)

The Offit Variable Insurance Fund, Inc. (Distributed by Offit Funds Distributor, Inc. a wholly owned subsidiary of PFPC Distributors, Inc.)

PFPC Distributors, Inc. is registered with the Securities and Exchange Commission as a broker-dealer and is a member of the National Association of Securities Dealers. PFPC Distributors, Inc. is located at 3200 Horizon Drive, King of Prussia, PA 19406.

(b) Information as to the directors and officers of PFPC Distributors, Inc. is included in its Form BD filed with the NASD (File No. 31334) as filed under the Securities and Exchange Act of 1934, as amended, which is incorporated herein by reference.

(c) Not Applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS.

Each account, book or other document required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended and Rules (17 CFR 270-31a-1 to 31a-3) promulgated thereunder, is in the physical possession of PFPC Inc., at 400 Bellevue Parkway, Wilmington, DE 19809.

ITEM 29. MANAGEMENT SERVICES.

There are no management related service contracts not discussed in Part A or Part B.

ITEM 30. UNDERTAKINGS.

Registrant undertakes that, if requested to do so by the holders of at least 10% of the Registrant's outstanding shares, to call a meeting of shareholders for the purpose of voting upon the question of removal of a director or directors and to assist in communications with other shareholders as required by Section 16(c) of the Investment Company Act of 1940, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended, the Registrant has duly caused this Post-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Alexandria and State of Virginia, on the 23 day of March, 2001.

AFBA 5STAR FUND, INC

/s/ John A. Johnson
John A. Johnson
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date(s) indicated.

Signature	Title	Date
/s/ C.C. Blanton _______________________ C.C. Blanton	Chairman and Director	March 23, 2001
/s/ John A. Johnson _______________________ John A. Johnson	President and Director	March 23, 2001
/s/ Monroe W. Hatch, Jr. _______________________ Monroe W. Hatch, Jr.*	Director	March 23, 2001
/s/ John C. Kornitzer _______________________ John C. Kornitzer*	Director	March 23, 2001
/s/ Henry J. Sechler _______________________ Henry J. Sechler*	Director	March 23, 2001
/s/ Louis C. Wagner, Jr. _______________________ Louis C. Wagner, Jr.*	Director	March 23, 2001
/s/ Kimberley E. Wooding _______________________ Kimberley E. Wooding	Chief Financial Officer and Treasurer	March 23, 2001
*By: /s/ C.C. Blanton _______________________ C.C. Blanton	Attorney-in-Fact (Pursuant to Power of Attorney previously filed.)

EXHIBIT INDEX

Exhibit No.	Exhibit
23(a)(3)	Articles of Amendment
23(a)(4)	Articles Supplementary
23(e)	Underwriting Agreement
23(g)	Custodian Agreement
23(h)(1)	Transfer Agency Agreement
23(h)(2)	Administration and Accounting Services Agreement
23(j)(1)	Auditor's Consent
23(m)(1)	Form of Rule 12b-1 Plan for Class B shares
23(m)(2)	Form of Rule 12b-1 Plan for Class C shares
23(m)(3)	Form of Shareholder Service Plan pursuant to Rule 12b-1
23(n)	Form of Rule 18f-3 Plan

Exhibit 23(a)(3)

   AFBA Five Star Fund, Inc.

     Articles of Amendment
      to
   Articles of Incorporation

 AFBA Five Star Fund, Inc., a Maryland corporation having its principal office in
Alexandria, Virginia (hereinafter called the "Corporation"), hereby certifies to the State
Department of Assessments and Taxation of Maryland that:

 FIRST: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended.

 SECOND: The only sentence of ARTICLE SECOND of the Articles of
Incorporation, as amended and supplemented, is hereby amended to read as follows:
The name of the Corporation is AFBA 5 Star Fund, Inc.

 THIRD: The Articles of Incorporation of the Corporation, as amended and supplemented, are further amended by changing the name of each of the following classes
(hereafter, "series") of the Corporation's common stock, par value $1.00, as set forth below, and by deleting the old series names from the Articles of Incorporation, as amended and supplemented to date, and inserting in lieu thereof the new series names as changed hereby;

  (1) The name of the AFBA Five Star Balanced Fund series is hereby changed to AFBA 5 Star Balanced Fund.

  (2) The name of the AFBA Five Star Equity Fund series is hereby changed to AFBA 5 Star Equity Fund.

  (1) The name of the AFBA Five Star High Yield Fund series is hereby changed to AFBA 5 Star High Yield Fund.

  (1) The name of the AFBA Five Star USA Global Fund series is hereby changed to AFBA 5 Star USA Global Fund.

 FOURTH: The amendments to the Articles of Incorporation of the
Corporation as set forth above have been duly approved by a majority of the entire Board of
Directors of the Corporation as required by law and are limited to changes permitted by Section
2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Board's resolutions make clear that the name changes are intended to assist the Corporation in promoting its historical "5 Star" brand name and related service mark in connection with its mutual fund products.

 FIFTH: The amendments to the Articles of Incorporation of the
Corporation as set forth above do not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the shares that are the subject of the name changes.

 SIXTH: These Articles of Amendment shall become effective at
_________ on October __, 2000.

 IN WITNESS WHEREOF, AFBA Five Star Fund, Inc. has caused these Articles of Amendment to be signed on its name and on its behalf by its __________________ and attested by its __________________ on October __, 2000.

     AFBA Five Star Fund, Inc.

     By:________________________________
        Name
        Title

Attest:

By:________________________________
   Name
   Title

364046.01

 THE UNDERSIGNED, __________________ of AFBA Five Star Fund, Inc.,
who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

     By:________________________________
        Name
        Title

364046.01

Exhibit 23(a)(4)

     FORM OF
    ARTICLES SUPPLEMENTARY
        TO
        THE ARTICLES OF INCORPORATION
        OF
     AFBA 5STAR FUND, INC.

 THE AFBA 5STAR FUND, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation") hereby certifies to the State
Department of Assessments and Taxation of Maryland, in accordance with the requirements of
Section 2-208 and 2-208.1 of Maryland General Corporation Law that:

 FIRST:  The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940.

 SECOND:  The total number of shares of all classes of capital stock which the
Corporation has authority to issues is Forty Million (40,000,000) shares of common stock, par value of One Dollar ($1.00) each, having an aggregate par value of Forty Million Dollars
($40,000,000).

 THIRD:  Heretofore, the number of authorized shares of which the Corporation has authority to issue was divided in four separate portfolios of investments (or funds) (each a
"Series") as follows:

      Number of Shares of Common Stock
  Name of Series        Classified and Allocated

  AFBA 5Star Balanced Fund  10,000,000
  AFBA 5Star Equity Fund   10,000,000
  AFBA 5Star High Yield Fund  10,000,000
  AFBA 5Star USA Global Fund  10,000,000

 FOURTH:  In accordance with Section 2-105(c) of the Maryland General Corporation
Law, and pursuant to a resolution duly adopted by the Board of Directors of the Corporation at a meeting held on March 26, 2001, the Board of Directors increased the number of shares the
Corporation is authorized to issued from Forty Million (40,000,000) shares to One Hundred
Sixty Million (160,000,000) shares and having a par value of One Dollar ($1.00) each, for an aggregate par value of One Hundred and Sixty Million Dollars ($160,000,000).

 FIFTH:  In accordance with Section 2-105(c) of the Maryland General Corporation Law,
and pursuant to a resolution duly adopted by the Board of Directors of the Corporation at a meeting held on March 26, 2001, the Board of Directors established and designated the following named classes of Common stock:

  AFBA 5Star Balanced Fund Class A
  AFBA 5Star Balanced Fund Class B
  AFBA 5Star Balanced Fund Class C
  AFBA 5Star Balanced Fund Class I

  AFBA 5Star Equity Fund  Class A
  AFBA 5Star Equity Fund  Class B
  AFBA 5Star Equity Fund  Class C
  AFBA 5Star Equity Fund  Class I

  AFBA 5Star High Yield Fund Class A
  AFBA 5Star High Yield Fund Class B
  AFBA 5Star High Yield Fund Class C
  AFBA 5Star High Yield Fund Class I

  AFBA 5Star USA Global Fund Class A
  AFBA 5Star USA Global Fund Class B
  AFBA 5Star USA Global Fund Class C
  AFBA 5Star USA Global Fund Class I

 SIXTH:  That the 10,000,000 shares currently classified and allocated to the AFBA
Balanced Fund are hereinafter to be known as the AFBA 5Star Balanced Fund Class I shares, the 10,000,000 shares currently classified and allocated to the AFBA 5Star Equity Fund are hereinafter to be known as the AFBA 5Star Equity Fund Class I shares, the 10,000,000 shares currently classified and allocated to the AFBA 5Star High Yield Fund are hereinafter to be known as the AFBA 5Star High Yield Fund Class I shares, and the 10,000,000 shares currently classified and allocated to the AFBA 5Star USA Global Fund are hereinafter to be known as the
AFBA 5Star USA Global Fund Class I shares.

 SEVENTH:  After giving effect to the increase in the number of shares of Common stock to One Hundred Sixty Million (160,000,000) shares, the number of authorized shares is classified into four separate Series, each of which is further subdivided and classified into classes as follows:

  Name of Series and Classes  Number of Shares

  AFBA 5Star Balanced Fund
  (a) Class I common stock 10,000,000
  (b) Class A common stock 10,000,000
  (c) Class B common stock 10,000,000
  (d) Class C common stock 10,000,000
        40,000,000

  AFBA 5Star Equity Fund
  (a) Class I common stock 10,000,000
  (b) Class A common stock 10,000,000
  (c) Class B common stock 10,000,000
  (d) Class C common stock 10,000,000
        40,000,000

  AFBA 5Star High Yield Fund
  (a) Class I common stock 10,000,000
  (b) Class A common stock 10,000,000
  (c) Class B common stock 10,000,000
  (d) Class C common stock 10,000,000
        40,000,000

  AFBA 5Star USA Global Fund
  (a) Class I common stock 10,000,000
  (b) Class A common stock 10,000,000
  (c) Class B common stock 10,000,000
  (d) Class C common stock 10,000,000
        40,000,000

  Total of Classified Shares   160,000,000

  Total of Authorized Shares   160,000,000

SEVENTH:  The shares of Common stock allocated and classified as described above shall have all the rights and privileges as set forth in the Corporation's Articles of Incorporation, including such priority in the assets and liabilities of such series as may be provided in such
Articles.

EIGHT:  The shares of Common stock of each series have been classified by the Board of
Directors pursuant to authority contained in the Articles of Incorporation of the Corporation.

IN WITNESS WHEREOF, AFBA 5Star Fund, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and attested by its Secretary on March
__, 2001.

Attest:      AFBA 5Star Fund, Inc.

By:________________________  By:________________________
Name:      Name:
Title:      Title:

THE UNDERSIGNED, Vice President of AFBA 5Star Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary to the Articles of Incorporation
of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the
Corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the
corporate act of the Corporation and further hereby certifies that, to the best of his knowledge, information and belief, the matters set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.

     _____________________________
     Name:
     Title: Vice President

EXHIBIT 23(e)

    UNDERWRITING AGREEMENT

 THIS AGREEMENT is made as of December 18, 2000 by and between PFPC
DISTRIBUTORS, INC., a Massachusetts corporation ("PFPC Distributors"), and
AFBA 5 STAR FUND, INC., a Maryland corporation (the "Fund").

     W I T N E S S E T H:

 WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and is currently offering shares of common stock (such units of all series are hereinafter called the "Shares"), representing interests in investment portfolios of the Fund identified on Exhibit A hereto (the "Portfolios") which are registered with the Securities and Exchange Commission (the "SEC")
pursuant to the Fund's Registration Statement on Form N-1A (the "Registration
Statement"); and

 WHEREAS, the Fund wishes to retain PFPC Distributors to serve as distributor for the Portfolios to provide for the sale and distribution of the
Shares of the Portfolios identified on Exhibit A and for such additional classes or series as the Fund may issue, and PFPC Distributors wishes to furnish such services.

 NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.  Definitions. As Used in this Agreement:

 (a)  "1933 Act" means the Securities Act of 1933, as amended.

 (b)  "1934 Act" means the Securities Exchange Act of 1934, as amended.

 (c)  "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's Board of Directors to give
  Oral Instructions and Written Instructions on behalf of the Fund.
  An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

 (d)  "NASD" means the National Association of Securities Dealers, Inc.

 (e)  "Oral Instructions" mean oral instructions received by PFPC
  Distributors from an Authorized Person or from a person reasonably believed by PFPC Distributors to be an Authorized Person. PFPC
  Distributors may, in its sole discretion in each separate
  instance, consider and rely upon instructions it receives from an
  Authorized Person via electronic mail as Oral Instructions.

 (f)  "Registration Statement" means any Registration Statement and any
  Prospectus and any Statement of Additional Information relating to the Fund filed with the SEC and any amendments or supplements thereto at any time filed with the SEC.

 (g)  "Securities Laws" mean the 1933 Act, the 1934 Act, and the 1940
  Act.

 (h)  "Written Instructions" mean (i) written instructions signed by an
  Authorized Person and received by PFPC Distributors or (ii) trade instructions transmitted (and received by PFPC Distributors) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier.
  The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2.  Appointment. The Fund hereby appoints PFPC Distributors to serve as the distributor of its Shares in accordance with the terms set forth in this
 Agreement. PFPC Distributors accepts such appointment and agrees to furnish such services. The Fund understands that PFPC Distributors is now, and may in the future be, the distributor of the shares of several investment companies or series (collectively, the "Investment
 Entities"), including Investment Entities having investment objectives similar to those of the Fund. The Fund further understands that investors and potential investors in the Fund may invest in shares of such other Investment Entities. The Fund agrees that PFPC Distributors'
 duties to such Investment Entities shall not be deemed in conflict with its duties to the Fund under this Agreement.

3.  Delivery of Documents.

 (a)  The Fund has provided or, where applicable, will provide PFPC
  Distributors with the following:

  (i)  At PFPC Distributors' request, certified or authenticated copies of the resolutions of the Fund's Board of Directors, approving the appointment of PFPC Distributors or its
   affiliates to provide services to the Fund and approving
   this Agreement;

  (ii)  A copy of the Fund's most recent effective Registration
   Statement;

  (iii)  Copies of any distribution and/or shareholder servicing plans and related agreements made in respect of the Fund or a Portfolio;

  (iv)  A copy of the Fund's organizational documents, as filed with the state in which the Fund is organized;

  (v)  Audited annual statements and unaudited semi-annual
   statements of a Portfolio's books and accounts prepared by the Fund;

  (vi)  Monthly itemized list of the securities in the Portfolio;

  (vii)  Copies (certified or authenticated where applicable) of any and all amendments or supplements to the foregoing; and

  (viii)  Such other additional information as PFPC Distributors may reasonably request.

  Upon request, PFPC Distributors will on an annual basis
  provide to the Fund the audited financial statements of The PNC
  Financial Services Group, Inc.

 (b)  The Fund agrees to advise PFPC Distributors as soon as reasonably practical by a notice in writing delivered to PFPC Distributors:

  (i)  of any request by the SEC for amendments to the Registration
   Statement, Prospectus or Statement of Additional Information
   then in effect or for additional information;

  (ii)  in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement,
   Prospectus or Statement of Additional Information then in
   effect or the initiation by service of process on the Fund of any proceeding for that purpose;

  (iii)  of the happening of any event that makes untrue any statement of a material fact made in the Registration
   Statement, Prospectus or Statement of Additional Information
   then in effect or that requires the making of a change in
   such Registration Statement, Prospectus or Statement of
   Additional Information in order to make the statements
   therein not misleading; and

  (iv)  of all actions of the SEC with respect to any amendments to any Registration Statement, Prospectus or Statement of
   Additional Information which may from time to time be filed with the SEC.

  For purposes of this paragraph, informal requests by or acts of the staff of the SEC shall not be deemed actions of or requests by the SEC.

4.  Compliance with Rules and Regulations. PFPC Distributors undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC
 Distributors hereunder. Except as specifically set forth herein, PFPC
 Distributors assumes no responsibility for such compliance by the Fund or any other entity.

5.  Instructions.

 (a)  Unless otherwise provided in this Agreement, PFPC Distributors shall act only upon Oral Instructions or Written Instructions.

 (b)  PFPC Distributors shall be entitled to rely upon any Oral
  Instruction or Written Instruction it receives from an Authorized
  Person (or from a person reasonably believed by PFPC Distributors to be an Authorized Person) pursuant to this Agreement. PFPC
  Distributors may assume that any Oral Instruction or Written
  Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of
  Directors or of the Fund's shareholders, unless and until PFPC

  Distributors receives Written Instructions to the contrary.

 (c)  The Fund agrees to forward to PFPC Distributors Written
  Instructions confirming Oral Instructions (except where such Oral
  Instructions are given by PFPC Distributors or its affiliates) so that PFPC Distributors receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC Distributors or differ from the Oral
  Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral
  Instructions or PFPC Distributors' ability to rely upon such Oral
  Instructions. Where Oral Instructions or Written Instructions
  reasonably appear to have been received from an Authorized Person,
  PFPC Distributors shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that
  PFPC Distributors' actions comply with the other provisions of this Agreement.

6.  Right to Receive Advice.

 (a)  Advice of the Fund. If PFPC Distributors is in doubt as to any action it should or should not take, PFPC Distributors may request directions or advice, including Oral Instructions or Written
  Instructions, from the Fund.

 (b)  Advice of Counsel. If PFPC Distributors shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC Distributors may request advice from counsel of its own choosing (who may be counsel for the Fund, the Fund's
  investment adviser or PFPC Distributors, at the option of PFPC
  Distributors).

 (c)  Conflicting Advice. In the event of a conflict between directions or advice or Oral Instructions or Written Instructions PFPC
  Distributors receives from the Fund, and the advice it receives from counsel, PFPC Distributors may rely upon and follow the advice of counsel. In any such case, PFPC Distributors will use its reasonable efforts to contact the Fund prior to or promptly after taking any actions inconsistent with Instructions previously received by the Fund.

 (d)  Protection of PFPC Distributors. PFPC Distributors shall be protected in any action it takes or does not take in reliance upon directions or advice or Oral Instructions or Written Instructions it receives from the Fund or from counsel and which PFPC
  Distributors believes, in good faith, to be consistent with those directions or advice or Oral Instructions or Written Instructions.
  Nothing in this section shall be construed so as to impose an obligation upon PFPC Distributors (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to
  act in accordance with such directions or advice or Oral
  Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of
  PFPC Distributors' properly taking or not taking such action.

7.  Records; Visits. The books and records pertaining to the Fund, which are in the possession or under the control of PFPC Distributors, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PFPC
 Distributors' normal business hours. Upon the reasonable request of the
 Fund, copies of any such books and records shall be provided by PFPC
 Distributors to the Fund or to an Authorized Person, at the Fund's

 expense.

8.  Confidentiality. Each party shall keep confidential any information relating to the other party's business ("Confidential Information").
 Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or PFPC Distributors, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the
 Fund or PFPC Distributors a competitive advantage over its competitors;
 (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality;
 (d) is released by the protected party to a third party without restriction; (e) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, and, upon request, will to the extent reasonable coordinate any such production with the Fund or the Fund's counsel, to the extent such notice is permitted); (f) is relevant to the defense of any claim or cause of action asserted against the receiving party; or (g) has been or is independently developed or obtained by the receiving party. In accordance with Section 248.11 of
 Regulation S-P (17 CFR 248.1 248.30) ("Reg S-P"), PFPC Distributors
 will not directly, or indirectly through an affiliate, disclose any non-
 public personal information, as defined in Reg S-P, received from the
 Fund to any person that is not affiliated with the Fund or with PFPC
 Distributors and provided that any such information disclosed to an affiliate of PFPC Distributors shall be under the same limitations on non-disclosure.

9.  Compensation. As compensation for services rendered by PFPC Distributors during the term of this Agreement, the Fund will pay to PFPC
 Distributors a fee or fees as may be agreed to from time to time in writing by the Fund and PFPC Distributors. The Fund acknowledges that
 PFPC Distributors may receive float benefits and/or investment earnings in connection with maintaining certain accounts required to provide services under this Agreement.

10.  Indemnification.

 (a)  The Fund agrees to indemnify and hold harmless PFPC Distributors and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys'
  fees and disbursements and liabilities arising under the
  Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any action or omission to act which PFPC Distributors takes in reliance upon Oral or
  Written Instructions received from the Fund or which PFPC

  Distributors is required or expressly allowed to take or refrain from taking in accordance with the provisions of this Agreement.
  Neither PFPC Distributors, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by PFPC Distributors' or its affiliates'
  own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement. PFPC
  Distributors shall not make any claim for any amounts payable by the Fund hereunder except against the relevant Portfolio's assets and not against the assets of any other investment portfolio of the Fund.

 (b)  The Fund agrees to indemnify and hold harmless PFPC Distributors, its officers, directors, and employees, and any person who controls PFPC Distributors within the meaning of Section 15 of the
  1933 Act, free and harmless (a) from and against any and all claims, costs, expenses (including reasonable attorneys' fees)
  losses, damages, charges, payments and liabilities of any sort or kind which PFPC Distributors, its officers, directors, employees or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, arising out of or based upon: (i) any untrue statement, or alleged untrue
  statement, of a material fact contained in the Fund's Registration
  Statement, Prospectus, Statement of Additional Information, or
  sales literature (including amendments and supplements thereto), or (ii) any omission, or alleged omission, to state a material fact required to be stated in the Fund's Registration Statement,
  Prospectus, Statement of Additional Information or sales
  literature (including amendments or supplements thereto),
  necessary to make the statements therein not misleading, provided,

  however, that insofar as losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished to the
  Fund by PFPC Distributors or its affiliated persons for use in the
  Fund's Registration Statement, Prospectus, or Statement of
  Additional Information or sales literature (including amendments or supplements thereto), such indemnification is not applicable;
  and (b) from and against any and all such claims, demands, liabilities and expenses (including such costs and counsel fees)
  which you, your officers and directors, or such controlling person, may incur in connection with this Agreement or PFPC
  Distributors' performance hereunder (but excluding such claims, demands, liabilities and expenses (including such costs and counsel fees) arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any
  Registration Statement or any Prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any Registration Statement or any Prospectus or necessary to make the statements in either thereof not misleading), unless such claims, demands, liabilities and expenses (including such costs and counsel fees) arise by reason of PFPC Distributors' willful misfeasance, bad faith or gross negligence in the performance of PFPC Distributors' duties hereunder. The Fund acknowledges and agrees that in the event that PFPC Distributors, at the request of the Fund, is required to give indemnification comparable to that set forth in this
  paragraph to any broker-dealer selling Shares of the Fund or servicing agent servicing the shareholders of the Fund and such broker-dealer or servicing agent shall make a claim for
  indemnification against PFPC Distributors, PFPC Distributors shall make a similar claim for indemnification against the Fund.

 (c)  PFPC Distributors agrees to indemnify and hold harmless the Fund, its several officers and Board Members and each person, if any, who controls a Portfolio within the meaning of Section 15 of the
  1933 Act against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which the Fund, its officers,
  Board Members or any such controlling person may incur under the
  1933 Act, under any other statute, at common law or otherwise, but only to the extent that such liability or expense incurred by the
  Fund, its officers or Board Members, or any controlling person resulting from such claims or demands arose out of the acquisition of any Shares by any person which may be based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Fund's Registration Statement, Prospectus or
  Statement of Additional Information (including amendments and supplements thereto), or any omission, or alleged omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Fund by PFPC Distributors or its affiliated persons (as defined in the 1940 Act). The foregoing rights of indemnification shall be in addition to any other rights to which the Fund or any such person shall be entitled to as a matter of law.

 (d)  In any case in which one party hereto (the "Indemnifying Party")
  may be asked to indemnify or hold the other party hereto (the

  "Indemnified Party") harmless, the Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification (an "Indemnification Claim") against the
  Indemnifying Party, although the failure to do so shall not prevent recovery by the Indemnified Party, and shall keep the
  Indemnifying Party advised with respect to all developments concerning such situation. The Indemnifying Party shall have the option to defend the Indemnified Party against any Indemnification
  Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party, and thereupon the
  Indemnifying Party shall take over complete defense of the
  Indemnification Claim and the Indemnified Party shall sustain no further legal or other expenses in respect of such Indemnification
  Claim. In the event that the Indemnifying Party does not elect to assume the defense of any such suit, or in case the Indemnified
  Party reasonably does not approve of counsel chosen by the
  Indemnifying Party, or in case there is a conflict of interest between the Indemnifying Party or the Indemnified Party, the
  Indemnifying Party will reimburse the Indemnified Party for the fees and expenses of any counsel retained by the Indemnified
  Party. The Fund agrees promptly to notify PFPC Distributors of the commencement of any litigation or proceedings against the Fund or any of its officers or directors in connection with the issue and sale of any Shares. The Indemnified Party will not confess any Indemnification Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide

  indemnification, except with the Indemnifying Party's prior written consent.

11.  Responsibility of PFPC Distributors.

 (a)  PFPC Distributors shall be under no duty to take any action hereunder on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC Distributors and the Fund in a written amendment hereto. PFPC Distributors shall be obligated to exercise care and diligence in the
  performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. PFPC
  Distributors shall be liable only for any damages arising out of
  PFPC Distributors' failure to perform its duties under this
  Agreement to the extent such damages arise out of PFPC
  Distributors' willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

 (b)  Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC Distributors shall not be liable for losses beyond its control, including, without
  limitation, delays or errors or loss of data occurring by reason of circumstances beyond PFPC Distributors' control, provided that
  PFPC Distributors has acted in accordance with the standard set forth in Section 11(a) above; and (ii) PFPC Distributors shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this
  Agreement, and which PFPC Distributors reasonably believes to be genuine.

 (c)  Notwithstanding anything in this Agreement to the contrary,

  neither PFPC Distributors nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PFPC
  Distributors or its affiliates.

 (d)  Each party shall have a duty to mitigate damages for which the other party may become responsible.

12.  Duties and Obligations of the Fund.

 (a)  The Fund represents to PFPC Distributors that all Registration
  Statements and Prospectuses filed by the Fund with the SEC under the 1933 Act with respect to the Shares have been prepared in conformity with the requirements of the 1933 Act and the rules and regulations of the SEC thereunder. Except as to information included in the Registration Statement in reliance upon
  information provided to the Fund by PFPC Distributors or any affiliate of PFPC Distributors expressly for use in the
  Registration Statement, the Fund represents and warrants to PFPC
  Distributors that any Registration Statement, when such
  Registration Statement becomes effective, will contain statements required to be stated therein in conformity with the 1933 Act and the rules and regulations of the SEC; that all statements of fact contained in any such Registration Statement will be true and correct when such Registration Statement becomes effective; and
  that no Registration Statement when such Registration Statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated
  therein or necessary to make the statements therein not misleading to a purchaser of the Shares. PFPC Distributors may but shall not be obligated to propose from time to time such amendment or amendments to any Registration Statement and such supplement or supplements to any Prospectus as, in the light of future
  developments, may, in the opinion of the PFPC Distributors'
  counsel, be necessary or advisable. PFPC Distributors shall promptly notify the Fund of any advice given to it by its counsel regarding the necessity or advisability of amending or
  supplementing such Registration Statement. If the Fund shall not propose such amendment or amendments and/or supplement or
  supplements within fifteen days after receipt by the Fund of a written request from PFPC Distributors to do so, PFPC Distributors may, at its option, terminate this Agreement. The Fund shall not file any amendment to any Registration Statement or supplement to any Prospectus without giving PFPC Distributors reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Fund's right to file at any time such amendments to any Registration Statements and/or supplements to any Prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional. The Fund authorizes PFPC Distributors to use any
  Prospectus or Statement of Additional Information in the form furnished from time to time in connection with the sale of the
  Shares.

 (b)  The Fund represents and warrants to PFPC Distributors that the
  Fund is a series of investment company registered under the 1940
  Act and the Shares sold by each Portfolio are, and will be, registered under the 1933 Act.

 (c)  The net asset value of the Shares shall be determined in the manner provided in the then current Prospectus and Statement of
  Additional Information relating to the Shares, and when determined shall be applicable to all transactions as provided in the

  Prospectus. The net asset value of the Shares shall be calculated by the Fund or by another entity on behalf of the Fund. PFPC
  Distributors shall have no duty to inquire into, or liability for, the accuracy of the net asset value per Share as calculated.

 (d)  Whenever in its judgment such action is warranted by unusual market, economic or political conditions or abnormal circumstances of any kind, the Fund may decline to accept any orders for, or make any sales of, the Shares until such time as the Fund deems it advisable to accept such orders and to make such sales, and the
  Fund advises PFPC Distributors promptly of such determination.

 (e)  The Fund agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as PFPC Distributors may designate. The Fund shall notify PFPC Distributors in writing of the states in which the Shares may be sold and shall notify PFPC
  Distributors in writing of any changes to the information
  contained in the previous notification.

13.  Duties and Obligations of PFPC Distributors.

 (a)  PFPC Distributors will act on behalf of the Fund for the distribution of the Shares covered by the Registration Statement under the 1933 Act and provide the distribution services outlined below and as follows: (i) preparation and execution of sales or servicing agreements, (ii) preparation of quarterly 12b-1 Reports to the Board, (iii) literature review, recommendations and submission to the NASD.

 (b)  PFPC Distributors agrees to use efforts deemed appropriate by PFPC
  Distributors to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. To the extent that PFPC
  Distributors receives fees under any plan adopted by the Fund pursuant to Rule 12b-1 under the 1940 Act, PFPC Distributors agrees to furnish and/or enter into arrangements with others for the furnishing of marketing or sales services with respect to the
  Shares as may be required pursuant to such plan as directed by the
  Fund's investment adviser or sponsor. To the extent that PFPC
  Distributors receives shareholder services fees under any
  shareholder services plan adopted by the Fund, PFPC Distributors agrees to furnish and/or enter into arrangements with others for the furnishing of, personal and/or account maintenance services with respect to the relevant shareholders of the Fund as may be required pursuant to such plan as directed by the Fund's
  investment adviser or sponsor. It is contemplated that PFPC
  Distributors will enter into sales or servicing agreements with securities dealers, financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms. PFPC Distributors will require each dealer with whom PFPC Distributors has a selling agreement to conform to the applicable provisions of the Prospectus, with respect to the public offering price of the Shares, and PFPC Distributors shall not cause the Fund to withhold the placing of purchase orders so as to make a profit thereby.

 (c)  PFPC Distributors shall not utilize any materials in connection with the sale or offering of Shares except the Fund's Prospectus and Statement of Additional Information and such other materials as the Fund shall provide or approve. The Fund agrees to furnish
  PFPC Distributors with sufficient copies of any and all:
  agreements, plans, communications with the public or other materials which the Fund intends to use in connection any sales of
  Shares, in adequate time for PFPC Distributors to file and clear such materials with the proper authorities before they are put in use. PFPC Distributors and the Fund may agree that any such material does not need to be filed subsequent to distribution. In addition, the Fund agrees not to use any such materials until so filed and cleared for use, if required, by appropriate authorities as well as by PFPC Distributors.

 (d)  PFPC Distributors will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent for the
  Fund. PFPC Distributors will have no liability for payment for the purchase of Shares sold pursuant to this Agreement or with respect to redemptions or repurchases of Shares.

 (e)  No Shares shall be offered by either PFPC Distributors or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the
  Fund if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current Prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph shall in any way restrict or have any application to or bearing upon the Fund's obligation to redeem Shares tendered for redemption by any shareholder in accordance with the provisions of the Fund's Registration
  Statement, Articles of Incorporation, or bylaws.

14.  Duration and Termination. This Agreement shall become effective on the date first written above and, unless sooner terminated as provided herein, shall continue for an initial two-year term and thereafter shall be renewed for successive one-year terms, provided such continuance is specifically approved at least annually by (i) the Fund's Board of
 Directors or (ii) by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, provided that in either event the continuance is also approved by a majority of the Board members who are not parties to this Agreement and who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on at least sixty days' written notice, by the Fund's Board of Directors, by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by PFPC Distributors. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder). In the event the Fund gives notice of termination, all reasonable expenses associated with movement
 (or duplication) of records and materials and conversion thereof to a successor distributor(s) or other service provider, and all reasonable trailing expenses incurred by PFPC Distributors, will be borne by the
 Fund. In the event that PFPC Distributors gives notice of termination, unless such termination is preceded by the Fund's material breach of this Agreement, all reasonable expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor distributor(s) (and any other service provider(s)), and all reasonable trailing expenses incurred by PFPC Distributors, will be borne by PFPC Distributors. In the event of termination, PFPC
 Distributors agrees that it will cooperate in the smooth transition of services and to minimize disruption to the Fund and its shareholders.

15.  Notices. Notices shall be addressed (a) if to PFPC Distributors, at 400
 Bellevue Parkway, Wilmington, Delaware 19809, Attention: Gary M.

 Gardner; (b) if to the Fund, at 909 North Washington Street, Alexandria
 VA, 22314 Attention: John A. Johnson or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

16. Amendments. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

17.  Non-Solicitation. During the term of this Agreement and for a period of one year afterward, the Fund shall not recruit, solicit, employ or engage, for the Fund or any other person, any of PFPC Distributors'
 employees.

18.  Counterparts. This Agreement may be executed in two or more counter-
 parts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.  Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

20.  Miscellaneous.

 (a)  Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

 (b)  No Changes that Materially Affect Obligations. Notwithstanding anything in this Agreement to the contrary, the Fund agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or
  responsibilities of PFPC Distributors hereunder without the prior written approval of PFPC Distributors, which approval shall not be unreasonably withheld or delayed.

 (c)  Captions. The captions in this Agreement are included for conve-
  nience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

 (d)  Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

 (e)  Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

 (f)  Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

 (g)  No Representations or Warranties. Except as expressly provided in this Agreement, PFPC Distributors hereby disclaims all
  representations and warranties, express or implied, made to the
  Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this
  Agreement.

 (h)  Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.
PFPC DISTRIBUTORS, INC.

    By: /s/ G. M. Gardner

    Title: President

    AFBA 5 STAR FUND, INC.

    By: /s/ C .C. Blanton

    Title: Chairman

       EXHIBIT A

 THIS EXHIBIT A, dated as of December 18, 2000, is Exhibit A to that certain Underwriting Agreement dated as of December 18, 2000, between PFPC
Distributors, Inc. and AFBA 5 Star Fund, Inc.

      PORTFOLIOS

   AFBA 5 Star Balanced Fund
   AFBA 5 Star Equity Fund
   AFBA 5 Star High Yield Fund
   AFBA 5 Star USA Global Fund

EXHIBIT 23(g)

   CUSTODIAN SERVICES AGREEMENT

THIS AGREEMENT is made as of December 18, 2000 by and between PFPC TRUST
COMPANY, a limited purpose trust company incorporated under the laws of
Delaware ("PFPC Trust"), and AFBA 5 STAR FUND, INC., a Maryland corporation
(the "Fund").

   W I T N E S S E T H:

 WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");
and

 WHEREAS, the Fund wishes to retain PFPC Trust to provide custodian services, and PFPC Trust wishes to furnish custodian services, either directly or through an affiliate or affiliates, as more fully described herein.

 NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions.  As Used in This Agreement:

 (a)  "1933 Act" means the Securities Act of 1933, as amended.

 (b)  "1934 Act" means the Securities Exchange Act of 1934, as amended.

 (c)  "Authorized Person" means any officer of the Fund and any other person authorized by the Fund to give Oral or Written Instructions on behalf of the Fund.  An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

 (d)  "Book-Entry System" means Federal Reserve Treasury book-entry system for United States and federal agency securities, its successor or successors, and its nominee or nominees and any book-entry system maintained by an exchange registered with the
  SEC under the 1934 Act.


 (e)  "CEA" means the Commodities Exchange Act, as amended.

 (f)  "Change of Control" means a change in ownership or control (not including transactions between wholly-owned direct or indirect subsidiaries of a common parent) of 25% or more of the beneficial ownership of the shares of common stock or shares of beneficial interest of an entity or its parent(s).

 (g)  "Oral Instructions" mean oral instructions received by PFPC Trust from an Authorized Person or from a person reasonably believed by
  PFPC Trust to be an Authorized Person. PFPC Trust may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

 (h)   "PFPC Trust" means PFPC Trust Company or a subsidiary or affiliate of PFPC Trust Company.

 (i)  "SEC" means the Securities and Exchange Commission.

 (j)   "Securities Laws" mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

 (k)   "Shares" mean the shares of common stock of any series or class of the Fund.

 (l)   "Property" means:

   (i) any and all securities and other investment items which the
    Fund may from time to time deposit, or cause to be
    deposited, with PFPC Trust or which PFPC Trust may from time to time hold for the Fund;

    (ii) all income in respect of any of such securities or other investment items;

    (iii) all proceeds of the sale of any of such securities or investment items; and

    (iv) all proceeds of the sale of securities issued by the Fund, which are received by PFPC Trust from time to time, from or on behalf of the Fund.

  (m)   "Written Instructions" mean (i) written instructions signed by two
  Authorized Persons and received by PFPC Trust or (ii) trade instructions transmitted by means of an electronic transaction reporting system which requires the use of a password or other authorized identifier in order to gain access.  The instructions may be delivered electronically or by hand, mail, tested telegram, cable, telex or facsimile sending device.

 2.  Appointment.  The Fund hereby appoints PFPC Trust to provide custodian services to the Fund, on behalf of each of its investment portfolios
 (each, a "Portfolio"), and PFPC Trust accepts such appointment and agrees to furnish such services.

 3.  Delivery of Documents.  The Fund has provided or, where applicable, will provide PFPC Trust with the following:

  (a) at PFPC Trust's request, certified or authenticated copies of the resolutions of the Fund's Board of Directors, approving the appointment of PFPC Trust or its affiliates to provide services;

  (b) a copy of the Fund's most recent effective registration statement;

  (c) a copy of each Portfolio's advisory agreements;

  (d) a copy of the distribution/underwriting agreement with respect to each class of Shares;

  (e) a copy of each Portfolio's administration agreement;

  (f) copies of any distribution and/or shareholder servicing plans and related agreements made in respect of the Fund or a Portfolio; and

 (g)  certified or authenticated copies of any and all amendments or supplements to the foregoing.

 Upon request, PFPC Trust will on an annual basis provide to the
 Fund the audited financial statements of The PNC Financial Services
 Group, Inc.

4.  Compliance with Laws.

  PFPC Trust undertakes to comply with material applicable requirements of the Securities Laws and material laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC Trust hereunder.  Except as specifically set


 forth herein, PFPC Trust assumes no responsibility for such compliance by the Fund or any other entity.

5.  Instructions.

  (a)  Unless otherwise provided in this Agreement, PFPC Trust shall act only upon Oral Instructions or Written Instructions.

  (b)   PFPC Trust shall be entitled to rely upon any Oral Instruction or
  Written Instruction it receives from an Authorized Person (or from a person reasonably believed by PFPC Trust to be an Authorized
  Person) pursuant to this Agreement.  PFPC Trust may assume that any Oral Instructions or Written Instructions received hereunder are not in any way inconsistent with the provisions of
  organizational documents of the Fund or of any vote, resolution or proceeding of the Fund's Board of Directors of the Fund's
  shareholders, unless and until PFPC Trust receives Written
  Instructions to the contrary.

  (c)   The Fund agrees to forward to PFPC Trust Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PFPC Trust or its affiliates) so that PFPC Trust receives the Written Instructions by the close of business on the same day that such Oral Instructions are received.  The fact that such confirming Written Instructions are not received by PFPC
  Trust or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFPC Trust's ability to rely upon such Oral Instructions.  Where Oral Instructions or
  Written Instructions reasonably appear to have been received from an Authorized Person, PFPC Trust shall incur no liability to the
  Fund in acting upon such Oral Instructions or Written Instructions provided that PFPC Trust's actions comply with the other


  provisions of this Agreement.

6.  Right to Receive Advice.

  (a)   Advice of the Fund.  If PFPC Trust is in doubt as to any action it should or should not take, PFPC Trust may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

  (b)   Advice of Counsel.  If PFPC Trust shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC Trust may request advice from counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC Trust, at the option of PFPC Trust).

 (c)   Conflicting Advice.  In the event of a conflict between directions or advice or Oral Instructions or Written Instructions PFPC Trust
  receives from the Fund, and the advice it receives from counsel,
  PFPC Trust shall be entitled to rely upon and follow the advice of counsel. In any such case, PFPC Trust will use its reasonable efforts to contact the Fund prior to or promptly after taking any actions inconsistent with Instructions previously received by the
  Fund.

 (d)  Protection of PFPC Trust.  PFPC Trust shall be protected in any action it takes or does not take in reliance upon directions or advice or Oral Instructions or Written Instructions it receives from the Fund or from counsel and which PFPC Trust believes, in good faith, to be consistent with those directions or advice or
  Oral Instructions or Written Instructions.  Nothing in this section shall be construed  so as to impose an obligation upon
  PFPC Trust (i) to seek such directions or advice or Oral
  Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written


  Instructions unless, under the terms of other provisions of this
  Agreement, the same is a condition of PFPC Trust's properly taking or not taking such action.

7.  Records; Visits.  The books and records pertaining to the Fund and any
 Portfolio, which are in the possession or under the control of PFPC
 Trust, shall be the property of the Fund.  Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations.  The Fund and
 Authorized Persons shall have access to such books and records at all times during PFPC Trust's normal business hours.  Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC Trust to the Fund or to an authorized representative of the Fund, at the Fund's expense.

8.   Confidentiality.  Each party shall keep confidential any information relating to the other party's business  ("Confidential Information").
 Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or PFPC Trust, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the
 Fund or PFPC Trust a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow


 charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality;
 (d) is released by the protected party to a third party without restriction; (e) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, and, upon request, will to the extent reasonable coordinate any such production with the Fund or the Fund's counsel, to the extent such notice is permitted); (f) is relevant to the defense of any claim or cause of action asserted against the receiving party; or (g) has been or is independently developed or obtained by the receiving party. In accordance with Section 248.11 of
 Regulation S-P (17 CFR 248.1  248.30) ("Reg S-P"), PFPC Trust will not directly, or indirectly through an affiliate, disclose any non-public personal information, as defined in Reg S-P, received from the Fund to any person that is not affiliated with the Fund or with PFPC Trust and provided that any such information disclosed to an affiliate of PFPC
 Trust shall be under the same limitations on non-disclosure.

9.  Cooperation with Accountants.  PFPC Trust shall cooperate with the
 Fund's independent public accountants and shall take all reasonable action to make any requested information available to such accountants as reasonably requested  by the Fund.

10. PFPC System.  PFPC Trust shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC Trust in connection with the services provided by PFPC
 Trust to the Fund; provided, however, that PFPC Trust shall have no right to retain title to or ownership of any data which consists solely of information pertaining to the transactions of the Fund or its shareholders.

11. Disaster Recovery.  PFPC Trust shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available.  In the event of equipment failures, PFPC Trust shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions.  PFPC Trust shall have no liability with respect to the loss of data or service interruptions caused by equipment failure provided such loss or interruption is not caused by PFPC Trust's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this
 Agreement.

12.  Compensation.  As compensation for custody services rendered by PFPC
 Trust during the term of this Agreement, the Fund, on behalf of each of the Portfolios, will pay to PFPC Trust a fee or fees as may be agreed to in writing from time to time by the Fund and PFPC Trust.  The Fund acknowledges that PFPC Trust may receive float benefits in connection with maintaining certain accounts required to provide services under this Agreement.


13.  Indemnification. The Fund, on behalf of each Portfolio, agrees to indemnify and hold harmless PFPC Trust and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities
 (including, without limitation, attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any action or omission to act which PFPC Trust takes in reliance upon Oral or Written Instructions received from the Fund or which PFPC Trust is required or expressly allowed to take or refrain from taking in accordance with the provisions of this Agreement. Neither PFPC Trust, nor any of its affiliates, shall be indemnified against any liability
 (or any expenses incident to such liability) caused by PFPC Trust's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.
 PFPC Trust shall not make any claim for any amounts payable by the Fund hereunder except against the relevant Portfolio's assets and not against the assets of any other investment portfolio of the Fund.

 14.   Responsibility of PFPC Trust
 .
  (a)   PFPC Trust shall be under no duty to take any action hereunder on behalf of the Fund or any Portfolio except as specifically set forth herein or as may be specifically agreed to by PFPC Trust and the Fund in a written amendment hereto.  PFPC Trust shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement.  PFPC Trust shall be liable only for any damages arising out of PFPC Trust's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC Trust's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties under this


  Agreement.

 (b)   Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC Trust shall not be liable for losses beyond its control, including without limitation
  (subject to Section 11), delays or errors or loss of data
  occurring by reason of circumstances beyond PFPC Trust's control, provided that PFPC Trust has acted in accordance with the standard set forth in Section 14(a) above; and (ii) PFPC Trust shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which PFPC Trust reasonably believes to be genuine.

 (c)   Notwithstanding anything in this Agreement to the contrary, neither PFPC Trust nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PFPC
  Trust or its affiliates.

 (d)   Each party shall have a duty to mitigate damages for which the other party may become responsible.

 15.   Description of Services.

  (a)  Delivery of the Property.  The Fund will deliver or arrange for delivery to PFPC Trust, all the Property owned by the Portfolios, includig cash received as a result of the distribution of Shares, during the term of this Agreement.  PFPC Trust will not be responsible for such property until actual receipt.

  (b)   Receipt and Disbursement of Money.  PFPC Trust, acting upon
  Written Instructions, shall open and maintain separate accounts in the Fund's name using all cash received from or for the account of the Fund, subject to the terms of this Agreement.  In addition,


  upon Written Instructions, PFPC Trust shall open separate
  custodial accounts for each separate Portfolio of the Fund
  (collectively, the "Accounts") and shall hold in the Accounts all cash received from or for the Accounts of the Fund specifically designated to each separate Portfolio.

  PFPC Trust shall make cash payments from or for the Accounts of a portfolio only for:

   (i) purchases of securities in the name of a Portfolio,  PFPC
   Trust, PFPC Trust's nominee or a sub-custodian or nominee
   thereof as provided in sub-section (j) and for which PFPC
   Trust has received a copy of the broker's or dealer's
   confirmation or payee's invoice, as appropriate;

   (ii) purchase or redemption of Shares of the Fund delivered to
   PFPC Trust;

   (iii) payment of, subject to Written Instructions, interest, taxes, administration, accounting, distribution, advisory
   and management fees which are to be borne by a Portfolio;

   (iv) payment to, subject to receipt of Written Instructions, the
   Fund's transfer agent, as agent for the shareholders, of an amount equal to the amount of dividends and distributions
   stated in the Written Instructions to be distributed in cash by the transfer agent to shareholders, or, in lieu of paying the Fund's transfer agent, PFPC Trust may arrange for the
   direct payment of cash dividends and distributions to
   shareholders in accordance with procedures mutually agreed upon from time to time by and among the Fund, PFPC Trust and the Fund's transfer agent.

   (v) payments, upon receipt of Written Instructions, in
   connection with the conversion, exchange or surrender of
   securities owned or subscribed to by the Fund and held by or delivered to PFPC Trust;

  (vi)  payments of the amounts of dividends received with respect to securities sold short;

  (vii)  payments to PFC Trust for its services hereunder;

   (viii) payments to a sub-custodian pursuant to provisions in sub-section (c) of this Section; and

   (ix) other payments, upon Written Instructions.

  PFPC Trust is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the Accounts.


 (c) Receipt of Securities; Subcustodians.

   (i) PFPC Trust shall hold all securities received by it for the
   Accounts in a separate account that physically segregates
   such securities from those of any other persons, firms or
   corporations, except for securities held in a Book-Entry
   System.  All such securities shall be held or disposed of
   only upon Written Instructions of the Fund pursuant to the terms of this Agreement.  PFPC Trust shall have no power or authority to assign, hypothecate, pledge or otherwise
   dispose of any such securities or investment, except upon
   the express terms of this Agreement or upon Written
   Instructions authorizing the transaction.  In no case may
   any member of the Fund's Board of Directors, or any officer, employee or agent of the Fund withdraw any securities.

    At PFPC Trust's own expense and for its own convenience,
   PFPC Trust may enter into sub-custodian agreements with
   other banks or trust companies to perform duties described in this sub-section (c) with respect to domestic assets.
   Such bank or trust company shall have an aggregate capital, surplus and undivided profits, according to its last
   published report, of at least one million dollars
   ($1,000,000), if it is a subsidiary or affiliate of PFPC
   Trust, or at least twenty million dollars ($20,000,000) if such bank or trust company is not a subsidiary or affiliate of PFPC Trust.  In addition, such bank or trust company must be qualified to act as custodian and agree to comply with
   the relevant provisions of applicable rules and regulations.
    Any such arrangement will not be entered into without prior written notice to the Fund (or as otherwise provided in the
   1940 Act).

    In addition, PFPC Trust may enter into arrangements with
   sub-custodians with respect to services regarding foreign
   assets.  Any such arrangement will be entered into with
   prior written notice to the Fund (or as otherwise provided in the 1940 Act).

    PFPC Trust shall remain responsible for the performance of all of its duties as described in this Agreement and shall hold the Fund and each Portfolio harmless from its own acts or omissions, under the standards of care provided for
   herein, or the acts and omissions of any sub-custodian
   chosen by PFPC Trust under the terms of this sub-section
   (c).

  (d) Transactions Requiring Instructions.  Upon receipt of Oral
   Instructions or Written Instructions and not otherwise, PFPC
   Trust, directly or through the use of the Book-Entry System, shall:

    (i) deliver any securities held for a Portfolio against the receipt of payment for the sale of such securities;


   (ii)  execute and deliver to such persons as may be designated in such Oral Instructions or Written Instructions, proxies,
    consents, authorizations, and any other instruments whereby the authority of a Portfolio as owner of any securities may be exercised;

   (iii)  deliver any securities to the issuer thereof, or its agent, when such securities are called, redeemed, retired or
    otherwise become payable at the option of the holder;
    provided that, in any such case, the cash or other
    consideration is to be delivered to PFPC Trust;

   (iv) deliver any securities held for a Portfolio against receipt of other securities or cash issued or paid in connection
    with the liquidation, reorganization,  refinancing, tender offer, merger, consolidation or recapitalization of any
    corporation, or the exercise of any conversion privilege;

   (v) deliver any securities held for a Portfolio to any
    protective committee, reorganization committee or other
    person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of
    this Agreement such certificates of deposit, interim
    receipts or other instruments or documents as may be issued to it to evidence such delivery;

   (vi) make such transfer or exchanges of the assets of the
    Portfolios and take such other steps as shall be stated in said Oral Instructions or Written Instructions to be for the purpose of effectuating a duly authorized plan of
    liquidation, reorganization, merger, consolidation or
    recapitalization of the Fund;

   (vii) release securities belonging to a Portfolio to any bank or trust company for the purpose of a pledge or hypothecation to secure any loan incurred by the Fund on behalf of that
    Portfolio; provided, however, that securities shall be
    released only upon payment to PFPC Trust of the monies
    borrowed, except that in cases where additional collateral is required to secure a borrowing already made subject to
    proper prior authorization, further securities may be
    released for that purpose; and repay such loan upon
    redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

   (viii) release and deliver securities owned by a Portfolio in connection with any  repurchase agreement entered into on
    behalf of the Fund, but only on receipt of payment therefor;
    and pay out moneys of the Fund in connection with such
    repurchase agreements, but only upon the delivery of the
    securities;

   (ix) release and deliver or exchange securities owned by the Fund in  connection with any conversion of such securities,


    pursuant to their terms, into other securities;

   (x)  release and deliver securities to a broker in connection with the broker's custody of margin collateral relating to futures and options transactions;

   (xi) release and deliver securities owned by the Fund for the purpose of redeeming in kind shares of the Fund upon
    delivery thereof to PFPC Trust; and

   (xii) release and deliver or exchange securities owned by the Fund for other purposes.

    PFPC Trust must also receive a certified resolution
    describing the nature of the corporate purpose and the name and address of the person(s) to whom delivery shall be made when such action is pursuant to sub-paragraph d(xii).

  (e) Use of Book-Entry System.  PFPC Trust is authorized and instructed, on a continuous basis, to deposit in the Book-Entry
   System all securities belonging to the Portfolios eligible for deposit therein and to utilize the Book-Entry System to the extent possible in connection with settlements of purchases and sales of securities by the Portfolios, and deliveries and returns of securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings.  PFPC Trust shall continue to perform such duties until it receives Written
   Instructions or Oral Instructions authorizing contrary actions.

  PFPC Trust shall administer the Book-Entry System as follows:

   (i) With respect to securities of each Portfolio which are maintained in the Book-Entry System, the records of PFPC
    Trust shall identify by Book-Entry or otherwise those
    securities belonging to each Portfolio.

   (ii) Assets of each Portfolio deposited in the Book-Entry System will at all times be segregated from any assets and cash
    controlled by PFPC Trust in other than a fiduciary or
    custodian capacity but may be commingled with other assets held in such capacities.

  PFPC Trust will provide the Fund with such reports on its own system of internal control as the Fund may reasonably request from time to time.


  (f)   Registration of Securities.  All Securities held for a Portfolio which are issued or issuable only in bearer form, except such securities held in the Book-Entry System, shall be held by PFPC
   Trust in bearer form; all other securities held for a Portfolio may be registered in the name of the Fund on behalf of that
   Portfolio, PFPC Trust, the Book-Entry System, a sub-custodian, or any duly appointed nominee of the Fund, PFPC Trust, Book-Entry
   System or sub-custodian.  The Fund reserves the right to instruct
   PFPC Trust as to the method of registration and safekeeping of the securities of the Fund.  The Fund agrees to furnish to PFPC Trust appropriate instruments to enable PFPC Trust to hold or deliver in proper form for transfer, or to register in the name of its nominee or in the name of the Book-Entry System or in the name of another appropriate entity, any securities which it may hold for the Accounts and which may from time to time be registered in the name of the Fund on behalf of a Portfolio.

  (g)   Voting and Other Action.  Neither PFPC Trust nor its nominee shall vote any of the securities held pursuant  to this Agreement by or for the account of a Portfolio, except in accordance with Written
   Instructions.  PFPC Trust, directly or through the use of the
   Book-Entry System, shall execute in blank and promptly deliver all notices, proxies and proxy soliciting materials received by PFPC
   Trust as custodian of the Property to the registered holder of such securities.  If the registered holder is not the Fund on behalf of a Portfolio, then Written Instructions or Oral
   Instructions must designate the person who owns such securities.

  (h)   Transactions Not Requiring Instructions.  In the absence of contrary Written Instructions, PFPC Trust is authorized to take the following actions:

   (i) Collection of Income and Other Payments.

    (A) collect and receive for the account of each Portfolio, all income, dividends, distributions, coupons, option
     premiums, other payments and similar items, included
     or to be included in the Property, and, in addition,
     promptly advise each Portfolio of such receipt and
     credit such income, as collected, to each Portfolio's
      custodian account;

    (B) endorse and deposit for collection, in the name of the
     Fund, checks, drafts, or other orders for the payment
     of money;

    (C) receive and hold for the account of each Portfolio all securities received as a distribution on the
     Portfolio's securities as a result of a stock
     dividend, share split-up or  reorganization,
     recapitalization, readjustment or other rearrangement
     or distribution of rights or similar securities issued
     with respect to any securities belonging to a
     Portfolio and held by PFPC Trust hereunder;

    (D) present for payment and collect the amount payable
     upon all securities which may mature or be, on a
     mandatory basis, called, redeemed, or retired, or
     otherwise become payable on the date such securities
     become payable; and

    (E) take any action which may be necessary and proper in
     connection with the collection and receipt of such
     income and other payments and the endorsement for
     collection of checks, drafts, and other negotiable
     instruments.

       (ii) Miscellaneous Transactions.

    (A) PFPC Trust is authorized to deliver or cause to be
     delivered Property against payment or other
     consideration or written receipt therefor in the
     following cases:

     (1) for examination by a broker or dealer selling
      for the  account of a Portfolio in accordance
      with street delivery custom;

     (2) for the exchange of interim receipts or
      temporary securities for definitive securities;
      and

     (3) for transfer of securities into the name of the
      Fund on behalf of a Portfolio or PFPC Trust or a
      sub-custodian or a nominee of  one of the
      foregoing, or for exchange of securities for a
      different   number of bonds, certificates, or
      other evidence, representing the same aggregate
      face amount or  number of units bearing the same
      interest rate, maturity date and call

     provisions, if any; provided that, in any such
     case, the new securities are to be delivered to
     PFPC Trust.

    (B) unless and until PFPC Trust receives Oral Instructions or Written Instructions to the contrary, PFPC Trust
     shall:

     (1) pay all income items held by it which call for
      payment upon presentation and hold the cash
      received by it upon such payment for the account
      of each Portfolio;

     (2) collect interest and cash dividends received,
      with notice to the Fund, to the account of each
      Portfolio;

     (3) hold for the account of each Portfolio all stock
      dividends, rights and similar securities issued
      with respect to any securities held by PFPC
      Trust; and

     (4) execute as agent on behalf of the Fund all
      necessary ownership certificates required by the
      Internal Revenue Code or the Income  Tax
      Regulations of the United States Treasury
      Department or under the laws of any state now or
      hereafter in effect, inserting the Fund's name,
      on behalf of a Portfolio, on such certificate as
      the owner of the securities covered thereby, to
      the extent it may lawfully do so.

  (i) Segregated Accounts.

   (i) PFPC Trust shall upon receipt of Written Instructions or
    Oral Instructions establish and maintain segregated accounts on its records for and on behalf of each Portfolio.  Such
    accounts may be used to transfer cash and securities,
    including securities in the Book-Entry System:

    (A) for the purposes of compliance by the Fund with the
     procedures required by a securities or option
     exchange, providing such procedures comply with the
     1940 Act and any releases of the SEC relating to the
     maintenance of segregated accounts by registered
     investment companies; and

    (B) upon receipt of Written Instructions, for other
     purposes.

   (ii) PFPC Trust shall arrange for the establishment of IRA custodian accounts for such shareholders holding Shares
    through IRA accounts, in accordance with the Fund's
    prospectuses, the Internal Revenue Code of 1986, as amended
    (including regulations promulgated thereunder), and with
    such other procedures as are mutually agreed upon from time to time by and among the Fund, PFPC Trust and the Fund's
    transfer agent.


  (j)  Purchases of Securities.  PFPC Trust shall settle purchased securities upon receipt of Oral Instructions or Written
   Instructions that specify:

   (i) the name of the issuer and the title of the securities, including CUSIP number if applicable;

   (ii) the number of shares or the principal amount purchased and accrued interest, if any;

   (iii) the date of purchase and settlement;

   (iv) the purchase price per unit;

   (v) the total amount payable upon such purchase;

   (vi) the Portfolio involved; and

   (vii) the name of the person from whom or the broker through whom the purchase was made.  PFPC Trust shall upon receipt of
    securities purchased by or for a Portfolio pay out of the
    moneys held for the account of the Portfolio the total
    amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Oral
    Instructions or Written Instructions.

  (k) Sales of Securities.  PFPC Trust shall settle sold securities upon receipt of Oral Instructions or Written Instructions that specify:

   (i) the name of the issuer and the title of the security,
    including CUSIP number if applicable;

   (ii) the number of shares or principal amount sold, and accrued interest, if any;

   (iii) the date of trade and settlement;

   (iv) the sale price per unit;

   (v) the total amount payable to the Fund upon such sale;

   (vi) the name of the broker through whom or the person to whom the sale was made;

   (vii) the location to which the security must be delivered and delivery deadline, if any; and

   (viii) the Portfolio involved.

 PFPC Trust shall deliver the securities upon receipt of the total amount


 payable to the Portfolio upon such sale, provided that the total amount payable is the same as was set forth in the Oral Instructions or Written
 Instructions.  Notwithstanding the other provisions thereof, PFPC Trust may accept payment in such form as shall be satisfactory to it, and may deliver securities and arrange for payment in accordance with the customs prevailing among dealers in securities.

 (l) Reports; Proxy Materials.

  (i) PFPC Trust shall furnish to the Fund the following reports:

   (A) such periodic and special reports as the Fund may
    reasonably request;

   (B) a monthly statement summarizing all transactions and
    entries for the account of each portfolio, listing
    each portfolio security belonging to each Portfolio
    with the adjusted average  cost of each issue and the
    market value at the end of such month and stating the
    cash account of each Portfolio including
    disbursements;

   (C) the reports required to be furnished to the Fund
    pursuant to Rule 17f-4 of the 1940 Act; and

   (D) such other information as may be agreed upon from time to time between the Fund and PFPC Trust.

  (ii)  PFPC Trust shall transmit promptly to the Fund any proxy statement, proxy material, notice of a call or conversion or similar communication received by it as custodian of the
   Property.  PFPC Trust shall be under no other obligation to inform the Fund as to such actions or events. For
   clarification, upon termination of this Agreement PFPC Trust shall have no responsibility to transmit such material or to inform the Fund or any other person of such actions or
   events.

 (m) Crediting of Accounts. If PFPC Trust in its sole discretion credits an Account with respect to (a) income, dividends,
  distributions, coupons, option premiums, other payments or similar

  items on a contractual payment date or otherwise in advance of
  PFPC Trust's actual receipt of the amount due, (b) the proceeds of any sale or other disposition of assets on the contractual settlement date or otherwise in advance of PFPC Trust's actual receipt of the amount due or (c) provisional crediting of any amounts due, and (i) PFPC Trust is subsequently unable to collect full and final payment for the amounts so credited within a reasonable time period using reasonable efforts or (ii) pursuant to standard industry practice, law or regulation PFPC Trust is required to repay to a third party such amounts so credited, or if any Property has been incorrectly credited, PFPC Trust shall have the absolute right in its sole discretion without demand to reverse any such credit or payment, to debit or deduct the amount of such credit or payment from the Account, and to otherwise pursue recovery of any such amounts so credited from the Fund.
  Nothing herein or otherwise shall require PFPC Trust to make any advances or to credit any amounts until PFPC Trust's actual receipt thereof.  The Fund hereby grants a first priority
  contractual possessory security interest in and a right of setoff against the assets maintained in an Account hereunder in the amount necessary to secure the return and payment to PFPC Trust of any advance or credit made by PFPC Trust (including charges related thereto) to such Account.

 (n) Collections.  All collections of monies or other property in respect, or which are to become part, of the Property (but not the safekeeping thereof upon receipt by PFPC Trust) shall be at the sole risk of the Fund.  If payment is not received by PFPC Trust within a reasonable time after proper demands have been made, PFPC
  Trust shall notify the Fund in writing, including copies of all


  demand letters, any written responses and memoranda of all oral responses and shall await instructions from the Fund.  PFPC Trust shall not be obliged to take legal action for collection unless
  and until reasonably indemnified to its satisfaction.   PFPC Trust
  shall also notify the Fund as soon as reasonably practicable whenever income due on securities is not collected in due course and shall provide the Fund with periodic status reports of such income collected after a reasonable time.

16. Duration and Termination.  This Agreement shall continue until terminated by the Fund or PFPC Trust on sixty (60) days' prior written notice to the other party. In the event this Agreement is terminated
 (pending appointment of a successor to PFPC Trust or vote of the shareholders of the Fund to dissolve or to function without a custodian of its cash, securities or other property), PFPC Trust shall not deliver cash, securities or other property of the Portfolios to the Fund.  It may deliver them to a bank or trust company of PFPC Trust's choice, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000), as a custodian for the Fund to be held under terms similar to those of this Agreement.
 PFPC Trust shall not be required to make any delivery or payment of assets upon termination until full payment shall have been made to PFPC
 Trust of all of its fees, compensation, costs and reasonable expenses
 (such expenses include, without limitation, expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor service provider, or to a bank or trust company pending appointment of such successor, and all reasonable trailing expenses incurred by PFPC Trust).  PFPC Trust shall have a security interest in and shall have a right of setoff against the Property as


 security for the payment of such fees, compensation, costs and expenses.
 In the event of termination, PFPC Trust agrees that it will cooperate in the smooth transition of services and to minimize disruption to the Fund and its shareholders.

17. Change of Control. Notwithstanding any other provision of this
 Agreement, in the event of an agreement to enter into a transaction that would result in a Change of Control of the Fund's adviser or sponsor, the Fund's ability to terminate the Agreement pursuant to Section 16 will be suspended from the time of such agreement until one year after the Change of Control.

18. Notices.  Notices shall be addressed (a) if to PFPC Trust at 8800
 Tinicum Boulevard, 3rd Floor, Suite 200, Philadelphia, Pennsylvania
 19153, Attention: Sam Sparhawk; (b) if to the Fund, at 909 North
 Washington Street, Alexandria VA, 22314 Attention: John A. Johnson; or
 (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party.  If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately.  If notice is sent by first-class mail, it shall be deemed to have been given five days after it has been mailed.  If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

19. Amendments.  This Agreement, or any term hereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

20. Delegation; Assignment. PFPC Trust may assign its rights and delegate its duties hereunder to any affiliate of PFPC Trust or of The PNC
 Financial Services Group, Inc., provided that PFPC Trust gives the Fund
 30 days' prior written notice of such assignment or delegation.


21. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22. Further Actions.  Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

23. Miscellaneous.

 (a)   Entire Agreement.  This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

 (b) No Representations or Warranties.  Except as expressly provided in this Agreement, PFPC Trust hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement.

 (c) No Changes that Materially Affect Obligations.  Notwithstanding anything in this Agreement to the contrary, the Fund agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or
  responsibilities of PFPC Trust hereunder without the prior written approval of PFPC Trust, which approval shall not be unreasonably withheld or delayed.

 (d)  Captions.  The captions in this Agreement are included for conve-


  nience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

 (e)  Governing Law.  This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

 (f)   Partial Invalidity.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

 (g)  Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

 (h)   Facsimile Signatures.  The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

    PFPC TRUST COMPANY

    By: /s/ Edward A. Smith, II

    Title: Vice President

    AFBA 5 STAR FUND, INC.

    By: /s/ C. C. Blanton

               Title: Chairman

EXHIBITS 23(h)(1)

   TRANSFER AGENCY SERVICES AGREEMENT

THIS AGREEMENT is made as of December 18, 2000 by and between PFPC INC., a Massachusetts corporation ("PFPC"), and AFBA 5 STAR FUND, INC., a Maryland corporation (the "Fund").

    W I T N E S S E T H:

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");
and

WHEREAS, the Fund wishes to retain PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a
"Portfolio"), and PFPC wishes to furnish such services.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.  Definitions. As Used in this Agreement:

 (a)  "1933 Act" means the Securities Act of 1933, as amended.

 (b)  "1934 Act" means the Securities Exchange Act of 1934, as amended.

 (c)  "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's Board of Directors to give
  Oral Instructions and Written Instructions on behalf of the Fund.
  An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

 (d)  "CEA" means the Commodities Exchange Act, as amended.

 (e)  "Change of Control" means a change in ownership or control (not including transactions between wholly-owned direct or indirect subsidiaries of a common parent) of 25% or more of the beneficial ownership of the shares of common stock or shares of beneficial interest of an entity or its parents(s).

 (f) "Oral Instructions" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person. PFPC may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral
  Instructions.

 (g)  "SEC" means the Securities and Exchange Commission.

 (h)  "Securities Laws" mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

 (i)  "Shares" mean the shares of common stock of any series or class of the Fund.

 (j)  "Written Instructions" mean (i) written instructions signed by an
  Authorized Person and received by PFPC or (ii) trade instructions transmitted (and received by PFPC) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered by hand, mail, tested telegram, cable, telex or
  facsimile sending device.

2.  Appointment. The Fund hereby appoints PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Fund in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

3.  Delivery of Documents. The Fund has provided or, where applicable, will provide PFPC with the following:

 (a)  At PFPC's request, certified or authenticated copies of the resolutions of the Fund's Board of Directors, approving the appointment of PFPC or its affiliates to provide services to the
  Fund and approving this Agreement;

 (b)  A copy of the Fund's most recent effective registration statement;

 (c)  A copy of the advisory agreement with respect to each investment
  Portfolio of the Fund;

 (d)  A copy of the distribution/underwriting agreement with respect to each class of Shares of the Fund;

 (e)  A copy of each Portfolio's administration agreements if PFPC is not providing the Portfolio with such services;

 (f)  Copies of any distribution and/or shareholder servicing plans and related agreements made in respect of the Fund or a Portfolio;

 (g)  A copy of the Fund's organizational documents, as filed with the state in which the Fund is organized; and

 (h)  Copies (certified or authenticated where applicable) of any and all amendments or supplements to the foregoing.

 Upon request, PFPC will on an annual basis provide to the Fund the audited financial statements of The PNC Financial Services Group, Inc.

4.  Compliance with Rules and Regulations. PFPC undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund or any other entity.

5.  Instructions.

 (a)  Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions or Written Instructions.

 (b)  PFPC shall be entitled to rely upon any Oral Instruction or
  Written Instruction it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person)
  pursuant to this Agreement. PFPC may assume that any Oral
  Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or
  proceeding of the Fund's Board of Directors or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.

 (c)  The Fund agrees to forward to PFPC Written Instructions confirming
  Oral Instructions (except where such Oral Instructions are given by PFPC or its affiliates) so that PFPC receives the Written
  Instructions by the close of business on the same day that such
  Oral Instructions are received. The fact that such confirming
  Written Instructions are not received by PFPC or differ from the
  Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral
  Instructions or PFPC's ability to rely upon such Oral
  Instructions. Where Oral Instructions or Written Instructions
  reasonably appear to have been received from an Authorized Person,
  PFPC shall incur no liability to the Fund in acting upon such Oral
  Instructions or Written Instructions provided that PFPC's actions comply with the other provisions of this Agreement.

6.  Right to Receive Advice.

 (a)  Advice of the Fund. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the
  Fund.

 (b) Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice from counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC, at the option of PFPC).

 (c)  Conflicting Advice. In the event of a conflict between directions or advice or Oral Instructions or Written Instructions PFPC receives from the Fund, and the advice it receives from counsel,
  PFPC may rely upon and follow the advice of counsel. In any such case, PFPC will use its reasonable efforts to contact the Fund prior to or promptly after taking any actions inconsistent with
  Instructions previously received by the Fund.

 (d)  Protection of PFPC. PFPC shall be protected in any action it takes or does not take in reliance upon directions or advice or
  Oral Instructions or Written Instructions it receives from the
  Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions or advice or Oral Instructions or
  Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such
  directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or
  Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of
  PFPC's properly taking or not taking such action.

7.  Records; Visits. The books and records pertaining to the Fund, which are in the possession or under the control of PFPC, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an
 Authorized Person, at the Fund's expense.

8.  Confidentiality. Each party shall keep confidential any information relating to the other party's business ("Confidential Information").
 Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or PFPC, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or PFPC a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential.
 Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (d) is released by the protected party to a third party without restriction;
 (e) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement and, upon request, will to the extent reasonable coordinate any such production with the Fund or the Fund's counsel to the extent such notice is permitted); (f) is relevant to the defense of any claim or cause of action asserted against the receiving party; or (g) has been or is independently developed or obtained by the receiving party. In accordance with Section 248.11 of Regulation S-P (17
 CFR 248.1 248.30) ("Reg S-P"), PFPC will not directly, or indirectly through an affiliate, disclose any non-public personal information, as defined in Reg S-P, received from the Fund to any person that is not affiliated with the Fund or with PFPC and provided that any such information disclosed to an affiliate of PFPC shall be under the same limitations on non-disclosure.

9.  Cooperation with Accountants. PFPC shall cooperate with the Fund's independent public accountants and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

10.  PFPC System. PFPC shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by PFPC to the
 Fund; provided, however, that PFPC shall have no right to retain title to or ownership of any data which consists solely of information pertaining to the transactions of the Fund or its shareholders.

11.  Disaster Recovery. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

12.  Compensation. As compensation for services rendered by PFPC during the term of this Agreement, the Fund will pay to PFPC a fee or fees as may be agreed to from time to time in writing by the Fund and PFPC. The
 Fund acknowledges that PFPC may receive float benefits and/or investment earnings in connection with maintaining certain accounts required to provide services under this Agreement.

13. Indemnification. The Fund agrees to indemnify and hold harmless PFPC and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any action or omission to act which PFPC takes in reliance upon Oral or Written Instructions received from the Fund or which PFPC is required or expressly allowed to take or refrain from taking in accordance with the provisions of this Agreement. Neither
 PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by PFPC's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this
 Agreement, provided that in the absence of a finding to the contrary the acceptance, processing and/or negotiation of a fraudulent payment for the purchase of Shares shall be presumed not to have been the result of
 PFPC's or its affiliates own willful misfeasance, bad faith, gross negligence or reckless disregard of such duties and obligations. PFPC shall not make any claim for any amounts payable by the Fund hereunder except against the relevant Portfolio's assets and not against the assets of any other investment portfolio of the Fund.

14.  Responsibility of PFPC.

 (a)  PFPC shall be under no duty to take any action hereunder on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC and the Fund in a written amendment hereto. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. PFPC shall be liable only for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.
 (b)  Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC shall not be liable for losses beyond its control, including without limitation (subject to Section 11), delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, provided that PFPC has acted in accordance with the standard set forth in Section
  14(a) above; and (ii) PFPC shall not be under any duty or
  obligation to inquire into and shall not be liable for the validity or invalidity or authority or lack thereof of any Oral
  Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine.
 (c)  Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates shall be liable for any
  consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.
 (d)  Each party shall have a duty to mitigate damages for which the other party may become responsible.

15. Description of Services.

 (a)  Services Provided on an Ongoing Basis, If Applicable.

  (i)  Calculate 12b-1 payments;

  (ii)  Maintain shareholder registrations;

  (iii)  Review new applications and correspond with shareholders to complete or correct information;

  (iv)  Direct payment processing of checks or wires;

  (v)  Prepare and certify stockholder lists in conjunction with proxy solicitations;

  (vi)  Countersign share certificates;

  (vii)  Prepare and mail to shareholders confirmation of activity in accordance with Rule 10b-10 under the 1934 Act;

  (viii)  Provide toll-free lines for direct shareholder use, plus customer liaison staff for on-line inquiry response;

  (ix)  Mail duplicate confirmations to broker-dealers of their clients' activity, whether executed through the
   broker-dealer or directly with PFPC;

  (x)  Provide periodic shareholder lists and statistics to the
   Fund;

  (xi)  Provide detailed data for underwriter/broker confirmations;

  (xii)  Prepare periodic mailing of year-end tax and statement information;

  (xiii)  Notify on a timely basis the investment adviser,
   accounting agent, and custodian of Fund activity; and

  (xiv)  Perform other participating broker-dealer shareholder services as may be agreed upon from time to time.

 (b)  Services Provided by PFPC Under Oral Instructions or Written
  Instructions.

  (i)  Accept and post daily Share purchases and redemptions;

  (ii)  Accept, post and perform shareholder transfers and
   exchanges;

  (iii)  Pay dividends and other distributions;

  (iv)  Solicit and tabulate proxies; and

  (v)  Issue and cancel certificates (when requested in writing by the shareholder).

 (c)  Purchase of Shares. PFPC shall issue and credit an account of an investor, in the manner described in the Fund's prospectus, once it receives:

  (i)  A purchase order;

  (ii)  Proper information to establish a shareholder account; and

  (iii)  Confirmation of receipt or crediting of funds for such order to the Fund's custodian.

 (d)  Redemption of Shares. PFPC shall redeem Shares only if that function is properly authorized by the certificate of
  incorporation or resolution of the Fund's Board of Directors.
  Shares shall be redeemed and payment therefor shall be made in accordance with the Fund's prospectus, when the recordholder tenders Shares in proper form and directs the method of
  redemption. If Shares are received in proper form, Shares shall be redeemed before the funds are provided to PFPC from the Fund's custodian (the "Custodian"). If the recordholder has not directed that redemption proceeds be wired, when the Custodian provides
  PFPC with funds, the redemption check shall be sent to and made payable to the recordholder, unless:

  (i)  the surrendered certificate is drawn to the order of an assignee or holder and transfer authorization is signed by the recordholder; or

  (ii)  transfer authorizations are signed by the recordholder when
   Shares are held in book-entry form.

  In accordance with the provisions of the Fund's prospectus, when a broker-dealer or other qualified financial institution, notifies
  PFPC of a redemption desired by a shareholder, and the Custodian provides PFPC with funds, PFPC shall prepare and send the
  redemption check, or wire, to the order of the broker-dealer or other qualified financial institution, for the benefit of the shareholder.

 (e)  Dividends and Distributions. Upon receipt of a resolution of the
  Fund's Board of Directors authorizing the declaration and payment of dividends and distributions, PFPC shall issue dividends and distributions declared by the Fund in Shares, or, upon shareholder election, pay such dividends and distributions in cash, if provided for in the Fund's prospectus. Such issuance or payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. PFPC shall mail to the Fund's
  shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation. PFPC shall prepare, maintain and file with the
  IRS and other appropriate taxing authorities reports relating to all dividends above a stipulated amount paid by the Fund to its shareholders as required by tax or other law, rule or regulation.

 (f)  Shareholder Account Services.

  (i)  PFPC may arrange, in accordance with the prospectus, for issuance of Shares obtained through:

   - Any pre-authorized check plan; and

   - Direct purchases through broker wire orders, checks
     and applications.

  (ii)  PFPC may arrange, in accordance with the prospectus, for a shareholder's:

   - Exchange of Shares for shares of another fund with
     which the Fund has exchange privileges;

   - Automatic redemption from an account where that
     shareholder participates in a automatic redemption
     plan; and/or

   - Redemption of Shares from an account with a
     checkwriting privilege.

  (g)  Communications to Shareholders. Upon timely Written Instructions,
  PFPC shall mail all communications by the Fund to its
  shareholders, including:

  (i)  Reports to shareholders;

  (ii)  Monthly or quarterly statements;

  (iii)  Dividend and distribution notices; and

  (iv)  Proxy material.

  In addition, PFPC will receive and tabulate the proxy cards for the meetings of the Fund's shareholders.

 (h)  Records. PFPC shall prepare, maintain and preserve records for the accounts of each shareholder as required by Rule 31a-1 and
  Rule 31a-2 under the Investment Company Act of 1940, including the following information:

  (i)  Name, address and United States Tax Identification or Social
   Security number;

  (ii)  Number and class of Shares held and number and class of
   Shares for which certificates, if any, have been issued,
   including certificate numbers and denominations;

  (iii)  Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

  (iv)  Any stop or restraining order placed against a
   shareholder's account;

  (v)  Any correspondence relating to the maintenance of and transactions in a shareholder's account;

  (vi) Information with respect to withholdings;

  (vii)  Any information required in order for PFPC to perform any calculations required by this Agreement; and

  (viii)  A record of each purchase, redemption and exchange with respect to each shareholder account.

 (i) Lost or Stolen Certificates. PFPC shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. A new certificate shall be registered and issued only upon:

  (i)  The shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by PFPC; and

  (ii)  Completion of a release and indemnification agreement signed by the shareholder to protect PFPC and its affiliates.

 (j)  Shareholder Inspection of Stock Records. Upon a request from any
  Fund shareholder to inspect stock records, PFPC will notify the
  Fund and the Fund will issue instructions granting or denying each such request. Unless PFPC has acted contrary to the Fund's instructions, the Fund agrees to and does hereby release PFPC from any liability for refusal of permission for a particular
  shareholder to inspect the Fund's stock records.

 (k)  Withdrawal of Shares and Cancellation of Certificates. Upon
  receipt of Written Instructions, PFPC shall cancel outstanding certificates surrendered by the Fund to reduce the total amount of outstanding shares by the number of shares surrendered by the
  Fund.

 (l)  Lost Shareholders. PFPC shall perform such services as are required in order to comply with Rule 17Ad-17 of the 1934 Act (the
  "Lost Shareholder Rules"), including, but not limited to, those set forth below. PFPC may, in its sole discretion, use the services of a third party to perform some of or all such services.

  (i)  documentation of search policies and procedures;

  (ii)  execution of required searches;

  (iii)  tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules; and

  (iv)  preparation and submission of data required under the Lost
   Shareholder Rules.

  Except as set forth above, PFPC shall have no responsibility for any escheatment services.

 (m)  Print Mail. In addition to performing the foregoing services, the
  Fund hereby engages PFPC as its print/mail service provider with respect to those items identified in the [Fee Schedule/Fee Letter].
  16. Duration and Termination. This Agreement shall continue until terminated by the Fund or by PFPC on sixty (60) days' prior written notice to the other party. In the event the Fund gives notice of termination, all reasonable expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor transfer agent(s) or other service provider, and all reasonable trailing expenses incurred by PFPC, will be borne by the
  Fund. In the event that PFPC gives notice of termination, unless such termination is preceded by the Fund's material breach of this Agreement, all reasonable expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor transfer agent(s) (and any other service provider(s)), and all reasonable trailing expenses incurred by PFPC, will be borne by PFPC. In the event of termination, PFPC agrees that it will cooperate in the smooth transition of services and to minimize disruption to the Fund and its shareholders.

17.  Change of Control. Notwithstanding any other provision of this
 Agreement, in the event of an agreement to enter into a transaction that would result in a Change of Control of the Fund's adviser or sponsor, the Fund's ability to terminate the Agreement pursuant to Section 16 will be suspended from the time of such agreement until one year after the Change of Control.

18.  Notices. Notices shall be addressed (a) if to PFPC, at 400 Bellevue
 Parkway, Wilmington, Delaware 19809, Attention: President; (b) if to the
 Fund, at 909 North Washington Street, Alexandria VA, 22314 Attention:
 John A. Johnson or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

19.  Amendments. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

20.  Delegation; Assignment. PFPC may assign its rights and delegate its duties hereunder to any majority-owned direct or indirect subsidiary of
 PFPC or of The PNC Financial Services Group, Inc., provided that PFPC gives the Fund 30 days prior written notice of such assignment or delegation.

21.  Counterparts. This Agreement may be executed in two or more counter-
 parts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22.  Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

23.  Miscellaneous.

 (a)  Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

 (b)  No Changes that Materially Affect Obligations. Notwithstanding anything in this Agreement to the contrary, the Fund agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or
  responsibilities of PFPC hereunder without the prior written approval of PFPC, which approval shall not be unreasonably withheld or delayed.

 (c)  Captions. The captions in this Agreement are included for conve-
  nience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

 d)  Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

 (e)  Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

 (f)  Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
 (f)  No Representations or Warranties. Except as expressly provided in this Agreement, PFPC hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement.
 (g)  Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

24.  IMPRESSNet.com Services. PFPC shall provide to the Fund the internet access services as set forth on Exhibit B attached hereto and made a part hereof, as such Exhibit B may be amended from time to time.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.
PFPC INC.

   By /s/ Stephen M. Wynne

   Title Executive Vice President

   AFBA 5 STAR FUND, INC.

   By: /s/ C. C. Blanton

   Title: Chairman

EXHIBIT A

THIS EXHIBIT A, dated as of December 18, 2000, is Exhibit A to that certain Transfer Agency Services Agreement dated as of December 18, 2000, between PFPC Inc. and AFBA 5 Star Fund, Inc.

PORTFOLIOS

AFBA 5 Star Balanced Fund
AFBA 5 Star Equity Fund
AFBA 5 Star High Yield Fund
AFBA 5 Star USA Global Fund

EXHIBIT B

IMPRESSNet.comR SERVICES

1.  Definitions. Any term not herein defined shall have the meaning given such term in the Agreement. The following definitions shall apply to this
 Exhibit B:

 (a)  "End-User" shall mean any [Shareholder or Financial Intermediary]
  [broker-dealer back office operation] that accesses the PFPC System via
  IMPRESSNet.comR.

 (b) "Financial Intermediary" shall mean any investment advisor, broker-dealer, financial planner or any other person authorized by a
  Shareholder or the Fund to act on behalf of a Shareholder.

 (c)  "Fund Web Site" means the collection of electronic documents, electronic files and pages residing on any computer system(s) maintained on behalf of the Fund, connected to the Internet and accessible by hypertext link through the World Wide Web to and from IMPRESSNet.comR.

 (d)  "IMPRESSNet.comR Services" means the services identified in Section
  2 hereof to be provided by PFPC utilizing the Fund Web Site, the Internet and certain software, equipment and systems provided by PFPC, telecommunications carriers and security providers which have been certified by ICSA or a nationally-recognized audit firm (including but not limited to firewalls and encryption), whereby Inquires may be performed and Transactions may be requested by accessing IMPRESSNet.comR via hypertext link from the Fund Web
  Site.

 (e)  "Inquiry" shall mean any access to the PFPC System via
  IMPRESSNet.comR initiated by an End-User which is not a Transaction.

 (f)  "Internet" shall mean the communications network comprised of multiple communications networks linking education, government, industrial and private computer networks.

 (g)  "IMPRESSNet.comR" means the collection of electronic documents, electronic files and pages residing on PFPC's computer system(s) (or those elements of the computer system of one or more Internet Service Providers
  ("ISPs") retained by PFPC and necessary for PFPC's services hereunder), connected to the Internet and accessible by hypertext link from the Funds Web
  Site through the World Wide Web, where the Inquiry and Transaction data fields and related screens provided by PFPC may be viewed.

 (h)  "Shareholder" means the record owner or authorized agent of the record owner of shares of the Fund.

 (i)  "Transaction" shall mean purchase, redemption, exchange or any other activity involving the movement of Shares initiated by an End-User , provided however, it being understood that broker-dealer back office operations will not be permitted to initiate Transactions].

2.  PFPC Responsibilities. Subject to the provisions of this Exhibit B and the Agreement, PFPC shall provide or perform, or shall retain other persons to provide or perform, the following, at PFPC's expense (unless otherwise provided herein):

 (a)  provide all computers, telecommunications equipment, encryption technology and other materials and services reasonably necessary to develop and maintain IMPRESSNet.comR to permit persons to be able to view information about the Fund and to permit End-Users with appropriate identification and access codes to [perform Inquiries and initiate Transactions];

 (b)  address and mail, at the Fund's expense, notification and promotional mailings and other communications provided by the Fund to
  [Financial Intermediaries and/or Shareholders] regarding the availability of
  IMPRESSNet.comR Services;

 (c)  upon availability of such service, prepare and process new account applications received through IMPRESSNet.comR from Shareholders determined by the Fund to be eligible for such services;][Omit for B-D Back Office Only
  Version]

 (d)  process the set up of personal identification numbers ("PIN"), as described in the IMPRESSNet.comR Product Guide provided to the Fund, which shall include verification of initial identification numbers issued, reset and activate personalized PIN's and reissue new PIN's in connection with lost
  PIN's;

 (e) provide installation services which shall include, review and approval of the Fund's network requirements, recommending method of establishing (and, as applicable, cooperate with the Fund to implement and maintain) a hypertext link between IMPRESSNet.comR and the Fund Web Site and testing the network connectivity and performance;

 (f)  establish systems to guide, assist and permit End-Users who access
  IMPRESSNet.comR from the Fund Web Site to electronically perform Inquires and create and transmit Transaction requests to PFPC;

 (f)  deliver to the Fund one (1) copy of the PFPC IMPRESSNet.comR
  Product Guide, as well as all updates thereto on a timely basis;

 (g)  deliver a monthly billing report to the Fund, which shall include a report of Inquiries and Transactions;

 (h)  provide a form of encryption that is generally available to the public in the U.S. for standard Internet browsers and establish, monitor and verify firewalls and other security features (commercially reasonable for this type of information and data) and exercise commercially reasonable efforts to attempt to maintain the security and integrity of the PFPC Web Site;

 (i)  exercise reasonable efforts to maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided by the Fund to PFPC in writing from time to time, and all "point and click"
  features of the PFPC Web Site relating to Shareholder acknowledgment and acceptance of such disclaimers and notifications;

 (j)  provide periodic site visitation (hit reports) and other information regarding End-User activity under this Agreement as agreed by PFPC and the Fund from time to time;

 (k)  monitor the telephone lines involved in providing IMPRESSNet.comR
  Services and inform the Fund promptly of any malfunctions or service interruptions;

 (l)  PFPC shall periodically scan its Internet interfaces and
  IMPRESSNet.comR for viruses and promptly remove any such viruses located thereon;

 (m)  maintenance and support of IMPRESSNet.comR, which includes providing error corrections, minor enhancements and interim upgrades to
  IMPRESSNet.comR which are made generally available to IMPRESSNet.comR customers and providing help desk support to provide assistance to Fund employees with the Fund's use of IMPRESSNet.comR;

  Maintenance and support shall not include (i) access to or use of any substantial added functionality, new interfaces, new architecture, new platforms, new versions or major development efforts, unless made generally available by PFPC to IMPRESSNet.comR clients, as determined solely by PFPC; or
  (ii) maintenance of customized features; and

 (n)  the Fund recognizes and acknowledges that (i) a logon I.D. and PIN are required by End-Users to access PFPC's IMPRESSNet.comR; (ii) End-User's
  Web Browser and ISP must support Secure Sockets Layer (SSL) encryption technology; and (iii) PFPC will not provide any software for access to the
  Internet; software must be acquired from a third-party vendor.

3.  Fund Responsibilities. Subject to the provisions of this Exhibit B and the Agreement, the Fund shall at its expense (unless otherwise provided herein):

 (a)  provide, or retain other persons to provide, all computers, telecommunications equipment, encryption technology and other materials, services, equipment and software reasonably necessary to develop and maintain the Fund Web Site, including the functionality necessary to maintain the hypertext links to IMPRESSNet.comR;

 (b)  promptly provide PFPC written notice of changes in Fund policies or procedures requiring changes to the IMPRESSNet.comR Services;

 (c)  work with PFPC to develop Internet marketing materials for End-
  Users and forward a copy of appropriate marketing materials to PFPC;

 (d)  revise and update the applicable prospectus(es) and other pertinent materials, such as user agreements with End-Users, to include the appropriate consents, notices and disclosures for IMPRESSNet.comR Services, including disclaimers and information reasonably requested by PFPC;

 (e)  maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided by PFPC to the Fund in writing from time to time, and all "point and click" features of the Fund Web Site relating to acknowledgment and acceptance of such disclaimers and notifications; and

 (f)  design and develop the Fund Web Site functionality necessary to facilitate, implement and maintain the hypertext links to IMPRESSNet.comR and the various Inquiry and Transaction web pages and otherwise make the Fund Web
  Site available to End-Users.

4.  Standards of Care for Internet Services. Notwithstanding anything to the contrary contained in the Agreement, although PFPC shall comply with the standard of care specified in the Agreement and above in providing
 IMPRESSNet.comR Services, PFPC shall not be obligated to ensure or verify the accuracy or actual receipt, or the transmission, of any data or information contained in any transmission via IMPRESSNet.comR Services or the consummation of any Inquiry or Transaction request not actually received by PFPC. The Fund shall advise End-Users to promptly notify the Fund or PFPC of any errors or inaccuracies in Shareholder data or information transmitted via
 IMPRESSNet.comR Services.

5.  Additional Fees for IMPRESSNet.comR Services. As consideration for the performance by PFPC of IMPRESSNet.comR Services, the Fund will pay the fees set forth in a separate fee letter as agreed between the parties from time to time.

6.  Proprietary Rights.

 (a) Each of the parties acknowledges and agrees that it obtains no rights in or to any of the software, hardware, processes, trade secrets, proprietary information or distribution and communication networks of the other under this Exhibit B. Any software, interfaces or other programs a party provides to the other hereunder shall be used by such receiving party only during the term of the Agreement and only in accordance with the provisions of this Exhibit B and the Agreement. Any interfaces, other software or other programs developed by one party shall not be used directly or indirectly by or for the other party or any of its affiliates to connect such receiving party or any affiliate to any other person, without the first party's prior written approval, which it may give or withhold in its sole discretion. Except in the normal course of business and in conformity with
  Federal copyright law or with the other party's consent, neither party nor any of its affiliates shall disclose, use, copy, decompile or reverse engineer any software or other programs provided to such party by the other in connection herewith.

 (b)  The Fund Web Site and IMPRESSNet.comR may contain certain intellectual property, including, but not limited to, rights in copyrighted works, trademarks and trade dress that is the property of the other party.
  Each party retains all rights in such intellectual property that may reside on the other party's web site, not including any intellectual property provided by or otherwise obtained from such other party. To the extent the intellectual property of one party is cached to expedite communication, such party grants to the other a limited, non-exclusive, non-transferable license to such intellectual property for a period of time no longer than that reasonably necessary for the communication. To the extent that the intellectual property of one party is duplicated within the other party's web site to replicate the "look and feel", "trade dress" or other aspect of the appearance or functionality of the first site, that party grants to the other a limited, non-exclusive, non-transferable license to such intellectual property for the duration of the Agreement. This license is limited to the intellectual property needed to replicate the appearance of the first site and does not extend to any other intellectual property owned by the owner of the first site. Each party warrants that it has sufficient right, title and interest in and to its web site and its intellectual property to enter into these obligations, and that to its knowledge, the license hereby granted to the other party does not and will not infringe on any U.S. patent, U.S.
  copyright or other U.S. proprietary right of a third party.

7.  Representation and Warranty. Neither party shall knowingly insert into any interface, other software, or other program provided by such party to the other hereunder, or accessible on IMPRESSNet.comR or Fund Web Site, as the case may be, any "back door," "time bomb," "Trojan Horse," "worm," "drop dead device," "virus" or other computer software code or routines or hardware components designed to disable, damage or impair the operation of any system, program or operation hereunder. For failure to comply with this warranty, the non-complying party shall immediately replace all copies of the affected work product, system or software. All costs incurred with replacement including, but not limited to cost of media, shipping, deliveries and installation shall be borne by such party.

8.  Liability Limitations; Indemnification.

 (a)  The Internet. Each party acknowledges that the Internet is an unsecured, unstable, unregulated, unorganized and unreliable network, and that the ability of the other party to provide or perform services or duties hereunder is dependent upon the Internet and equipment, software, systems, data and services provided by various telecommunications carriers, equipment manufacturers, firewall providers, encryption system developers and other vendors and third parties. Each party agrees that the other shall not be liable in any respect for the functions or malfunctions of the Internet. Each party agrees the other shall not be liable in any respect for the actions or omissions of any third party wrongdoers (i.e., hackers not employed by such party or its affiliates) or of any third parties involved in the Internet
  Services and shall not be liable in any respect for the selection of any such third party, unless such party breached the standard of care specified herein with respect to that selection.

 (b)  PFPC's Explicit Disclaimer of Certain Warranties. EXCEPT AS
  SPECIFICALLY PROVIDED IN SECTIONS 2 AND 4, ALL SOFTWARE AND SYSTEMS DESCRIBED
  IN THIS EXHIBIT B ARE PROVIDED "AS-IS" ON AN "AS-AVAILABLE" BASIS, AND PFPC
  HEREBY SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR
  FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF
  DEALING OR COURSE OF PERFORMANCE.

9.  Miscellaneous.

 (a)  Independent Contractor. The parties to this Agreement are and shall remain independent contractors, and nothing herein shall be construed to create a partnership or joint venture between them and none of them shall have the power or authority to bind or obligate the other in any manner not expressly set forth herein. Any contributions to IMPRESSNet.comR by the Fund and any contributions to the Fund Web Site by PFPC shall be works for hire pursuant to Section 101 of the Copyright Act.

 (b)  Conflict with Agreement. In the event of a conflict between specific terms of this Exhibit B and the Agreement, this Exhibit B shall control as to IMPRESSNet.comR Services.

EXHIBIT 23(h)(2)

   ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

 THIS AGREEMENT is made as of December 18, 2000 by and between PFPC INC., a Massachusetts corporation ("PFPC"), and AFBA 5 STAR FUND, INC., a Maryland corporation (the "Fund").

     W I T N E S S E T H :

 WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");
and

 WHEREAS, the Fund wishes to retain PFPC to provide administration and accounting services to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and PFPC wishes to furnish such services.

 NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby the parties hereto agree as follows:

1.  Definitions. As Used in this Agreement:

 (a)  "1933 Act" means the Securities Act of 1933, as amended.

 (b)  "1934 Act" means the Securities Exchange Act of 1934, as amended.

 (c)  "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's Board of Directors to give
  Oral Instructions and Written Instructions on behalf of the Fund.
  An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

 (d) "CEA" means the Commodities Exchange Act, as amended.

 (e)  "Change of Control" means a change in ownership or control (not including transactions between wholly-owned direct or indirect subsidiaries of a common parent) of 25% or more of the beneficial ownership of the shares of common stock or shares of beneficial interest of an entity or its parent(s).

 (f)  "Oral Instructions" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person. PFPC may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral
  Instructions.

 (g) "SEC" means the Securities and Exchange Commission.

 (h)  "Securities Laws" means the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

 (i)  "Shares" means the shares of common stock of any series or class of the Fund.

 (j)  "Written Instructions" mean (i) written instructions signed by an
  Authorized Person and received by PFPC or (ii) trade instructions transmitted (and received by PFPC) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered by hand, mail, tested telegram, cable, telex or
  facsimile sending device.

2.  Appointment. The Fund hereby appoints PFPC to provide administration and accounting services to each of the Portfolios, in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

3.  Delivery of Documents. The Fund has provided or, where applicable, will provide PFPC with the following:

 (a)  at PFPC's request, certified or authenticated copies of the resolutions of the Fund's Board of Directors, approving the appointment of PFPC or its affiliates to provide services to each
  Portfolio and approving this Agreement;

 (b)  a copy of Fund's most recent effective registration statement;

 (c)  a copy of each Portfolio's advisory agreement or agreements;

 (d)  a copy of the distribution/underwriting agreement with respect to each class of Shares representing an interest in a Portfolio;

 (e)  a copy of each additional administration agreement with respect to a Portfolio;

 (f)  a copy of each distribution and/or shareholder servicing plan and related agreement made in respect of the Fund or a Portfolio; and

 (g)  copies (certified or authenticated, where applicable) of any and all amendments or supplements to the foregoing.

 Upon request, PFPC will on an annual basis provide to the Fund the audited financial statements of The PNC Financial Services Group, Inc.

4.  Compliance with Rules and Regulations.
 PFPC undertakes to comply with all applicable requirements of the
 Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein,
 PFPC assumes no responsibility for such compliance by the Fund or other entity.

5. Instructions.

 (a)  Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions or Written Instructions.

 (b) PFPC shall be entitled to rely upon any Oral Instruction or
  Written Instruction it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person)
  pursuant to this Agreement. PFPC may assume that any Oral
  Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or
  proceeding of the Fund's Board of Directors or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.

 (c)  The Fund agrees to forward to PFPC Written Instructions confirming
  Oral Instructions (except where such Oral Instructions are given by PFPC or its affiliates) so that PFPC receives the Written
  Instructions by the close of business on the same day that such
  Oral Instructions are received. The fact that such confirming
  Written Instructions are not received by PFPC or differ from the
  Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral
  Instructions or PFPC's ability to rely upon such Oral
  Instructions. Where Oral Instructions or Written Instructions
  reasonably appear to have been received from an Authorized Person,
  PFPC shall incur no liability to the Fund in acting upon such Oral
  Instructions or Written Instructions provided that PFPC's actions comply with the other provisions of this Agreement.

6.  Right to Receive Advice.

 (a)  Advice of the Fund. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the
  Fund.

 (b)  Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice from counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC, at the option of PFPC).

 (c)  Conflicting Advice. In the event of a conflict between directions or advice or Oral Instructions or Written Instructions PFPC receives from the Fund and the advice PFPC receives from counsel,
  PFPC may rely upon and follow the advice of counsel. In any such case, PFPC will use its reasonable efforts to contact the Fund prior to or promptly after taking any actions inconsistent with
  Instructions previously received by the Fund.

 (d)  Protection of PFPC. PFPC shall be protected in any action it takes or does not take in reliance upon directions or advice or
  Oral Instructions or Written Instructions it receives from the
  Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions or advice and Oral Instructions or Written Instructions. Nothing in this section shall be
  construed so as to impose an obligation upon PFPC (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or
  Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of
  PFPC's properly taking or not taking such action.

7.  Records; Visits.

 (a)  The books and records pertaining to the Fund and the Portfolios which are in the possession or under the control of PFPC shall be the property of the Fund. Such books and records shall be
  prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and
  Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the
  reasonable request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized
  Person, at the Fund's expense.

 (b)  PFPC shall keep the following records:

  (i)  all books and records with respect to each Portfolio's books of account;

  (ii)  records of each Portfolio's securities transactions; and

  (iii)  all other books and records as PFPC is required to maintain pursuant to Rule 31a-1 of the 1940 Act in connection with
   the services provided hereunder.

8.  Confidentiality. Each party shall keep confidential any information relating to the other party's business ("Confidential Information").
 Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or PFPC, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or PFPC a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential.
 Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (d) is released by the protected party to a third party without restriction;
 (e) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, and, upon request, will to the extent reasonable coordinate any such production with the Fund or the
 Fund's counsel, to the extent such notice is permitted); (f) is relevant to the defense of any claim or cause of action asserted against the receiving party; or (g) has been or is independently developed or obtained by the receiving party. In accordance with Section 248.11 of
 Regulation S-P (17 CFR 248.1 248.30) ("Reg S-P"), PFPC will not directly, or indirectly through an affiliate, disclose any non-public personal information, as defined in Reg S-P, received from the Fund to any person that is not affiliated with the Fund or with PFPC and provided that any such information disclosed to an affiliate of PFPC shall be under the same limitations on non-disclosure.

9.  Liaison with Accountants. PFPC shall act as liaison with the Fund's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to each Portfolio. PFPC shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

10.  PFPC System. PFPC shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by PFPC to the
 Fund; provided, however, that PFPC shall have no right to retain title to or ownership of any data which consists solely of information pertaining to the transactions of the Fund or its shareholders.

11.  Disaster Recovery. PFPC shall enter into and shall maintain in effect with appropriate
 parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures,
 PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

12.  Compensation. As compensation for services rendered by PFPC during the term of this Agreement, the Fund, on behalf of each Portfolio, will pay to PFPC a fee or fees as may be agreed to in writing by the Fund and
 PFPC.

13.  Indemnification. The Fund, on behalf of each Portfolio, agrees to indemnify and hold harmless PFPC and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any action or omission to act which PFPC takes in reliance upon Oral or Written
 Instructions received from the Fund or which PFPC is required or expressly allowed to take or refrain from taking in accordance with the provisions of this Agreement. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by PFPC's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement. PFPC shall not make any claim for any amounts payable by the Fund hereunder except against the relevant Portfolio's assets and not against the assets of any other investment portfolio of the Fund.

14.  Responsibility of PFPC.

 (a)  PFPC shall be under no duty to take any action hereunder on behalf of the Fund or any Portfolio except as specifically set forth herein or as may be specifically agreed to by PFPC and the Fund in a written amendment hereto. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. PFPC shall be liable only for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful
  misfeasance, bad faith, gross negligence or reckless disregard of such duties.

 (b)  Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC shall not be liable for losses beyond its control, including without limitation (subject to Section 11), delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, provided that PFPC has acted in accordance with the standard set forth in Section
  14(a) above; and (ii) PFPC shall not be under any duty or
  obligation to inquire into and shall not be liable for the validity or invalidity or authority or lack thereof of any Oral
  Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine.

 (c)  Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates shall be liable for any
  consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.

 d)  Each party shall have a duty to mitigate damages for which the other party may become responsible.

15.  Description of Accounting Services on a Continuous Basis.
 PFPC will perform the following accounting services with respect to each
 Portfolio:

 (i)  Journalize investment, capital share and income and expense ac-
  tivities;

 (ii)  Verify investment buy/sell trade tickets when received from the investment adviser for a Portfolio (the "Adviser") and transmit trades to the Fund's custodian (the "Custodian") for proper set-
  tlement;

 (iii)  Maintain individual ledgers for investment securities;

 (iv)  Maintain historical tax lots for each security;

 (v)  Reconcile cash and investment balances of the Fund with the Custo-
  dian, and provide the Adviser and any sub-adviser with the begin-
  ning cash balance available for investment purposes as soon as reasonably possible;

 (vi) Update the cash availability throughout the day as required by the
  Adviser;

 (vii)  Post to and prepare the Statement of Assets and Liabilities and the Statement of Operations;

 (viii)  Calculate various contractual expenses (e.g., advisory and custody fees);

 (ix)  Monitor the expense accruals and notify an officer of the Fund of any proposed adjustments;

 (x)  Control all disbursements and authorize such disbursements upon
  Written Instructions;

 (xi)  Calculate capital gains and losses;

 (xii)  Determine net income;

 (xiii)  Obtain security market quotes from independent pricing ser-
  vices approved by the Adviser, or if such quotes are unavailable, then obtain such prices from the Adviser, and in either case calculate the market value of each Portfolio's Investments; to the extent that there are no market quotations readily available for a security in the Fund's portfolios, PFPC will promptly advise the
  Adviser of such fact and will coordinate determination of fair market value with the Fund and the Adviser;

 (xiv)  Transmit or mail a copy of the daily portfolio valuation to the
  Adviser;

 (xv)  Compute net asset value;

 (xvi)  As appropriate or reasonably requested, compute yields, total return, expense ratios, portfolio turnover rate, and, if required, portfolio average dollar-weighted maturity; and

 (xvii)  Prepare a monthly financial statement, which will include the following items:

  Schedule of Investments
  Statement of Assets and Liabilities
  Statement of Operations
  Statement of Changes in Net Assets
  Cash Statement
 Schedule of Capital Gains and Losses.

16.  Description of Administration Services on a Continuous Basis.
 PFPC will perform the following administration services with respect to each Portfolio:

 (i)  Prepare quarterly broker security transactions summaries;

 (ii)  Prepare monthly security transaction listings;

 (iii) Supply various normal and customary Portfolio and Fund statistical data as requested on an ongoing basis;

 (iv)  Prepare for execution, and, as reasonably requested, review with an executive officer of the Fund, and file the Fund's Federal and state tax returns;

 (v)  Monitor each Portfolio's status as a regulated investment company under Sub-chapter M of the Internal Revenue Code of 1986, as amended;

 (vi)  Prepare, coordinate, as reasonably requested, with the Fund and the Fund's counsel, and file with the SEC the Fund's annual, semi-
  annual, and quarterly shareholder reports;

 (vii)  Prepare, coordinate with the Fund's counsel and file with the SEC
  Post-Effective Amendments to the Fund's Registration Statement,
  prepare reports to the SEC including, the preparation and filing of (i) semi-annual reports on Form N-SAR and (ii) Notices pursuant to Rule 24f-2;

 (viii)  Assist in the preparation of notices of Annual or Special
  Meetings of Shareholders and Proxy materials relating to such meetings;

 (ix)  Assist in obtaining the fidelity bond and directors' and officers'/errors and omissions insurance policies for the Fund in accordance with the requirements of Rule 17g-1 and 17d-1(d)(7)

  under the 1940 Act as such bond and policies are approved by the
  Fund's Board of Directors;

 (x)  Monitor the Fund's assets to assure adequate fidelity bond coverage is maintained;

 (xi)  Draft agendas, resolutions and materials for quarterly and special
  Board meetings;

 (xii)  Coordinate the preparation, assembly and mailing of Board materials;

 (xiii)  Maintain the Fund's corporate calendar to assure compliance with various filing and Board approval deadlines;

 (xiv)  Coordinate contractual relationships and communications between the Fund and its contractual service providers; and

 (xv)  Monitor the Fund's compliance with the amounts and conditions of each state qualification.

17.  Duration and Termination. This Agreement shall continue until terminated by the Fund or by PFPC on sixty (60) days' prior written notice to the other party. In the event the Fund gives notice of termination, all reasonable expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor accounting and administration services agent(s) (and any other service provider(s)), and all reasonable trailing expenses incurred by
 PFPC, will be borne by the Fund. In the event that PFPC gives notice of termination, unless such termination is preceded by the Fund's material breach of this Agreement, all reasonable expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor accounting and administration services agent(s)
 (and any other service provider(s)), and all reasonable trailing expenses incurred by PFPC, will be borne by PFPC. In the event of termination, PFPC agrees that it will cooperate in the smooth transition of services and to minimize disruption to the Fund and its shareholders.

18.  Change of Control. Notwithstanding any other provision of this
 Agreement, in the event of an agreement to enter into a transaction that would result in a Change of Control of the Fund's adviser or sponsor,

 the Fund's ability to terminate the Agreement pursuant to Section 17 will be suspended from the time of such agreement until one year after the Change of Control.

19.  Notices. Notices shall be addressed (a) if to PFPC, at 400 Bellevue
 Parkway, Wilmington, Delaware 19809, Attention: President; (b) if to the
 Fund, at 909 North Washington Street, Alexandria VA, 22314 Attention:
 John A. Johnson or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

20.  Amendments. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

21. Delegation; Assignment. PFPC may assign its rights hereunder to any majority-owned direct or indirect subsidiary of PFPC or The PNC
 Financial Services Group, Inc., provided that PFPC gives the Fund 30 days prior written notice of such assignment.

22.  Counterparts. This Agreement may be executed in two or more counter-
 parts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

23.  Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

24.  Miscellaneous.

 (a)  Notwithstanding anything in this Agreement to the contrary, the

  Fund agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or responsibilities of PFPC hereunder without the prior written approval of PFPC, which approval shall not be unreasonably withheld or delayed.

 (b)  Except as expressly provided in this Agreement, PFPC hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without
  limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise
  (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement.

 (c)  This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provi-
  sions hereof or otherwise affect their construction or effect.
  Notwithstanding any provision hereof, the services of PFPC are not, nor shall they be, construed as constituting legal advice or the provision of legal services for or on behalf of the Fund or any other person.

 (d)  This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

 (e)  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this
  Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

 (f)  The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

     PFPC INC.

     By: /s/ Stephen M. Wynne

     Title: Executive Vice President

     AFBA 5 STAR FUND, INC.

     By: /s/ C. C. Blanton

     Title: Chairman

     EXHIBIT A

 THIS EXHIBIT A, dated as of December 18, 2000 is Exhibit A to that certain Administration and Accounting Services Agreement dated as of December
18, 2000 between PFPC Inc. and AFBA 5 Star Fund, Inc.

     PORTFOLIOS

    AFBA 5 Star Balanced Fund
    AFBA 5 Star Equity Fund
    AFBA 5 Star High Yield Fund
    AFBA 5 Star USA Global Fund

Exhibit 23(j)(1)

    Consent of Independent Auditors

We consent to the reference to our firm under the caption "Financial Statements" in the
Statement of Additional Information and to the incorporation by reference of our report dated
April 28, 2000 in the Post-Effective Amendment No. 5 to the Registration Statement (Form N-
1A) and related Statement of Additional Information of AFBA 5 Star Fund, Inc. filed with the
Securities and Exchange Commission under the Securities Act of 1933 (Registration No. 333-
20637) and Amendment No. 8 under the Investment Company Act of 1940 (Registration No.
811-8035).

            Ernst & Young LLP

Kansas City, Missouri
March 22, 2001

Exhibit 23(j)(2)

     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to us in this Registration Statement on Form N-1A under the heading "Independent Auditors".

PricewaterhouseCoopers LLP
Baltimore, Maryland
March 21, 2001

EXHIBIT 23(m)(1)

      AFBA 5STAR FUND, INC.

    FORM OF DISTRIBUTION PLAN
        (Class B Shares)

 The following Distribution Plan (the "Plan") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the
"Act") by AFBA 5Star Fund, Inc. (the "Fund") for the Class B shares of the portfolios listed on Schedule A attached hereto, as it may be amended from time to time (each a "Portfolio"). This Plan was approved by a majority of the Fund's Board of Directors, including a majority of the Directors who are not interested persons of the Fund (as defined in the Act) and who have no direct or indirect financial interest in the operation of the Plan and any agreement related to it (the "non-interested Directors"), by votes cast in person at a meeting called for the purpose of voting on this Plan.

 In reviewing this Plan, the Fund's Board of Directors considered the proposed schedule and nature of payments under this Plan and the Distribution
Agreement entered into between the Fund and PFPC Distributors, Inc. (it and any subsequent principal distributor of Class B shares of the Portfolios, the
"Distributor"). The Board of Directors concluded that the proposed compensation of the Distributor under this Plan for promotion and distribution of the Portfolio's Class B shares is fair and not excessive.
Accordingly, the Board of Directors determined that this Plan should provide for such compensation and that adoption of this Plan would be prudent and in the best interests of each Portfolio and its Class B shareholders. Such approval included a determination that in the exercise of reasonable business judgment of the Board of Directors and in light of the fiduciary duties of the Board, there is a reasonable likelihood that the Plan will benefit the
Fund, each Portfolio and its shareholders.

The provisions of this Plan are:

1.  The Fund shall pay to the Distributor a fee in the amount of 0.75% per annum of the average daily net assets of the Fund attributable to each
 Portfolio's Class B shares (or such lesser amount as may be established from time to time by a majority of the Board of Directors, including a majority of the non-interested Directors) for advertising, marketing and distributing each Portfolio's Class B shares. Such fee shall be payable from the assets attributable to the Class B shares of such
 Portfolio and shall be paid in monthly installments promptly after the last day of each calendar month.

2.  In exchange for the fee payable under paragraph 1 of this Plan, the
 Distributor agrees to incur distribution expenses with respect to the
 Class B shares of the Portfolios. For purposes of this Plan,
 "distribution expenses" shall mean expenses incurred for distribution activities encompassed by Rule 12b-1 under the Act, which may include public relations services, telephone services, sales presentations, media charges, preparation, printing and mailing of advertising and sales literature, data processing necessary to support a distribution effort, printing and mailing prospectuses and reports used for sales purposes, as well as any sales commissions or service fees paid to broker-dealers or other financial institutions who have executed sales or service agreements with the Fund or the Distributor, which forms of agreements have been approved by a majority of the Board of Directors, including a majority of the non-interested Directors, and who sell or provide support services in connection with the distribution of the
 Class B shares of the Portfolios.

3.  Nothing in this Plan shall operate or be construed to limit the extent to which the Portfolios investment manager (the "Manager") or any other person, other than the Fund, may incur costs and bear expenses associated with the distribution of the Class B shares of the
 Portfolios.

4.  From time to time, the Manager may make payments to third parties out of its management fee, not to exceed the amount of that fee, including payments of fees for shareholder servicing and transfer agency functions. If such payments are deemed to be indirect financing of an activity primarily intended to result in the sale of Class B shares of the Portfolios within the context of Rule 12b-1 under the Act, such payments shall be deemed to be authorized by this Plan.

5. The persons authorized to make payments on behalf of the Fund pursuant to this Plan and the Distributor shall collect and monitor the documentation of payments made to the Distributor pursuant to paragraph
 1 of this Plan and the distribution expenses incurred by the
 Distributor pursuant to paragraph 2 of this Plan. On a quarterly basis, such persons shall furnish to the Fund's Board of Directors for their review a written report of such payments and expenses for the previous fiscal quarter, and they shall furnish the Board of Directors with such other information as the Board may reasonably request in connection with the payments made under this Plan in order to enable the Board to make an informed determination of whether this Plan should be continued.

6.  This Plan shall continue in effect as to any Portfolio for a period of more than one year only so long as such continuance is specifically approved at least annually by a majority of the Fund's Board of
 Directors, including a majority of the non-interested Directors, by votes cast in person at a meeting called for the purpose of voting on this Plan.

7.  This Plan and each agreement entered into pursuant to this Plan may be terminated as to any Portfolios at any time, without penalty, by vote of a majority of the outstanding Class B shares of the Portfolio, or by vote of a majority of the Fund's non-interested Directors, on not more than sixty (60) days' written notice.

8.  This Plan and each agreement entered into pursuant to this Plan may not be amended to increase materially the amount to be spent by the Fund pursuant to paragraph 1 of this Plan without approval by a majority of the outstanding Class B shares of the Portfolio.

9.  All material amendments to this Plan or to any agreement entered into pursuant to this Plan shall be approved by a majority of the Fund's
 Board of Directors, including a majority of the non-interested
 Directors, by votes cast in person at a meeting called for the purpose of voting on any such amendment.

10.  So long as this Plan is in effect, the selection and nomination of the Fund's non-interested Directors shall be committed to the discretion of such non-interested Directors.

11.  This Plan shall take effect on the ______ day of
 ________________, 2001.

     Schedule A

    to the AFBA 5Star Fund, Inc.

        Distribution Plan (Class B Shares)

 Name of Portfolio   Effective Date

 AFBA 5Star Balanced Fund  ____________

 AFBA 5Star Equity Fund   ____________

 AFBA 5Star High Yield Fund  ____________

 AFBA 5Star USA Global Fund  ____________

EXHIBIT 23(m)(2)

         AFBA 5STAR FUND, INC.

       FORM OF DISTRIBUTION PLAN
    (Class C Shares)

 The following Distribution Plan (the "Plan") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the
"Act") by AFBA 5Star Fund, Inc. (the "Fund") for the Class C shares of the portfolios listed on Schedule A attached hereto, as it may be amended from time to time (each a "Portfolio"). This Plan was approved by a majority of the Fund's Board of Directors, including a majority of the Directors who are not interested persons of the Fund (as defined in the Act) and who have no direct or indirect financial interest in the operation of the Plan and any agreement related to it (the "non-interested Directors"), by votes cast in person at a meeting called for the purpose of voting on this Plan.

 In reviewing this Plan, the Fund's Board of Directors considered the proposed schedule and nature of payments under this Plan and the Distribution
Agreement entered into between the Fund and PFPC Distributors, Inc. (it and any subsequent principal distributor of Class C shares of the Portfolios, the
"Distributor"). The Board of Directors concluded that the proposed compensation of the Distributor under this Plan for promotion and distribution of the Portfolio's Class C shares is fair and not excessive.
Accordingly, the Board of Directors determined that this Plan should provide for such compensation and that adoption of this Plan would be prudent and in the best interests of each Portfolio and its Class C shareholders. Such approval included a determination that in the exercise of reasonable business judgment of the Board of Directors and in light of the fiduciary duties of the Board, there is a reasonable likelihood that the Plan will benefit the
Fund, each Portfolio and its shareholders.

The provisions of this Plan are:

1.  The Fund shall pay to the Distributor a fee in the amount of 0.75% per annum of the average daily net assets of the Fund attributable to each
 Portfolio's Class C shares (or such lesser amount as may be established from time to time by a majority of the Board of Directors, including a majority of the non-interested Directors) for advertising, marketing and distributing each Portfolio's Class C shares. Such fee shall be payable from the assets attributable to the Class C shares of such
 Portfolio and shall be paid in monthly installments promptly after the last day of each calendar month.

2.  In exchange for the fee payable under paragraph 1 of this Plan, the
 Distributor agrees to incur distribution expenses with respect to the
 Class C shares of the Portfolios. For purposes of this Plan,
 "distribution expenses" shall mean expenses incurred for distribution activities encompassed by Rule 12b-1 under the Act, which may include public relations services, telephone services, sales presentations, media charges, preparation, printing and mailing of advertising and sales literature, data processing necessary to support a distribution effort, printing and mailing prospectuses and reports used for sales purposes, as well as any sales commissions or service fees paid to broker-dealers or other financial institutions who have executed sales or service agreements with the Fund or the Distributor, which forms of agreements have been approved by a majority of the Board of Directors, including a majority of the non-interested Directors, and who sell or provide support services in connection with the distribution of the
 Class C shares of the Portfolios.

3.  Nothing in this Plan shall operate or be construed to limit the extent to which the Portfolios investment manager (the "Manager") or any other person, other than the Fund, may incur costs and bear expenses associated with the distribution of the Class C shares of the
 Portfolios.

4.  From time to time, the Manager may make payments to third parties out of its management fee, not to exceed the amount of that fee, including payments of fees for shareholder servicing and transfer agency functions. If such payments are deemed to be indirect financing of an activity primarily intended to result in the sale of Class C shares of the Portfolios within the context of Rule 12b-1 under the Act, such payments shall be deemed to be authorized by this Plan.

6.  This Plan shall continue in effect as to any Portfolio for a period of more than one year only so long as such continuance is specifically approved at least annually by a majority of the Fund's Board of
 Directors, including a majority of the non-interested Directors, by votes cast in person at a meeting called for the purpose of voting on this Plan.

7.  This Plan and each agreement entered into pursuant to this Plan may be terminated as to any Portfolios at any time, without penalty, by vote of a majority of the outstanding Class C shares of the Portfolio, or by vote of a majority of the Fund's non-interested Directors, on not more than sixty (60) days' written notice.

8.  This Plan and each agreement entered into pursuant to this Plan may not be amended to increase materially the amount to be spent by the Fund pursuant to paragraph 1 of this Plan without approval by a majority of the outstanding Class C shares of the Portfolio.

9.  All material amendments to this Plan or to any agreement entered into pursuant to this Plan shall be approved by a majority of the Fund's
 Board of Directors, including a majority of the non-interested
 Directors, by votes cast in person at a meeting called for the purpose of voting on any such amendment.

10.  So long as this Plan is in effect, the selection and nomination of the Fund's non-interested Directors shall be committed to the discretion of such non-interested Directors.

11.  This Plan shall take effect on the ______ day of
 ________________, 2001.

       Schedule A

       to the AFBA 5Star Fund, Inc.

   Distribution Plan (Class C Shares)

  Name of Portfolio   Effective Date

  AFBA 5Star Balanced Fund  ____________

  AFBA 5Star Equity Fund   ____________

  AFBA 5Star High Yield Fund  ____________

  AFBA 5Star USA Global Fund  ____________

EXHIBIT 23(m)(3)

         AFBA 5STAR FUND, INC.
   FORM OF SHAREHOLDER SERVICE PLAN

 This Shareholder Service Plan (this "Plan") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the
"Act"), by AFBA 5Star Fund, Inc. (the "Fund") with respect to Class A, Class
B and Class C shares of each of the portfolios of the Fund listed on Schedule
A attached hereto (each a "Portfolio" and together the "Portfolios"). This
Plan has been approved by a majority of the Fund's Board of Directors (the
"Board"), including a majority of the Directors who are not interested persons of the Fund (as defined in the Act) and who have no direct or indirect financial interest in the operation of this Plan and any agreement related to it (the "non-interested Directors"), by votes cast in person at a meeting called for the purpose of voting on this Plan.

 In reviewing this Plan, the Fund's Board of Directors considered the proposed schedule and nature of payments under this Plan. The Board of
Directors concluded that the proposed compensation to the service providers under this Plan for shareholder servicing activities undertaken on behalf of the Class A, Class B or Class C shares of the Portfolios is fair and not excessive. Accordingly, the Board of Directors determined that this Plan should provide for such compensation and that adoption of this Plan would be prudent and in the best interests of each Portfolio and its Class A, B and C shareholders. Such approval included a determination that in the exercise of reasonable business judgment of the Board of Directors and in light of the fiduciary duties of the Board, there is a reasonable likelihood that the Plan will benefit the Fund, each Portfolio and its shareholders.

 SECTION 1. SERVICE AGREEMENTS; PAYMENTS

 (a)  The Fund, on behalf of each Portfolio, is authorized to enter into shareholder service agreements (the "Agreements"), substantially in the form attached hereto as Exhibit A (which has been approved by the Board), with financial institutions and other persons who provide services for and maintain shareholder accounts (the "Service Provider") as set forth in this
Plan.

 (b)  Pursuant to the Agreements, as compensation for the services described in Section 3 below, the Fund may pay the Service Provider a fee, as detailed under Section 2 below, from the Class A, Class B and Class C shares of the Portfolio represented by the shareholder accounts for which the
Service Provider maintains a service relationship.

 Provided, however, that no Portfolio shall directly or indirectly pay any amounts, whether payments of fees pursuant to the Agreements or otherwise, that exceed any applicable limits imposed by law or the National
Association of Securities Dealers, Inc.

 (c)  Each Agreement shall contain a representation by the Service
Provider that any compensation payable to the Service Provider in connection with an investment in the Class A, Class B and Class C shares of a Portfolio of the assets of its customers (i) will be disclosed by the Service Provider to its customers, (ii) will be authorized by its customers, and (iii) will not result in an excessive fee to the Service Provider.

 SECTION 2. SHAREHOLDER SERVICE FEE.

 Pursuant to this Plan, the Fund shall daily accrue and monthly pay each
Service Provider a shareholder service fee not to exceed the amount, as listed in Schedule A, per annum of the average daily net assets of the Class
A, Class B and Class C shares of the Portfolio with which the Service
Provider maintains a service relationship.

 SECTION 3. SERVICE ACTIVITIES.

 Service activities include (a) establishing and maintaining accounts and records relating to clients of a Service Provider; (b) answering shareholder inquiries regarding the manner in which purchases, exchanges and redemptions of Class A, Class B and Class C shares of a Portfolio may be affected and other matters pertaining to such class of share's services; (c)
providing necessary personnel and facilities to establish and maintain shareholder accounts and records; (d) assisting shareholders in arranging for processing of purchase, exchange and redemption transactions; (e) arranging for the wiring of funds; (f) guaranteeing shareholder signatures in connection with redemption orders and transfers and changes in shareholder-
designated accounts; (g) integrating periodic statements with other shareholder transactions; and (h) providing such other related services as the shareholder may request.

 SECTION 4. REPORTING REQUIREMENTS

 The persons authorized to make payments on behalf of the Fund pursuant to this Plan shall collect and monitor the documentation of payments made to
Service Providers pursuant to Sections 1 and 2 of this Plan and the expenses incurred and/or services provided by such service Providers pursuant to
Section 3 of this Plan. On a quarterly basis, such persons shall furnish to the Fund's Board of Directors for their review a written report of such payments, expenses and services for the previous fiscal quarter, and they shall furnish the Board of Directors with such other information as the Board may reasonably request in connection with the payments made under this Plan in order to enable the Board to make an informed determination of whether this Plan should be continued.

 SECTION 5. EFFECTIVENESS, TERMINATION AND AMENDMENT

 (a)  This Plan shall continue in effect for any Portfolio for a period of more than one year only so long as such continuance is specifically approved at least annually by a majority of the Fund's Board of Directors, including a majority of the non-interested Directors, by votes cast in person at a meeting called for the purpose of voting on this Plan.

 (b)  This Plan and each agreement entered into pursuant to this Plan may be terminated as to any Portfolio at any time, without penalty, by vote of a majority of the outstanding shares of the Portfolio, or by vote of a majority of the Fund's non-interested Directors, on not more than sixty (60)
days' written notice.

 (c)  This Plan and each agreement entered into pursuant to this Plan may not be amended to increase materially the amount to be spent by the Fund pursuant to paragraphs 1 and 2 of this Plan without approval by a majority of the outstanding shares of the Portfolio.

 (d)  All material amendments to this Plan or to any agreement entered into pursuant to this Plan shall be approved by a majority of the Fund's
Board of Directors, including a majority of the non-interested Directors, by votes cast in person at a meeting called for the purpose of voting on any such amendment

 SECTION 6. LIMITATION OF SHAREHOLDER AND DIRECTOR LIABILITY.

 The Directors of the Fund and the shareholders of each Portfolio shall not be liable for any obligations of the Fund or of the Portfolio under this
Plan, and each Service Provider shall agree that, in asserting any rights or claims under this Plan, it shall look only to the assets and property of the
Portfolio to which such Service Provider's rights or claims relate in settlement of such rights or claims, and not to the Directors of the Fund or the shareholders of the Portfolios.

 SECTION 7. MISCELLANEOUS

 (a)  So long as this Plan is in effect, the selection and nomination of the Fund's non-interested Directors shall be committed to the discretion of such non-interested Directors

 (b)  This Plan shall take effect on the ______ day of
________________, 2001

    SCHEDULE A

AFBA 5STAR FUND (Class A, Class B and Class C)  SHAREHOLDER SERVICE FEE

AFBA 5Star Balanced Fund Class A    0.25%
AFBA 5Star Equity Fund Class A     0.25%
AFBA 5Star High Yield Fund Class A    0.25%
AFBA 5Star USA Global Fund Class A    0.25%

AFBA 5Star Balanced Fund Class B    0.25%
AFBA 5Star Equity Fund Class B     0.25%
AFBA 5Star High Yield Fund Class B    0.25%
AFBA 5Star USA Global Fund Class B    0.25%

AFBA 5Star Balanced Fund Class C    0.25%
AFBA 5Star Equity Fund Class C     0.25%
AFBA 5Star High Yield Fund Class C    0.25%
AFBA 5Star USA Global Fund Class C    0.25%

     EXHIBIT A

   SHAREHOLDER SERVICE AGREEMENT
      BETWEEN
      AFBA 5STAR FUND, INC.
        AND
    __________

 THIS AGREEMENT is made as of the ____ day of ______, ____ by and between AFBA 5Star Fund, Inc., a Maryland corporation which may issue one or more series and classes of shares of common stock (the "Fund"), on behalf of each class of shares of each series to which this Agreement pertains (the
"Portfolios"), and _____________, a __________ company (the "Company").

       W I T N E S S E T H :

 WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940
Act");

 WHEREAS, the Fund wishes, on behalf of the Portfolios, to retain the
Company to provide certain shareholder services and administrative services to shareholders of the Portfolios, and the Company is willing to furnish such services;

 NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, it is agreed between the parties hereto as follows:

 i. The Company shall provide shareholder and administrative services for certain shareholders of the Portfolios. Such
  services may include, without limitation, some or all of
  the following: answering inquiries regarding the
  Portfolios; assistance in changing dividend options,
  account designations and addresses; assistance in

  processing purchase and redemption transactions; and such
  other information and services as the Fund, on behalf of
  the Portfolios, reasonably may request, to the extent
  permitted by applicable statute, rule or regulation.

 ii.  The Company shall provide such facilities and personnel as is necessary or beneficial for providing information and
  services to shareholders of the Portfolios, and to assist
  the Portfolios in servicing accounts of such shareholders.

 iii.  Neither the Company nor any of its employees or agents are authorized to make any representation concerning shares of the Portfolios at any time except those contained in the
  Portfolios' Prospectus at such time; and the Company, in
  its capacity as described in this Agreement, shall have no authority to act as agent for the Portfolios.

 iv.  In consideration of the services and facilities described herein, the Company shall be entitled to receive from the
  class of shares of the Portfolio to which it pertains an
  annual fee equal to the amount set forth opposite the
  Portfolio's name in Exhibit A hereto.

 v.  The Fund reserves the right, at the Fund's discretion and without notice, to suspend the sale of its shares or
  withdraw the sale of its shares of the Portfolios.

 vi.  This Agreement may be terminated as to any Portfolio or any class of shares of any Portfolio at any time (without
  payment of any penalty) by: (i) a majority of Directors of the Fund; (ii) a vote of a majority of the outstanding
  voting securities of a Portfolio or any class of shares of a Portfolio; or (iii) the Company. The Fund may also
  terminate this Agreement for cause on violation by the
  Company of any of the provisions of this Agreement. The
  Fund's failure to terminate for any cause shall not
  constitute a waiver of its right to terminate at a later
  date for any such cause.

 vii.  All communications to the Funds shall be sent to the Fund
  c/o PFPC Inc., 400 Bellevue Parkway, Wilmington, DE 19890-
  0001. All communications to the Company shall be sent to
  __________.

 viii.  This Agreement shall become effective as of the date when it is executed and dated by the Fund, on behalf of the
  Portfolios, below. This Agreement and all the rights and
  obligations of the parties hereunder shall be governed by
  and construed under the laws of the state of Maryland.

 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their officers designated below on the day and year first above written.

AFBA 5Star Fund, Inc. on behalf of
each
class of each portfolio listed in
Exhibit A

By: __________________________________  By: ________________________________
Name:      Name:
Title:      Title:

    EXHIBIT A

Name of Portfolio and Class of   Fee as a % of Average Daily Net Asset
  Shares     Value

AFBA 5Star Balanced Fund Class A   0.25%
AFBA 5Star Equity Fund Class A    0.25%
AFBA 5Star High Yield Fund Class A   0.25%
AFBA 5Star USA Global Fund Class A   0.25%

AFBA 5Star Balanced Fund Class B   0.25%
AFBA 5Star Equity Fund Class B    0.25%
AFBA 5Star High Yield Fund Class B   0.25%
AFBA 5Star USA Global Fund Class B   0.25%

AFBA 5Star Balanced Fund Class C   0.25%
AFBA 5Star Equity Fund Class C    0.25%
AFBA 5Star High Yield Fund Class C   0.25%
AFBA 5Star USA Global Fund Class C   0.25%

EXHIBIT 23(n)

AFBA 5STAR FUND, INC.

Multiple Class Plan Pursuant to Rule 18f-3

I. INTRODUCTION

This Multiple Class Plan (this "Plan") has been adopted by a majority of the Board of Directors of AFBA 5Star Fund, Inc. (the "Fund"), including a majority of the Directors who are not interested persons of the Fund (the "non-interested Directors"), pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "Act"), with respect to each series of the Fund listed on Schedule A attached hereto (each a "Fund" and together the "Funds").

This Plan designates four classes of shares of each Fund and, in accordance with Rule 18f-3 under the Act, sets forth the differences between the classes with respect to shareholder services, distribution arrangements, expense allocations and any related conversion features or exchange privileges.

The Fund's Board of Directors, including a majority of the non-interested Directors, has determined that this Plan, including the allocation of expenses, is in the best interests of the Fund as a whole, each Fund and each class of shares offered by a Fund.

II. ELEMENTS OF THE PLAN

Class Designation: Each Fund's shares shall be divided into Institutional Class Shares, Class A Shares, Class B Shares and Class C Shares.

Differences in Availability: Class A, Class B and Class C shares shall be available to all investors and will be sold by PFPC Distributors, Inc. (the "Distributor") and by banks, securities brokers or dealers and other financial institutions that have entered into a selling agreement with the Distributor. Institutional Class shares will be available only to existing Institutional Class shareholders and to certain other eligible investors as disclosed in the Funds' prospectuses.

Differences in Distribution Arrangements: None.

Differences in Shareholder Services: Other than any shareholder services that may be provided pursuant to a shareholder services agreement under the shareholder services plan adopted by the Fund's Board of Directors for the Institutional Class shares of each Fund, the services offered to shareholders of all classes shall be the same.

Expense Allocation. All expenses of each Fund shall be allocated between each Class shares in accordance with Rule 18f-3 under the Act, except that the fees and expenses incurred by a Fund under the shareholder services plan for its Institutional Class shares shall be allocated to the Institutional Class shares and the following types of expenses specific to each class shall be allocated to such class:

  transfer agency and other recordkeeping costs;
  Securities and Exchange Commission and blue sky registration or qualification fees;
  printing and postage expenses related to printing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a particular class or to regulatory authorities with respect to such class;

  audit or accounting fees or expenses relating solely to such class;
  the expenses of administrative personnel and services as required to support the shareholders of such class;
  litigation or other legal expenses relating solely to such class;
  Directors' fees and expenses incurred as a result of issues relating solely to such class; and
  other expenses subsequently identified and determined to be properly allocated to such class.

Conversion Features. Class B Shares convert to Class A Shares automatically at the end of the seventh year (84th month) after purchase. Institutional Class Shares and Class C Shares have no conversion feature.

Exchange Privileges. Institutional Class shares of each Fund shall be exchangeable only for Institutional Class shares of each other Fund. Class A, B and C Shares of each Fund shall be exchangeable only for like Class shares of each other Fund. Each exchange shall be made based upon the relative net asset values of the classes as set forth in the prospectuses of the Funds.

Voting and other Rights. All Class shares shall each have (a) exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangements; (b) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of the other class; and (c) in all other respects, the same rights and obligation as the other class.

Dated: ______________________, 2001

Schedule A

AFBA 5Star Balanced Fund
AFBA 5Star Equity Fund
AFBA 5Star High Yield Fund
AFBA 5Star USA Global Fund